EXECUTION VERSION
TRANSACTION SUPPORT AGREEMENT
THE E.W. SCRIPPS COMPANY
March 10, 2025
This TRANSACTION SUPPORT AGREEMENT (including the Transaction Term Sheet attached as Exhibit A hereto (the “Transaction Term Sheet”), the New Term Loan Term Sheet attached as Exhibit B hereto (the “New Term Loan Term Sheet”), the Covenant Grid attached as Annex II to the New Term Loan Term Sheet (the “Covenant Grid”), and the other exhibits, annexes and schedules hereto, this “Agreement”), dated as of the date written above, is entered into by and among:
(a)    (i) The E.W. Scripps Company, an Ohio corporation (the “Company”); and
(ii) each of the guarantors with respect to the:
(1) Existing Tranche B-2 Term Loans, and
(2) Existing Tranche B-3 Term Loans,
(each of the above, a “Guarantor” and, together with the Company, the “Company Group”); and
(b)    the undersigned lenders or entities on behalf of funds and accounts managed, advised or sub-advised by such undersigned entities that hold the Existing Tranche B-2 Term Loans and/or Existing Tranche B-3 Term Loans (together with their respective successors and permitted assigns, each, an “Initial Consenting Holder,” and, collectively with any Subsequent Consenting Holders, the “Consenting Holders”).
This Agreement collectively refers to the Company Group and the Consenting Holders, and each other person that becomes a party to this Agreement in accordance with its terms as the “Parties,” and each, individually, as a “Party.” Unless otherwise specified, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 1, or, if not defined in Section 1, in the Transaction Term Sheet.
WHEREAS
A.The Company and each other member of the Company Group are obligated with respect to the loans outstanding under the Existing Credit Agreement with Wells Fargo Bank, National Association as administrative agent and collateral agent, and the lenders party thereto from time to time, pursuant to which Existing Revolving Commitments in the aggregate amount of $585,000,000.00, Existing Tranche B-2 Term Loans in the aggregate principal amount of $721,213,312.50, and Existing Tranche B-3 Term Loans in the aggregate principal amount of $543,000,000.00, in each case, are outstanding as of the date hereof.
B.The Parties have negotiated the terms of a refinancing of the Existing Term Loans (the “Refinancing”) in good faith and at arm’s length, each as set forth and as specified in this Agreement.
C.Subject to the terms and conditions hereof, the Refinancing will be effectuated through the transaction described in the Transaction Term Sheet (the “Transaction”).
D.This Agreement sets forth the agreement among the Parties concerning their commitment, subject to the terms and conditions hereof, to support and participate in the Transaction and the agreement of the Company to implement the Transaction, subject to the terms and conditions hereof.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound, hereby agrees as follows:
Section 1.DEFINITIONS
The following terms used in this Agreement are defined as:
“Ad Hoc Group” means the ad hoc group of Consenting Holders of Existing Term Loans represented by the Ad Hoc Group Advisors.

“Ad Hoc Group Advisors” means, collectively, Davis Polk & Wardwell LLP, as legal counsel, and Moelis & Company, as financial advisor.
“Agreement” has the meaning set forth in the preamble hereof.
"B-2 Exchange Commitment” has the meaning set forth in Section 5(g) hereof.
“Backstop Commitment Letter” means the executed and binding backstop commitment letter in the form of Exhibit D hereto.
“Business Day” means any day other than a Saturday, Sunday, or any other day on which banks in New York, New York are not open for business.
“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured; provided that, as used herein, “Claim” excludes any claim that a Consenting Holder may hold against any member of the Company Group arising out of a breach of this Agreement.
“Closing Date” means the date on which the Transaction is consummated.
“Commitment Letters” means, collectively, the Backstop Commitment Letter, the RCF Commitment Letter, and the Securitization Commitment Letters.
“Company” has the meaning set forth in the preamble hereof.
“Company Group” has the meaning set forth in the preamble hereof.
“Competing Transaction” means any sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, refinancing, debt exchange, equity investment, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination or similar transaction involving the Company Group or any affiliates of the Company Group or the debt, equity, or other interests in any Company Group entity or any affiliates that, in each case, (i) is materially inconsistent with the Transaction or (ii) is an alternative to the Transaction.
“Competing Transaction Proposal” means any proposal, offer, bid, term sheet or agreement (in each case, whether oral or written) with respect to a Competing Transaction.
“Confidentiality Agreement” means an executed confidentiality agreement with a Company Group entity, including with respect to the issuance of a “cleansing letter” or other agreement regarding the public disclosure of material non-public information, in connection with any proposed Transaction.
“Consenting Holders” has the meaning set forth in the preamble hereof.
“Credit Agreement Amendment” means the amendment to the Existing Credit Agreement entered into in connection with the Transaction and any related directions to the Existing Credit Agreement Agent, which shall be consistent in all material respects with the list of amendments and instructions attached hereto as Exhibit C.
“Credit Agreement Exchange Offer & Amendment” means the offer conducted by the Company to (i) lenders holding the Existing Tranche B-2 Term Loans to elect to (a) exchange a portion of or all of their Existing Tranche B-2 Term Loans for New Tranche B-2 Term Loans or (b) to be repaid in full in cash, (ii) lenders holding Existing Tranche B-3 Term Loans to exchange (a) $200 million of Existing Tranche B-3 Term Loans for New Tranche B-2 Term Loans and/or (b) all other Existing Tranche B-3 Term Loans for New Tranche B-3 Term Loans, in each case, in connection with the Transaction and as set forth in this Agreement, and (iii) obtain consents to the amendments to the Existing Credit Agreement set forth in the Credit Agreement Amendment.
“Credit Agreement Exchange Offer & Amendment Materials” means (i) the lenders’ consents, Credit Agreement Amendment, New Credit Agreement, Backstop Commitment Letter and/or each other document used in connection with the Credit Agreement Exchange Offer & Amendment and (ii) any other documentation that the Company Group distributes to lenders and holders of the Existing Term Loans for the purpose of conducting and soliciting participation in the Credit Agreement Exchange Offer & Amendment.

“Definitive Documents” means the documents listed or described in Section 3 hereof.
“Effective Date” has the meaning set forth in Section 13 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of April 28, 2017, by and among the Company, the Existing Credit Agreement Agent, and the lenders from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, supplemented, waived, renewed or otherwise modified from time to time prior to the date hereof.
“Existing Credit Agreement Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent under the Existing Credit Agreement.
“Existing Debt” means the Company’s (a) Existing Term Loans, (b) Existing Revolver Commitments and loans made pursuant thereto; (c) 5.875% Senior Unsecured Notes due 2027, (d) 3.875% Senior Secured Notes due 2029 and (e) 5.375% Senior Unsecured Notes due 2031.
“Existing Revolving Commitments” means the “Revolving Commitments” (as defined in the Existing Credit Agreement) outstanding immediately prior to the date hereof.
“Existing Term Loans” means, collectively, the Existing Tranche B-2 Term Loans and Existing Tranche B-3 Term Loans.
“Existing Tranche B-2 Term Loans” means, collectively, the outstanding Tranche B-2 Term Loans (as defined in the Existing Credit Agreement) made pursuant to the Existing Credit Agreement.
“Existing Tranche B-3 Term Loans” means, collectively, the outstanding Tranche B-3 Term Loans (as defined in the Existing Credit Agreement) made pursuant to the Existing Credit Agreement.
“Expiration Date” means the date that the Credit Agreement Exchange Offer & Amendment expires pursuant to the terms of the Credit Agreement Exchange Offer & Amendment Materials (including as amended or supplemented).
“Fee Letters” means (i) the fee letter dated February 19, 2025 between the Company and Davis Polk & Wardwell LLP and (ii) the fee letter dated March 10, 2025 between the Company, Davis Polk & Wardwell LLP, solely on behalf of itself and in its capacity as counsel to the Ad Hoc Group, and Moelis & Company LLC.
“Guarantor” has the meaning set forth in the preamble hereof.
“Joinder Agreement” means a Transferee Joinder or New Consenting Holder Joinder, as applicable.
“New Consenting Holder Joinder” means the joinder substantially in the form attached hereto as Exhibit H.
“New Credit Agreement” means the new first lien credit agreement entered into in connection with the Transaction which shall be consistent in all material respects with the term sheets attached hereto as Exhibit B.
“New Credit Agreement Agent” means the administrative agent and collateral agent under the New Credit Agreement.
“New Tranche B-2 Term Loans” means the Tranche B-2 Term Loans borrowed by the Company pursuant to the New Credit Agreement, on terms and conditions consistent in all material respects with the term sheet attached hereto as Exhibit B.
“New Tranche B-3 Term Loans” means the Tranche B-3 Term Loans borrowed by the Company pursuant to the New Credit Agreement on terms and conditions consistent in all material respects with the term sheet attached hereto as Exhibit B.
“Outside Date” means April 14, 2025.
“Parties” has the meaning set forth in the preamble hereof.
“Person” means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, or any other legal entity or association.

“Qualified Market Maker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against, or interests in, the Company Group (including debt securities or other debt) or enter with customers into long and short positions in claims against, or interests in, the Company Group (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against, or interests in, the Company Group, and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
“Required Consenting Holders” means Consenting Holders holding at least 50.1% in the aggregate of the outstanding principal amount of (a) Existing Tranche B-2 Term Loans that are being exchanged for New Tranche B-2 Term Loans by the Participating Tranche B-2 Term Loan Lenders and (b) Existing Tranche B-3 Term Loans held by all Consenting Holders; provided that any vote that adversely affects the rights of any specific Series differently than such vote affects other Series of Existing Term Loans shall additionally require the consent of Consenting Holders holding at least 50.1% of the outstanding principal amount of such adversely affected Series.
“Requisite B-3 Majority” means at least 95% of the aggregate principal amount of the Existing Tranche B-3 Term Loans; provided, that if at any time after the Effective Date, the Consenting Holders (including any transferee who has executed and delivered a Transferee Joinder) do not, or did not, collectively hold at least the following percentages of the aggregate principal amount of each of (a) 62.1% of Existing Tranche B-2 Term Loans and (b) 81.0% Existing Tranche B-3 Term Loans, “Requisite B-3 Majority” shall mean 90% of the aggregate principal amount of the Existing Tranche B-3 Term Loans.
“RCF Commitment Letter” means the executed and binding Commitment Letter in the form of Exhibit E hereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Commitment Letters” means each of the executed and binding Commitment Letters in the form of Exhibits F-1 and F-2 hereto.
“Securitization Documents” means the material documents governing or implementing the securitization facility contemplated by the Securitization Commitment Letters.
“Series” refers to either the Existing Tranche B-2 Term Loans or the Existing Tranche B-3 Term Loans, as applicable.
“Subsequent Consenting Holders” means any holder of Existing Term Loans who becomes a party to this Agreement by executing and delivering a Joinder Agreement in accordance with the terms hereof.
“Superior Proposal” means an unsolicited Competing Transaction Proposal that the Company’s board of directors shall have determined in good faith and, after considering the advice of its outside counsel and independent financial advisor, constitutes a transaction that: (x) would be in the best interests of the Company Group and its creditors and equity holders as a whole, and (y) would be superior to the Company Group and its creditors and equity holders in comparison to the Transactions.
“Termination Date” has the meaning set forth in Section 6 hereof.
“Termination Event” has the meaning set forth in Section 6 hereof.
“Transaction” has the meaning set forth in the preamble hereof.
“Transaction Expenses” means all reasonable and documented fees, costs and expenses incurred since the inception of the respective engagements of the Ad Hoc Group Advisors, whether incurred before, on, or after the Effective Date or the Closing Date; provided that the invoices of such fees, costs and expenses shall be in summary format (with such redactions as may be necessary to maintain attorney-client privilege) and such Ad Hoc Group Advisors shall not be required to provide the Company Group with time entries.
“Transaction Term Sheet” has the meaning set forth in the preamble hereof.
“Transfer” has the meaning set forth in Section 8 hereof.
“Transferee Joinder” has the meaning set forth in Section 8 hereof.
“Transferor” has the meaning set forth in Section 8 hereof.

Section 2.RULES OF INTERPRETATION
For purposes of this Agreement:
(a)each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include all of the masculine, feminine, and neuter gender;
(b)capitalized terms defined only in the singular or the plural shall nonetheless have their defined meanings when used in both the singular and the plural;
(c)unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;
(d)unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein that are defined with reference to another agreement are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or any amendments to such capitalized terms in any such other agreement following the date of this Agreement;
(e)unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;
(f)the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular provision of this Agreement;
(g)references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable corporation, partnership, and limited liability company laws;
(h)references to “subsidiaries” shall include direct and indirect subsidiaries;
(i)the use of “include” or “including” is without limitation, whether stated or not;
(j)unless otherwise specified, time periods shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of such period is not a Business Day, such time period shall be extended to the next Business Day following the day on which such period would have otherwise ended; and
(k)the preamble and the capitalized terms set forth in Section 1 herein shall have the same force and effect as all decretal Sections of this Agreement.
Section 3.THE DEFINITIVE DOCUMENTS
(a)Each of the exhibits, annexes and schedules attached hereto (including the Transaction Term Sheet) is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Transaction Term Sheet and the other exhibits, annexes, and schedules. In the event of any inconsistency between (i) this Agreement (exclusive of any exhibits, annexes, or schedules) or the Transaction Term Sheet and (ii) any other Definitive Document executed or attached hereto as of the Effective Date (other than the Transaction Term Sheet), such Definitive Document in its respective form as of the Effective Date shall govern.
(b)The “Definitive Documents” shall include all documents governing or implementing the Transaction, including this Agreement, the Credit Agreement Exchange Offer & Amendment Materials, the Commitment Letters, the Securitization Documents, any pledge, guaranty, security or collateral documents entered into in connection with the Transaction, and any intercreditor agreements or subordination agreements entered into in connection with the Transaction.
(c)Each of the Definitive Documents neither executed nor in a form attached to this Agreement as of the Effective Date remains subject to negotiation and completion. Upon completion, each of the Definitive Documents and every other document, deed, agreement, indenture, filing, notification, form, letter, or instrument related to the Transaction shall be consistent in all respects with the terms of this Agreement (including the exhibits and any term sheets attached hereto, including the Transaction Term Sheet, the New Term Loan Term Sheet and the Covenant Grid) and shall otherwise be reasonably acceptable in form and substance to (i) the Company Group and (ii) the Required Consenting Holders. For the avoidance of doubt, the form of any Definitive Document attached hereto is deemed acceptable to the Consenting Holders and the Company Group.

(d)As of the date hereof, the Company Group and Initial Consenting Holders do not expect the Transaction to cause a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3) for U.S. federal income tax purposes of the Existing Tranche B-3 Term Loans that will be exchanged for New Tranche B-3 Term Loans. Each of the Company Group and each Consenting Holder agrees to cooperate in good faith to structure and modify the terms of the Transaction as necessary to ensure the Transaction does not cause a “significant modification” (within the meaning of Treasury Regulations Section 1.1001-3) for U.S. federal income tax purposes of the Existing Tranche B-3 Term Loans that will be exchanged for New Tranche B-3 Term Loans, as determined in good faith by the Company Group and the Required Consenting Holders; provided that the modified terms are not less favorable to the Consenting Holders, as determined in good faith by the Required Consenting Holders.
Section 4.COMMITMENTS OF THE COMPANY GROUP
Subject to the terms and conditions of this Agreement, the Company Group agrees that, so long as no Termination Event has occurred, it shall:
(a)on a timely basis negotiate in good faith the Definitive Documents, execute and deliver each Definitive Document to which it is a party on or before the Closing Date, and keep the other Parties reasonably informed as to the status and progress of the Transaction upon request, including progress in relation to the negotiations of the Definitive Documents;
(b)use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or reasonably advisable under applicable laws and regulations to support, consummate and make effective the Transaction; and use commercially reasonable efforts to obtain all required governmental, regulatory, and/or third-party approvals for the Transaction;
(c)following the Expiration Date, if, as of the Expiration Date, (a) the aggregate principal amount of Existing Term Loans validly exchanged and/or amended, as applicable, and consents validly delivered (and not validly revoked) to the Credit Agreement Exchange Offer & Amendment is, with respect to the Existing Tranche B-3 Term Loans at least equal to the Requisite B-3 Majority and (b) the conditions set forth in each of the Commitment Letters have been satisfied, cause the Transaction to be consummated on the Closing Date; provided, that the Company Group shall not be obligated to consummate the Transaction if prohibited by applicable law or governmental regulation.
(d)not, directly or indirectly, (i) object to, delay, impede or take any other actions to interfere, directly or indirectly, in any respect with implementation of the Transaction or encourage or facilitate any person or entity to do any of the foregoing; or (ii) take any action inconsistent with this Agreement, including the exhibits hereto, and any other related documents executed by the Parties or the expeditious consummation of the Transaction; provided that engaging in discussions with respect to (x) proposals concerning transactions that would result in a “Change in Control” as defined in the Existing Credit Agreement, (y) proposals for transactions that would not reasonably be expected to breach the New Credit Agreement (as amended in accordance with the agreed Covenant Grid) and (z) proposals for transactions that would result in the repayment in full in cash of the Existing Term Loans, shall, in each case, be permitted subject to compliance with the notice requirements in Section 11(b);
(e)subject to Section 3(d), to the extent any legal, tax, or structural impediment arises that would prevent, hinder, impede, or delay the consummation of the Transaction contemplated herein, take all commercially reasonable steps necessary to address any such impediment, including negotiating in good faith appropriate additional or alternative provisions to address such impediment, in each case, in a manner reasonably acceptable to the Ad Hoc Group Advisors, and notifying the Ad Hoc Group Advisors of any material governmental or third party complaints, litigations, investigations, or hearings related to the Transaction;
(f)to the extent permitted by law, notify the Ad Hoc Group Advisors of any material governmental or third-party complaints, litigations, investigations, or hearings related to the Transaction;
(g)promptly provide a Consenting Holder with any documentation or information related to the Transaction that is reasonably requested by such Consenting Holder or is reasonably necessary to consummate the Transaction, including “know your customer” and similar regulatory and compliance processes, which documentation and information shall be subject to any confidentiality restrictions to which the Consenting Holder may be subject;
(h)promptly notify counsel to the Ad Hoc Group in writing, and in any event within three Business Days after obtaining knowledge thereof, of (i) any breach by the Company Group in any respect of any of its obligations, representations, warranties, or covenants set forth in this Agreement, (ii) the occurrence of a Termination Event, or (iii) any event or circumstance that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any Party to terminate, or could reasonably be expected to result in the termination of, this Agreement;
(i)except in the exercise of its rights under Section 11 or as otherwise expressly permitted herein, not negotiate any proposal regarding a Competing Transaction received without solicitation, or seek, solicit, support, formulate, entertain, encourage, engage in any inquiries or discussions concerning, or enter into any agreements relating to, any Competing Transaction;
(j)except to the extent that the failure to conduct the business in accordance with this subclause (i) would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, liabilities (actual or contingent), conduct the business of the Company Group in the ordinary course (other than any changes in furtherance of the Transaction), substantially consistent with past practice and in light of then-current market conditions and the announcement or other public disclosure of the Transaction, and use its commercially reasonable efforts to (w) preserve intact its present business organization, (x) maintain in effect all of its material foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations required to operate its business, (y) preserve relationships with its customers, suppliers and others having material business relationships with it, and (z) maintain its good standing under the laws of the state or other jurisdictions in which they are incorporated or organized;
(k)except as reasonably necessary to permit the Transaction contemplated by this Agreement and other than (A) in the ordinary course of business substantially consistent with past practice or (B) as would not reasonably be expected to breach the New Credit Agreement (as amended in accordance with the agreed Covenant Grid), not permit each Company Group entity or any of their direct and indirect subsidiaries to, (i) incur, create, assume or permit to exist any indebtedness or any lien, in each case (other than with respect to the Existing Debt), (ii) make any investments in the form of advances, extensions of credit or credit support, or loans, (iii) make any dividend, distribution (whether in cash, securities or other property), purchase, redemptions, or acquisition in respect of the capital stock of any Company Group entity, (iv) make any disposition of assets, (v) acquire any of the capital stock of any Company Group entity in any person or form or incorporate any new subsidiaries, (vi) amend any of its organizational documents, (vii) make any payment in satisfaction of any Existing Debt (other than regularly scheduled payments of interest and principal or payments of fees or expenses incurred in connection with the negotiation, implementation and or consummation of the Transaction contemplated hereby), (viii) make any material amendment to any document or instrument governing the terms of any Existing Debt as in effect on the date hereof, or, (ix) enter into any other transaction outside the ordinary course of business substantially consistent with past practice;
(l)notify counsel to the Ad Hoc Group within three Business Days of the delivery of a validly completed Joinder Agreement to the Company Group;
(m)timely pay all accrued and unpaid Transaction Expenses of the Ad Hoc Group Advisors in accordance with this Agreement and not terminate any Fee Letter pursuant to which the Company Group is obliged to pay such Transaction Expenses; and
(n)on the Closing Date, pay all accrued and unpaid Transaction Expenses of the Ad Hoc Group Advisors for which the Ad Hoc Group Advisors have delivered an invoice at least one day prior to the Closing Date, for the avoidance of doubt, regardless of the terms under any Fee Letter.
Section 5.COMMITMENTS OF THE CONSENTING HOLDERS
Subject to the terms and conditions of this Agreement, each Consenting Holder (severally and not jointly) agrees that, so long as no Termination Event has occurred with respect to such Consenting Holder, it shall:
(a)on a timely basis negotiate in good faith the Definitive Documents with the Company Group, and execute and deliver or cause its agents, to execute and deliver each Definitive Document to which it is a party on or before the Closing Date;
(b)use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or reasonably advisable under applicable laws and regulations to consummate and make effective the Transaction;
(c)use commercially reasonable efforts to support the approval and implementation of the Transaction;
(d) consent and/or amend, as applicable, its Existing Term Loans (or cause to be exchanged or amended, as applicable) in connection with the Credit Agreement Amendment, exchange its Existing Term Loans for New Term Loans and take all such other actions reasonably necessary to participate in and consent to the Credit Agreement Exchange Offer & Amendment with respect to all of its Existing Term Loans, including with respect to all Existing Term Loans for which such Consenting Holder or an affiliate of such Consenting Holder serves (now or hereafter) as the nominee, investment or fund manager, or advisor for beneficial holders thereof, as applicable, in accordance with the applicable procedures set forth in the Credit Agreement Exchange Offer & Amendment Materials, in any event prior to the deadline set forth in the Credit Agreement Exchange Offer & Amendment Materials; provided that, notwithstanding anything herein to the contrary, no Consenting Holder shall be obligated to exchange its Existing Tranche B-2 Term Loans for New Tranche B-2 Term Loans unless such Consenting Holder has made a B-2 Exchange Commitment;

(e)use commercially reasonable efforts to execute any document and give any notice, order, instruction, or direction necessary to support, facilitate, implement, consummate, or otherwise give effect to the Transaction, including instructing the Existing Credit Agreement Agent and the New Credit Agreement Agent to take all necessary actions to consummate and make effective the Transaction; provided, for the avoidance of doubt, that no Consenting Holder shall be required to make any such effort if prohibited by applicable law or governmental regulation;
(f)notify counsel to the Company in writing as promptly as reasonably practicable (and in any event within three Business Days after obtaining actual knowledge thereof) of (A) any material, uncured breach by such Consenting Holder in any respect of any of its obligations, representations, warranties, or covenants set forth in this Agreement or (B) the occurrence of a Termination Event;
(g)with respect to such Consenting Holder’s Existing Tranche B-2 Term Loans (if applicable), exchange its Existing Tranche B-2 Term Loans for New Tranche B-2 Term Loans in amount, if any, indicated for such Consenting Holder on its signature page hereto (such indicated amount, a Consenting Holder’s “B-2 Exchange Commitment”) ; and
(h)not (in its capacity as holder of Term Loans, to the extent such Existing Term Loans are subject to the control or direction of such Consenting Holder):
(i)withdraw or revoke its consent, exchange vote or participation in the Transaction;
(ii)initiate any legal proceedings that are inconsistent with, or that would delay, prevent, enjoin, frustrate, seek damages for, or impede the approval, solicitation, or consummation of, the Transaction, the Definitive Documents, or any other transactions outlined therein, or take any other action that is barred by this Agreement;
(iii)directly or indirectly, (A) object to, delay, impede or take any other actions that would reasonably be expected to interfere, directly or indirectly, in any respect with implementation of the Transaction or encourage or facilitate any person or entity to do any of the foregoing; or (B) take any action that is prohibited by this Agreement or any other related documents executed by the Parties in connection with the Transaction or would be materially inconsistent with the implementation or consummation of Transaction contemplated hereunder or thereunder;
(iv)without the prior written consent of the Company, directly or indirectly seek, solicit, entertain, encourage, formulate, vote for, consent to, support, engage in any inquiries or discussions concerning, or enter into any agreements relating to any Competing Transaction;
(v)instruct the Existing Credit Agreement Agent to take any action, or to refrain from taking any action, that would be inconsistent with this Agreement or the Transaction; or
(vi)solicit, encourage, or direct any Person to undertake any action set forth in clauses (i) through (vi) of this subsection hereof.
Nothing in this Agreement shall (i) prohibit any Consenting Holder from taking any action that is not otherwise prohibited by this Agreement, (ii) prevent any Consenting Holder from enforcing this Agreement or contesting whether any matter, fact or thing is a breach of, or is inconsistent with, this Agreement, (iii) prevent any Consenting Holder from taking any action that is required by applicable Law or require any Consenting Holder to take any action that is prohibited by applicable Law, or (iv) other than as expressly provided for in this Agreement, require any Consenting Holder to incur any expenses, liabilities, or other obligations, or to agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations.
Section 6.TERMINATION
(a)This Agreement may be terminated as to all Parties by the Required Consenting Holders at such time upon three Business Days’ prior written notice thereof to the Company Group, upon the occurrence of any of the following events:
(i)a material breach (without giving effect to any “materiality” qualifiers set forth therein) by the Company Group of any of its representations, warranties, covenants, or obligations set forth in this Agreement or under any Definitive Documents that remains uncured (if susceptible to cure) within four Business Days after the receipt by the Company Group of written notice by the Required Consenting Holders of such breach; provided that the notice and cure period contained in this paragraph 6(a)(i) shall run concurrently with the notice provision contained in Section 6(a) hereof;
(ii)any party exercises any rights under Section 11 hereof, other than by taking any of the actions set forth in Section 11(b)(i) hereto;

(iii)any Definitive Document (after discussion between counsel to the Ad Hoc Group and counsel to the Company Group and a reasonable opportunity to cure) does not comply with Section 3(c) hereof;
(iv)any member of the Company Group (x)(1) publicly announces, or communicates to any other Party, its intention to pursue, (2) negotiates a term sheet in respect of (other than in respect of any proposals with respect to which the Company Group is permitted to engage in discussions under Section 4(d) hereto or is permitted to take any of the actions set forth in Section 11(b)(i) hereto, in any case subject to compliance with the notice requirements in Section 11(b)) or (3) consummates, or enters into a binding agreement to consummate, in each case, a Competing Transaction or (y) publicly announces, or communicates to any other Party, its intention not to support, pursue or consummate the Transaction;
(v)the occurrence and, to the extent applicable, continuation beyond any grace or cure period of any Event of Default as set forth in, and as defined in the Existing Credit Agreement;
(vi)there shall have occurred any event or condition (other than relating to the Transaction or as contemplated under this Agreement) that has had or would be reasonably expected to have, either individually or in the aggregate, a material adverse effect on the business, operations, assets or liabilities (actual or contingent) of the Company Group and their subsidiaries, taken as a whole, in each case as compared to such business, operations, assets or liabilities as of the date hereof;
(vii)the failure of the Company Group to promptly pay all Transaction Expenses of the Ad Hoc Group Advisors as and when due in accordance with this Agreement and such failure is not cured within five Business Days after the Company Group’s receipt of written notice thereof in accordance with Section 22; or
(viii)the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order making illegal or otherwise permanently enjoining, preventing, or prohibiting the consummation of a material portion of the applicable Transaction;
(b)This Agreement may be terminated as to all Parties by the Company Group upon three Business Days’ prior written notice thereof to the Required Consenting Holders, upon the occurrence of any of the following events:
(i)the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order making illegal or otherwise permanently enjoining, preventing, or prohibiting the consummation of a material portion of the Transaction;
(ii)if at any time, the Consenting Holders (including any transferee who has executed and delivered a Transferee Joinder) do not collectively hold at least the following percentages of the aggregate principal amount of each of (a) 59.0% of Existing Tranche B-2 Term Loans and (b) 76.9% Existing Tranche B-3 Term Loans;
(iii)if at any time there is a breach of the Backstop Commitment Letter, the Backstop Commitment Letter ceases to be in full force and effect, or any Consenting Holder (or its affiliate) party to the Backstop Commitment Letter fails to satisfy its obligations thereunder in accordance with the terms and subject to the conditions thereof; or
(iv)the Company Group, in the exercise of its rights under Section 11, hereof, elects to terminate its obligations under this Agreement.
(c)The Company Group may terminate this Agreement with respect to any particular Consenting Holder (but not as to all of the Consenting Holders) upon one Business Day’s prior written notice given to the Ad Hoc Group Advisors at any time following the occurrence of a breach by such Consenting Holder of any of the representations, warranties, or covenants with respect to such Consenting Holder set forth in this Agreement that (if susceptible to cure) remains uncured for a period of five Business Days after the receipt by the Ad Hoc Group Advisors of written notice of such breach.
(d)This Agreement may be terminated at any time by mutual written consent of the Company Group and the Required Consenting Holders.
(e)This Agreement will automatically terminate with respect to all Parties, without further action required by any Party, immediately upon any of the following:
(i)the occurrence of the Closing Date;
(ii)the commencement of an involuntary case against any Company Group entity or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, or reorganization in respect of any Company Group entity, or their debts, or of a substantial part of their assets, under any federal, state, or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of forty-five days after the filing thereof) or if any court grants the relief sought in such involuntary proceeding, provided, that, this termination right may not be exercised by any Party that commenced or filed such case or proceeding in contravention of any obligation set out in this Agreement; and
(iii)any Company Group entity (A) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect except consistent with this Agreement, (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Group entity or for a substantial part of such Company Group entity’s assets, (D) makes a general assignment or arrangement for the benefit of creditors or (E) takes any formal corporate action for the purpose of authorizing any of the foregoing.
(f)This Agreement will automatically terminate if the Closing Date does not occur on or before the Outside Date (unless extended by mutual written consent of the Company Group and the Required Consenting Holders).
(g)The occurrence of any event described in clauses (a) through (f) of this Section 6 shall be referred to as a “Termination Event” with respect to the Parties for whom this Agreement has been terminated. The date on which this Agreement is terminated in accordance with this Section 6 shall be referred to as the “Termination Date” and the provisions of this Agreement shall terminate on the Termination Date; provided that, Sections 1, 2, 6, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23, 24, and 26 hereof shall survive the Termination Date. For the avoidance of doubt, the termination of this Agreement shall not relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the Termination Date with respect to such Party.
Section 7.TRANSFER OF CLAIMS AND INTERESTS
(a)Each Consenting Holder shall not (i) sell, transfer, assign, hypothecate, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions), its right, title, or interest with respect to any of such Consenting Holder’s Existing Term Loans, in whole or in part, or (ii) deposit any of such Consenting Holder’s Existing Term Loans into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such Existing Term Loans (the actions described in clauses (i) and (ii) of this Section 7(a) are collectively referred to herein as a “Transfer” and the Consenting Holder making such Transfer is referred to herein as the “Transferor”), unless such Transfer is (a) to another Consenting Holder or any other entity that first agrees, in writing, to be bound by the terms of this Agreement by executing and delivering to the Company Group and counsel to the Consenting Holders a Transferee Joinder substantially in the form attached as Exhibit G hereof (the “Transferee Joinder”) prior to the effectiveness of the relevant Transfer and (b) with respect to a Transferor that is a Participating Tranche B-2 Term Loan Lender, (A) the Transferee does not assume B-2 Exchange Commitments in excess of the Existing Tranche B-2 Term Loans being transferred; and (B) after giving effect to the Transfer (including the assignment of B-2 Exchange Commitments in connection therewith) the Transferor’s holdings of Existing Tranche B-2 Term Loans equals or exceeds the B-2 Exchange Commitments of the Transferor. With respect to Existing Term Loans held by the relevant transferee upon the consummation of a Transfer in accordance herewith, such transferee shall be deemed to make all of the representations, warranties, and covenants of a Consenting Holder, as applicable, as set forth in this Agreement, and shall be deemed to be a Party and a Consenting Holder for all purposes under this Agreement. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights (with respect to any such Existing Term Loans that are the subject of a Transfer) under this Agreement and shall be released from its obligations (with respect to any such Existing Term Loans that are the subject of a Transfer) hereunder. Any Transfer made in violation of this Section 7 shall be deemed null and void ab initio and of no force or effect.
(b)Except as set forth in Section 7(a) hereof, nothing in this Agreement shall be construed as precluding any Consenting Holder or any of its affiliates from acquiring additional Existing Term Loans; provided that any such additional Existing Term Loans (other than from any affiliate of any such Consenting Holder that maintains or establishes an information-blocking device or “ethical wall” between it and such Consenting Holder) shall automatically be subject to the terms and conditions of this Agreement.
(c)Notwithstanding Section 7(a) herein, (i) an entity that is acting in its capacity as a Qualified Market Maker shall not be required to be or to become a Consenting Holder in order to effect any transfer (by purchase, sale, assignment, participation, or otherwise) of any Existing Term Loans by a Consenting Holder to a transferee; provided, however, that such Transfer by a Consenting Holder to a transferee shall be in all other respects in accordance with and subject to Section 7(a) herein; provided, further, that the foregoing exception will only be available in transactions where the Qualified Market Maker is not the ultimate beneficial owner (within the meaning of Rule 13d-3 under the Securities Act) of such Existing Term Loans as of the date that is ten Business Days after its acquisition of such Existing Term Loans (in the event such Qualified Market Maker is the ultimate beneficial owner of such Existing Term Loans as of such date, it shall execute a Transferee Joinder in accordance with Section 7(a)); and (ii) to the extent that a Consenting Holder, acting in its capacity as a Qualified Market Maker, acquires any Existing Term Loans from a holder of such claim or interest that is not a Consenting Holder, such Consenting Holder may Transfer (by purchase, sale, assignment, participation, or otherwise) such Existing Term Loans without the requirement that the transferee be or become a Consenting Holder in accordance with this Section 7.
(d)Notwithstanding anything to the contrary in this Section 7, the restrictions on Transfer set forth in this Section 7 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.
Section 8.OWNERSHIP OF CLAIMS AND INTERESTS
Each of the Consenting Holders represents and warrants (severally and not jointly) that:
(a)it either (A) is the sole beneficial owner of the principal amount of Existing Term Loans indicated for such Consenting Holder on its signature page hereto or (B) has sole investment or voting discretion with respect to the principal amount of the Existing Term Loans indicated for such Consenting Holder on its signature page hereto, and has the power and authority to bind the beneficial owner of such Existing Term Loans to the terms of this Agreement and the Definitive Documents (including by way of arrangement whereby the lender of record has sub-participated or otherwise sub-contracted its rights in respect of such Existing Term Loans or pursuant to a binding agreement to purchase such Existing Term Loans on standard trade terms);
(b)each nominee, investment or fund manager, or advisor or sub-advisor acting on behalf of the beneficial holders of its Existing Term Loans represents and warrants to the Company Group and the other Consenting Holders that it has the legal authority to so act and to bind the applicable beneficial holders;
(c)other than pursuant to this Agreement, the Existing Term Loans held by it are free and clear of any equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition of any kind that might adversely affect in any way such Consenting Holder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed; and
(d)other than the Existing Term Loans indicated on its respective signature page hereto, such Consenting Holder does not, with knowledge having made reasonable inquiry, (A) directly or indirectly own any other Existing Term Loans or (B) directly or indirectly have investment or voting discretion with respect to any other Existing Term Loans.
(e)For the avoidance of doubt, where a Consenting Holder enters into or joins this Agreement through an identified business unit(s) and/or trading desk(s) in respect of Existing Term Loans (as specified in the signature page to this Agreement or a Joinder Agreement), the terms of this Agreement shall apply only to that identified business unit(s) and/or trading desk(s) and not any other business unit(s) and/or trading desk(s) within the legal entity which has not signed or acceded to this Agreement (in accordance with the terms of this Agreement) separately in respect of any Existing Term Loans or other instrument which it legally of beneficially owns and, therefore, that Consenting Holder shall not be required to procure compliance with this Agreement on behalf of such other business unit(s) and/or trading desk(s) within that legal entity.
Section 9.REPRESENTATIONS
(a)Each Party (severally and not jointly) represents to each other Party that, as of the date of this Agreement:
(i)such Party is duly organized, validly existing, and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to carry out the Transaction contemplated herein, and to perform its respective obligations under this Agreement;
(ii)the execution, delivery, and performance of this Agreement by such Party does not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any material contractual obligations to which it or any of its subsidiaries is a party; and
(iii)this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms.
(b)Each member of the Company Group (severally and not jointly) represents to each Consenting Holder that, as of the date of this Agreement, other than as disclosed on Schedule A, there are no agreements to split, combine, or reclassify any shares of capital stock of the Company or declare, set aside, or pay any dividend or any other distribution (whether in cash, stock, or property or any combination thereof) in respect of the capital stock of the Company, or redeem, repurchase, or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock of the Company;
Section 10.ENTIRE AGREEMENT; PRIOR NEGOTIATIONS
This Agreement, including all of the exhibits attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement as of the date hereof, and supersedes all other prior negotiations, agreements, representations, warranties, term sheets, proposals, and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement; provided, however, that any Confidentiality Agreement or non-disclosure agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.
Section 11.THE COMPANY GROUP’S FIDUCIARY DUTIES
(a)Notwithstanding anything to the contrary herein, (i) the Company and each of its subsidiaries, and, as applicable, each respective board of directors or similar governing body thereof shall be permitted to take (or permitted to refrain from taking) any action with respect to the Transaction to the extent such board of directors or similar governing body determines, in good faith based on the advice of counsel, that taking such action, or refraining from taking such action, as applicable, is reasonably required to comply with applicable law, including pursuant to its fiduciary duties, and may take such action or refrain from taking such action without incurring any liability to any other Party hereto; and (ii) to the extent that such fiduciary obligations require the Company or any of its subsidiaries or its board of directors or similar governing body to terminate such entity’s obligations under this Agreement, the Company may terminate this Agreement without liability. For the avoidance of doubt, each Consenting Holder reserves its rights to challenge the good faith of any such determination and each Consenting Holder shall have the right to terminate this Agreement upon such determination by a Company Group entity.
(b)Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 11(a) of this Agreement, each Company Group entity and its directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (i) consider, respond to, and facilitate access to information in response to unsolicited Competing Transaction Proposals; (ii) provide access to non-public information concerning any Company Group entity to any entity that (A) provides an unsolicited Competing Transaction Proposal, (B) executes and delivers a confidentiality agreement (which confidentiality agreement shall permit the Company to share any Competing Transaction Proposals, the status of any discussions, and the identity of any counterparty with the Consenting Holders), and (C) requests such information; (iii) maintain or continue existing discussions with respect to, or otherwise cooperate with, any inquiries or any proposals regarding an unsolicited Competing Transaction Proposal; and (iv) enter into or continue discussions or negotiations with holders of any Claims against or interests in the Company Group (including any Consenting Holder), any other party in interest, or any other entity regarding the Transactions or unsolicited Competing Transaction Proposals; provided, that the Company Group shall (x) if any Company Group entity receives a Competing Transaction Proposal, provide copies of any such written Competing Transaction Proposal or a summary of any such oral Competing Transaction Proposal received by the Company Group to the Ad Hoc Group Advisors no later than one (1) Business Day following receipt thereof by any of the Company Group, (y) as reasonably requested by the Ad Hoc Group Advisors, provide updates on the status of discussions regarding any Competing Transaction Proposal (whether or not such Competing Transaction Proposal is a Superior Proposal), and (z) if a Company Group entity or the board of directors, board of managers, or similar governing body of a Company Group entity determines that a Competing Transaction Proposal is a Superior Proposal, notify the Ad Hoc Group Advisors no later than 24 hours following such determination.
Section 12.REPRESENTATION BY COUNSEL
Each Party hereto acknowledges that it has been represented by counsel (or had the opportunity to be represented by counsel and waived its right to do so) in connection with this Agreement and the Transaction contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party hereto with a defense to the enforcement of the terms of this Agreement against such Party based upon the lack of legal counsel shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effectuate the intent of the Parties hereto. None of the Parties hereto shall have any term or provision of this Agreement construed against such Party solely by reason of such Party having drafted the same.
Section 13.EFFECTIVENESS
The effectiveness of this Agreement and the obligations of the Parties are subject to satisfaction of each of the following conditions (the date upon which this Agreement becomes effective, the “Effective Date”):
(a)the Company Group and the Initial Consenting Holders shall have executed and delivered counterpart signature pages to this Agreement;

(b)the Company shall have tendered its signature page to the Fee Letters, which shall be form and substance acceptable to each party thereto, with each Fee Letter being in full force and effect (and the Company shall be in compliance with its obligations thereunder);
(c)the Company shall have paid or reimbursed all Transaction Expenses of the Ad Hoc Group Advisors due and owing pursuant to invoices delivered to the Company at least one day prior to the Effective Date in accordance with the Existing Credit Agreement and/or the Fee Letters (as applicable) notwithstanding any later date that may be permitted for such payment in any Fee Letter. The Company acknowledges that the Transaction Expenses of the Ad Hoc Group Advisors shall be payable from the inception of such advisors’ representation, notwithstanding any later “start date” set forth in any such advisor’s Fee Letter.
Following the Effective Date, this Agreement will become effective and binding with respect to any Subsequent Consenting Holder upon delivery to the Company Group of a duly and validly executed Joinder Agreement; provided that signature pages executed by Consenting Holders will be delivered to (x) other Consenting Holders in a redacted form that removes such Consenting Holders holdings of the Existing Term Loans and (y) the Company Group and its advisors in an unredacted form.

Section 14.INDEPENDENT DUE DILIGENCE AND DECISION-MAKING
Each of the Parties hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of the documents and information available to it, as it has deemed appropriate.
Section 15.COUNTERPARTS
This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 16.AMENDMENTS
(a)Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented, without the prior written consent of the Company Group and the Required Consenting Holders; provided that, one or more provisions of this Agreement may be waived with just the consent of the party hereto that is waiving the obligations of the other party under such provision; provided further, however, that (i) no amendment, modification or waiver of any term or provision of the Transaction Term Sheet shall be effective to the extent such amendment, modification or waiver materially affects a Consenting Holder (in its capacity as such) in a manner that is disproportionately adverse to such Consenting Holder in relation to other Consenting Holders, without the prior written consent of such disproportionately and adversely affected Consenting Holder, (ii) any modification, amendment, or supplement to the last paragraph of Section 5, Section 7(c), or this Section 16 shall require the consent of all Parties, and (iii) any modification or amendment to the definition of “Required Consenting Holders” and any other defined term whose definition affects the population covered by “Required Consenting Holders”, shall require the consent of all Consenting Holders.
(b)Each of the Parties agrees to negotiate in good faith all amendments and modifications to this Agreement as are reasonably necessary and appropriate to consummate the Transaction.
(c)No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, whether or not such provisions are similar, nor shall any waiver of a provision of this Agreement be deemed a continuing waiver of such provision.
(d)Notwithstanding anything to the contrary herein, any amendment to the RCF Commitment Letter or the Securitization Commitment Letters may be affected without the consent of the Required Consenting Holders, unless such amendment is adverse to the economic interests of the Consenting Holders, collectively.
Section 17.HEADINGS
The headings of the sections, paragraphs, and subsections of this Agreement are included for convenience only and shall not affect the interpretation of the provisions contained herein.

Section 18.RELATIONSHIP AMONG THE PARTIES
Notwithstanding anything herein to the contrary, the duties and obligations of the Consenting Holders under this Agreement shall be several and not joint. No Consenting Holder shall be responsible in any way for the performance of the obligations or any breach of any other Consenting Holder under this Agreement, and nothing contained herein, and no action taken by any Consenting Holder pursuant hereto shall be deemed to constitute the Consenting Holder as a partnership, an association or joint venture of any kind, or create a presumption that the Consenting Holders are in any way acting other than in their individual capacities. None of the Consenting Holders shall have any fiduciary duty or other duties or responsibilities in any kind or form to each other, the Company Group or any of the Company Group’s other lenders, noteholders or stakeholders as a result of this Agreement or the transactions contemplated hereby. Each Consenting Holder acknowledges that no other Consenting Holder will be acting as agent of such Consenting Holder in connection with monitoring such Consenting Holder’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transaction. The Consenting Holders are not intended to be, and shall not be deemed to be, a “Group” for purposes of Section 13(d) of the Exchange Act.
Section 19.SPECIFIC PERFORMANCE
It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach of this Agreement, including, without limitation, a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations in this Agreement.

Section 20.GOVERNING LAW
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law provision that would require the application of the laws of another jurisdiction. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court described in this Section 20, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE.
Section 21.NOTICES
All notices (including, without limitation, any notice of termination as provided for herein) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the earliest of the following: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail if sent during the normal business hours of the recipient, and if not so confirmed, on the next Business Day, (c) three Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, and (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery (with an email upon sending to the Party to be notified), with written verification of receipt. All communications shall be sent:
(a)If to the Company Group:
The E.W. Scripps Company
312 Walnut Street, Suite 2800
Cincinnati, Ohio 45202
Attn: Robert Oestreicher
Email: robert.oestreicher@scripps.com
With a copy (which shall not constitute notice) to:
Simpson, Thacher & Bartlett LLP
425 Lexington Ave
New York, New York 10017

Attn:    Jonathan Ozner, Esq.
    Sandy Qusba, Esq.
William Sheehan, Esq.
David Zylberberg, Esq.
Email:    jozner@stblaw.com
squsba@stblaw.com
wsheehan@stblaw.com
david.zylberberg@stblaw.com

(b)If to the Ad Hoc Group members:
At the addresses of such Ad Hoc Group members included on their signature pages hereto or its Joinder Agreement, as applicable.
With a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Ave
New York, New York 10017
Attn:    Damian S. Schaible, Esq.
    Jon Finelli, Esq.
Aryeh Falk, Esq.
Email:    damian.schaible@davispolk.com
jon.finelli@davispolk.com
Aryeh.falk@davispolk.com

Section 22.NO THIRD-PARTY BENEFICIARIES
Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other Person shall be a third-party beneficiary hereof.
Section 23.PUBLICITY; NON-DISCLOSURE
The Company Group will disclose this Agreement promptly after execution of this Agreement by publicly filing a Form 8-K and a press release that results in prompt public dissemination of such information (the “Public Disclosure”). As promptly as reasonably practicable, but in any event no later than twenty-four (24) hours prior to the Public Disclosure, the Company Group will provide the Ad Hoc Group, through counsel, with a draft of the Public Disclosure for review, and the Company Group will reasonably consider any additions or modifications to the Public Disclosure from the Ad Hoc Group or their professionals. Unless required by applicable law or regulation, the Company Group agrees to keep confidential the names of the Consenting Holders and individual holdings information (including with respect to the Existing Debt) of the Consenting Holders absent the prior written consent of any such Consenting Holder; and if such announcement or disclosure of the individual holdings information of the Consenting Holders is so required by law or regulation, the Company Group shall provide each Consenting Holder with advanced notice of its intent to disclose such holdings information and shall afford each of the Consenting Holders a reasonable opportunity to (i) seek a protective order or other appropriate remedy or (ii) review and comment upon any such announcement or disclosure prior to the Company Group making such announcement or disclosure, provided, that the Company Group shall not be required to incur any material costs and/or expenses, nor shall it be required to provide any indemnities or the like, in order to comply with the foregoing. When attaching a copy of this Agreement to the Public Disclosure as required by this Section 23, the Company Group will redact the signature pages of the Consenting Holders. The foregoing shall not prohibit the Company Group from disclosing the aggregate Existing Term Loans (including with respect to each series the Existing Term Loans) held by all of the Consenting Holders together.
Section 24.SUCCESSORS AND ASSIGNS; SEVERABILITY; SEVERAL OBLIGATIONS
This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators, and representatives. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction. The agreements, representations, and obligations of the Consenting Holders under this Agreement are, in all respects, several and not joint.

Section 25.GOOD FAITH COOPERATION; FURTHER ASSURANCES
The Parties shall (and shall cause each of their subsidiaries and affiliates to) cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Transaction. Furthermore, unless prohibited by applicable law or governmental regulation, each of the Parties shall (and shall cause each of their subsidiaries and affiliates to) take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement.
Section 26.NO SOLICITATION
Each Party acknowledges that this Agreement is not, and is not intended to be, an offer for the purchase, sale, exchange, hypothecation, or other transfer of securities for purposes of the Securities Act or the Exchange Act.
Section 27.EMAIL CONSENTS
Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

THE E.W. SCRIPPS COMPANY

By: /s/ Jason Combs
Name:	Jason Combs
Title:	Chief Financial Officer

[Signature Page – Transaction Support Agreement]

SCRIPPS MEDIA, INC.
SCRIPPS SHARED SERVICES
COMPANY
SCRIPPS BROADCASTING HOLDINGS LLC
BOUNCE MEDIA, LLC
BROWN SUGAR, LLC
TRUMPET 25 LLC
SCRIBION BROADCASTING HOLDINGS, LLC
SCRIBION BROADCASTING, LLC
ESCAPE MEDIA, LLC
LAFF MEDIA, LLC
GRIT MEDIA, LLC
COURT TV MEDIA, LLC
SCRIPPS NATIONAL DIVISION HOLDING COMPANY
ION MEDIA NETWORKS, INC.
ION MEDIA BOSTON LICENSE, LLC
ION MEDIA LICENSE COMPANY, LLC
ION MEDIA NETWORKS OPERATIONS, LLC
ION MEDIA NETWORKS REAL PROPERTY, LLC
ION STATION EQUIPMENT, LLC
ION STATION PROPERTIES, LLC
ION STATION LEASES, LLC
ION TELEVISION LICENSE, LLC

By:    /s/ Jason Combs___________________________________
Name: Jason Combs
Title: Chief Financial Officer

[Signature Page – Transaction Support Agreement]

[Signature pages of Consenting Holders on file with the Company.]

[Signature Page – Transaction Support Agreement]

Schedule A

•Dividends accruing on and redemption rights with respect to the Company’s Series A Preferred Shares.

Exhibit A
to Transaction Support Agreement
TRANSACTION TERM SHEET
The E.W. Scripps Company

March 10, 2025
THIS TRANSACTION TERM SHEET DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS) AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TENDER OR EXCHANGE, WITH RESPECT TO ANY SECURITIES, IT BEING UNDERSTOOD THAT SUCH AN OFFER, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES AND/OR OTHER APPLICABLE LAWS.
THIS TRANSACTION TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, COVENANTS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE TERMS SET FORTH IN THAT CERTAIN TRANSACTION SUPPORT AGREEMENT (THE “TSA”) TO WHICH THIS TERM SHEET IS ATTACHED (THE “DEFINITIVE DOCUMENTATION”). THE CLOSING OF ANY TRANSACTION WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTATION.
ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE TSA.

Offeror and Borrower	The E.W. Scripps Company (the “Company” or the “Borrower”)
Backstop Funding Amount
The amount of New Tranche B-2 Term Loans to be funded by the Backstop Parties (whether in cash or via cashless exchange of Existing Tranche B-2 Loans as described herein), which shall equal the outstanding balance of Existing Tranche B-2 Term Loans that are not actually (a) paid in cash pursuant to clause 6 of the row titled Transaction below, (b) exchanged on a cashless basis for New Tranche B-2 Term Loans by Participating Tranche B-2 Term Loan Lenders pursuant to the commitments made in Section 5(g) of the Transaction Support Agreement or (c) funded by the Funding B-3 Term Loan Lenders that are not Backstop Parties and that agree to fund their pro rata share of the Tranche B-2 Shortfall Amount (the “Backstop Funding Amount”).

Existing Credit Agreement
Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of April 28, 2017, by and among the Company, Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacity, the “Existing Collateral Agent”) and the other parties thereto from time to time (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”).

Existing Intercreditor Agreement
Reference is made to that certain Closing Date Intercreditor Agreement, dated as of January 7, 2021, among the Company, Wells Fargo, as Credit Agreement Administrative Agent, U.S. Bank National Association, as Initial Additional First Lien Collateral Agent, and the other parties thereto from time to time (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Intercreditor Agreement”)

Existing Term Loans
The Tranche B-2 Term Loans (the “Existing Tranche B-2 Term Loans”) and Tranche B-3 Term Loans (the “Existing Tranche B-3 Term Loans,” and, together with the Existing Tranche B-2 Term Loans, the “Existing Term Loans”) incurred under the Existing Credit Agreement.

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Transaction Term Sheet

Existing Revolving Credit Facility
The revolving credit facility under the Existing Credit Agreement (the “Existing Revolving Credit Facility”; any loans incurred under such facility outstanding as of the date hereof, the “Existing Revolving Loans” and, the lenders with respect to the Existing Revolving Credit Facility, the “Existing Revolving Lenders”).

New Credit Agreement
A new first lien credit agreement (the “New Credit Agreement”), which shall include the New Term Loans on the terms set forth in the New Term Loan Term Sheet attached as Exhibit B to the TSA (the “New Term Loan Term Sheet”), the New Revolving Credit Facility on terms set forth in the RCF Commitment Letter and, if applicable, the Non-Extended Revolving Credit Facility on the terms set forth herein.

Amended Credit Agreement
The Existing Credit Agreement as amended (the “Amended Credit Agreement”) by an amendment on the terms set forth in the Summary of Consent Solicitations – Existing Credit Agreement attached as Exhibit C to the TSA (the “Summary of Consent Solicitations”).

Backstop Parties
The Consenting Holders that are party to the Commitment and Participation Letter that have committed to fund the Backstop Funding Amount by acquiring the New Money Tranche B-2 Term Loans from Barclays Bank PLC in its capacity as the fronting lender (the “Funding Commitment Party”) (such parties, the “Backstop Parties”).

Funding Tranche B-3 Term Loan Lenders
Lenders (such Lenders, the “Funding B-3 Term Loan Lenders”) that hold Existing Tranche B-3 Term Loans that agree to fund their pro rata share of the New Tranche B-2 Term Loans in the aggregate amount required to repay in full in cash the Existing Tranche B-2 Term Loans not extended by lenders and holders of Existing Tranche B-2 Term Loans (such amount, the “Tranche B-2 Shortfall Amount”).

New Tranche B-2 Term Loans
New first lien tranche B-2 term loans with a latest maturity date of June 30, 2028 incurred under the New Credit Agreement on the terms set forth in the New Term Loan Term Sheet (the “New Tranche B-2 Term Loans”).

New Tranche B-3 Term Loans
New first lien tranche B-3 term loans with a latest maturity date of November 30, 2029 incurred under the New Credit Agreement on the terms set forth in the New Term Loan Term Sheet (the “New Tranche B-3 Term Loans” and, together with the New Tranche B-2 Term Loans, the “New Term Loans”).

Steerco	That certain steering committee identified by counsel to the Ad Hoc Group to counsel to the Company on the date hereof (the “Steerco,” and each of its members, a “Steerco Member”).
A/R Securitization Facility
A new Accounts Receivable Securitization Facility (the “A/R Securitization Facility”) incurred by a special purpose subsidiary of the Company (the “Securitization Vehicle”) with commitments of up to $450,000,000 to be provided in accordance with the Securitization Commitment Letters. The Securitization Vehicle will be a “Securitization Subsidiary” under the New Credit Agreement, the Amended Credit Agreement and each other debt facility of the Company.

New Revolving Credit Facility
A new revolving credit facility in an initial amount up to $208,000,000 (the “New Revolving Credit Facility” and any commitments thereunder, the “New Revolving Credit Commitments”; any such loans incurred pursuant to the New Revolving Credit Facility, the “New Revolving Credit Loans” and, the lenders with respect to the New Revolving Credit Facility, the “New Revolving Lenders”) incurred under the New Credit Agreement on the terms set forth in the RCF Commitment Letter.

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Transaction Term Sheet

Existing Consenting Revolving Credit Facility
The revolving credit facility, which shall have the same pricing, maturity and financial covenant as the Existing Revolving Facility, but shall benefit from all the other affirmative and negative covenants (other than the financial covenant) in the New Credit Agreement on the same basis as the New Revolving Lenders, and shall be provided by the Existing Revolving Lenders that do not provide commitments under the New Revolving Credit Facility but sign the New Credit Agreement in their capacity as a Non-Extending Revolving Lender (as defined below) (the “Non-Extended Revolving Credit Facility” and any commitments thereunder, the “Non-Extended Revolving Credit Commitments”; any such loans incurred pursuant to the Existing Consenting Revolving Credit Facility, the “Non-Extended Revolving Credit Loans” and, the lenders with respect to the Existing Consenting Credit Facility, the “Non-Extending Revolving Lenders”). Each Non-Extending Revolving Lender shall provide commitments in an amount equal to such Non-Extending Revolving Lender’s commitments under the Existing Revolving Facility. The New Credit Agreement will provide that the Non-Extended Revolving Credit Facility is drawn first prior to any drawings under the New Revolving Credit Facility.

Credit Agreement Exchange Offer & Amendment
The Company will conduct an offer (the “Credit Agreement Exchange Offer & Amendment) to:
•Amend the Existing Credit Agreement as set forth in the Summary of Consent Solicitations;

•Other than $385 million in Existing Tranche B-2 Term Loans (which are to be repaid in cash with proceeds of the A/R Securitization Facility and/or cash on hand and/or proceeds of the New Revolving Credit Facility), exchange all Existing Tranche B-2 Term Loans for New Tranche B-2 Term Loans (lenders and holders of Existing Tranche B-2 Term Loans electing to participate in such exchange, the “Participating Tranche B-2 Term Loan Lenders”);

•With respect to each holder of Existing Tranche B-3 Term Loans, provide such holder the opportunity to fund its pro rata share of the Tranche B-2 Shortfall Amount, provided that members of the Ad Hoc Group that have not elected to become Backstop Parties shall not have the opportunity to participate in such offer; and

•Exchange (i) (A) $200 million of Existing Tranche B-3 Term Loans held by Funding B-3 Term Loan Lenders and Backstop Parties for (B) an equal amount of New Tranche B-2 Term Loans, allocated based on such lenders’ percentage of the Tranche B-2 Shortfall Amount to be funded (including by means of assignment from the Funding Commitment Party or cashless exchange of Existing Tranche B-2 Term Loans as provided herein) by such Funding B-3 Term Loan Lender and/or Backstop Party and (ii) all of the remaining Existing Tranche B-3 Term Loans for New Tranche B-3 Term Loans (the lenders and holders described in clause (i) and (ii) above, the “Participating Tranche B-3 Term Loan Lenders”).
Each such transaction described above shall be upon the terms and subject to the conditions set forth in the TSA and related exhibits and in the Definitive Documentation.

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Transaction Term Sheet

Transactions
Subject to the terms and conditions of the TSA, the Company will consummate the following transactions in the order set forth below (the “Transactions”):
1.The Existing Credit Agreement will be amended as set forth in the Summary of Consent Solicitations to, inter alia, remove certain affirmative covenants, negative covenants and events of default.
2.Certain of the Company’s subsidiaries (such subsidiaries, the “A/R Originators”) will enter into a sale and contribution agreement with the Securitization Vehicle pursuant to which, among other things, the A/R Originators will sell (and, in the case of the parent entity of the Securitization Vehicle, contribute) receivables that will serve as collateral for the A/R Securitization Facility to the Securitization Vehicle and the Securitization Vehicle will use the proceeds of the A/R Securitization Facility to pay the purchase price for such sold receivables (the “A/R Purchase Price”).
3.The A/R Originators will transfer the proceeds of the A/R Purchase Price to the Borrower.
4.The Borrower and the Participating Tranche B-2 Term Loan Lenders, the Participating Tranche B-3 Term Loan Lenders, the New Revolving Lenders and Non-Extending Revolving Lenders will enter into the New Credit Agreement.

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Transaction Term Sheet

5. Concurrently with the repayment of Existing Tranche B-2 Term Loans in clause 6, the Borrower will incur $336,213,312.50 of New Tranche B-2 Term Loans to refinance Existing Tranche B-2 Term Loans as follows:

•The Funding Commitment Party and Funding B-3 Term Loan Lenders that are not party to the Commitment and Participation Letter (the “Non-Backstop Funding B-3 Lenders”) (or a fronting lender on behalf of such Funding B-3 Term Loan Lenders) will fund in cash New Tranche B-2 Term Loans in an amount equal to the outstanding balance of Existing Tranche B-2 Term Loans that are not being (a) paid in cash pursuant to clause 6, (b) exchanged on a cashless basis for New Tranche B-2 Term Loans by Participating Tranche B-2 Term Loan Lenders pursuant to the commitments made in Section 5(g) of the Transaction Support Agreement and (c) exchanged on a cashless basis by Backstop Parties into New Tranche B-2 Term Loans to satisfy their allocated portion of the Backstop Funding Amount as set forth in the final sentence of this paragraph; provided that any amount not funded by the Non-Backstop Funding B-3 Term Loan Lenders shall be initially funded by the Funding Commitment Party and ultimately funded by the Backstop Parties as part of the Backstop Funding Amount. The Borrower will use the cash proceeds of such New Tranche B-2 Term Loans to repay in cash the Existing Tranche B-2 Term Loans not being exchanged by lenders and holders of Existing Tranche B-2 Term Loans. Each Funding B-3 Term Loan Lender that is not a Backstop Party will be allocated its pro rata share (based on the share of all Existing Tranche B-3 Term Loans) of the Tranche B-2 Shortfall Amount. Prior to the Closing Date, the advisors to the Ad Hoc Group will allocate the Backstop Funding Amount among the Backstop Parties. Any Backstop Party that holds Existing Tranche B-2 Term Loans that such Backstop Party has not committed to extend pursuant Section 5(g) of the Transaction Support Agreement may elect to satisfy some or all of its allocated portion of the Backstop Funding Amount by exchanging Existing Tranche B-2 Term Loans for New Tranche B-2 Term Loans on a cashless basis.

•The Borrower will exchange on a cashless basis the Existing Tranche B-2 Loans (a) that Participating Tranche B-2 Term Loan Lenders have committed to exchange for New Tranche B-2 Term Loans via cashless settlement pursuant to Section 5(g) of the Transaction Support Agreement; and (b) that Backstop Parties elect to exchange for New Tranche B-2 Term Loans to satisfy their allocated portion of the Backstop Funding Amount.

6. Concurrently with clause 5, the Borrower will use $385 million of the A/R Purchase Price and/or cash on hand and/or proceeds of the New Revolving Credit Facility to repay in cash Existing Tranche B-2 Term Loans that are not being exchanged for New Tranche B-2 Term Loans.

7. The Borrower will pay (a) to all holders of New Tranche B-2 Term Loans, their pro rata share of the Commitment Premium; and (b) in cash to members of the Steerco (i) 0.10% of the amount of Existing Tranche B-3 Term Loans of such Steerco Member as of the Effective Date of the Transaction Support Agreement; (ii) 0.10% of the amount of Existing Tranche B-2 Term Loans held by such Steerco member as of the Effective Date of the Transaction Support Agreement that are exchanged by such Steerco Member for New Tranche B-2 Term Loans; and (iii) 0.10% of the New Money Tranche B-2 Term Loans to be assigned to such Steerco Member by the Funding Commitment Party pursuant to the Backstop Commitment Letter as in effect on the Effective Date of the Transaction Support Agreement.

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Transaction Term Sheet

8. Concurrently with the refinancing of Existing Tranche B-2 Term Loans described in clause 6, the Borrower will incur (i) additional New Tranche B-2 Term Loans to refinance $200 million of the Existing Tranche B-3 Term Loans held by Funding B-3 Term Loan Lenders via cashless settlement (the “New Money Tranche B-2 Term Loans”); and (ii) an amount of New Tranche B-3 Term Loans equal to the remaining outstanding balance of Existing Tranche B-3 Term Loans held by Participating Tranche B-3 Term Loan Lenders and refinance such Existing Tranche B-3 Term Loans with New Tranche B-3 Term Loans via cashless settlement.

9. Concurrently with the refinancing of Existing Term Loans described in clauses 6 and 7, (i) the commitments of the New Revolving Lenders under the Existing Revolving Credit Facility will be cancelled and any Existing Revolving Loans and Existing Revolving Commitments provided by New Revolving Lenders will be refinanced with New Revolving Credit Loans and New Revolving Commitments and (ii) the commitments of the Non-Extending Revolving Lenders under the Existing Revolving Credit Facility will be cancelled and any Existing Revolving Loans and Existing Revolving Commitments provided by Non-Extending Revolving Lenders will be refinanced under the Non-Extended Revolving Credit Facility; provided that, for the avoidance of doubt, the commitments of the New Revolving Lenders under the Existing Revolving Credit Facility in excess of the New Revolving Commitments of any New Revolving Lender shall be canceled.

10. Concurrently with their entering into the New Credit Agreement, (i) the Borrower will designate the New Credit Agreement as the “Credit Agreement” under the Existing Intercreditor Agreement, pursuant to the definition of “Credit Agreement” in the Existing Intercreditor Agreement, (ii) the Borrower will designate the Amended Credit Agreement as “Additional First Lien Obligations” under the Existing Intercreditor Agreement, pursuant to Article IX of the Existing Intercreditor Agreement and (iii) the Participating Tranche B-2 Term Loan Lenders, the Participating Tranche B-3 Term Loan Lenders, the New Revolving Lenders and the Non-Extending Revolving Lenders will instruct the New Credit Agreement Agent to sign a joinder to the Existing Intercreditor Agreement as an “Additional Collateral Agent” thereunder. To the extent the parties agree that it is required to implement the Transactions, the parties will enter into an amendment to the Existing Intercreditor Agreement.

Tax Treatment
Subject to the terms and conditions of the TSA, the Consenting Holders and the Company Group will cooperate in good faith to structure the Transactions in a mutually acceptable tax efficient manner, including with respect to income tax and withholding tax consequences of the Transactions to the Consenting Holders and the Company, as determined in good faith by the Required Consenting Holders and the Company Group.

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Transaction Term Sheet

Exhibit B
to Transaction Support Agreement
TERM LOAN TERM SHEET
The E.W. Scripps Company

March 10, 2025

SET FORTH BELOW IS A SUMMARY OF THE PRINCIPAL TERMS AND CONDITIONS FOR THE NEW TERM LOAN FACILITIES (AS DEFINED BELOW). ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE TRANSACTION SUPPORT AGREEMENT (“TSA”) OR EXHIBIT A.

Borrower	The E.W. Scripps Company, an Ohio corporation (the “Borrower”).
New Term Loan Lenders	New Tranche B-2 Term Loan Lenders and New Tranche B-3 Term Loan Lenders (each, as defined below) (collectively, the “New Term Loan Lenders”).
Administrative Agent	JPMorgan Chase Bank, N.A. (“JPMorgan” and, in such capacity, the “Administrative Agent”).
Documentation Principles
The definitive documentation for the New Tranche B-2 Term Loan Facility and the New Tranche B-3 Term Loan Facility (each as defined below) will (a) be initially prepared by counsel to the Borrower, (b) include the New Revolving Credit Facility and the Non-Extended Revolving Credit Facility and (c) shall be based upon the Existing Credit Agreement and the related associated documents with modifications solely to reflect the terms set forth herein, including the changes set forth on Annex II (the “Agreed Modifications”).

New Term Loan Facilities
In connection with the Credit Agreement Exchange Offer & Amendment, the Borrower will establish:
(i) a new tranche B-2 term loan facility under the New Credit Agreement (the “New Tranche B-2 Term Loan Facility”; the loans hereunder, the “New Tranche B-2 Term Loans”) in an aggregate principal amount not to exceed $547,156,441.32, which shall be provided by the Participating New Tranche B-2 Term Loan Lenders and the Funding B-3 Term Loan Lenders (collectively, the “New Tranche B-2 Term Loan Lenders”) on the terms set forth in Exhibit A to the Transaction Support Agreement; and
(ii) a new tranche B-3 term loan facility under the New Credit Agreement (the “New Tranche B-3 Term Loan Facility” and, together with the New Tranche B-2 Term Loan Facility, the “New Term Loan Facilities” and each, a “New Term Loan Facility”; the loans hereunder, the “New Tranche B-3 Term Loans” and together with the New Tranche B-2 Term Loans, the “New Term Loans”) in an aggregate principal amount equal to the aggregate principal amount of Existing Tranche B-3 Term Loans that are exchanged by Participating Tranche B-3 Term Loan Lenders (or repaid through cashless roll) (the “New Tranche B-3 Term Loan Lenders”) into New Tranche B-3 Term Loans.

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Term Loan Term Sheet

Use of Proceeds
New Tranche B-2 Term Loan Facility. The proceeds of the New Tranche B-2 Term Loan Facility will be used, together with $385,000,000 from (i) certain borrowings under the A/R Securitization Facility, (ii) cash on hand at the Borrower and (iii) the proceeds of the New Revolving Credit Facility, to:
a)repay (including, as applicable, via exchange or cashless roll) all Existing Tranche B-2 Term Loans outstanding under the Existing Credit Agreement, together with accrued and unpaid interest on the Closing Date;
b)repay (including, as applicable, via exchange or cashless roll) Existing Tranche B-3 Term Loans in an aggregate principal amount of $200,000,000 outstanding under the Existing Credit Agreement, together with accrued and unpaid interest on the Closing Date; and
c)pay fees and expenses in connection therewith.
New Tranche B-3 Term Loan Facility. The New Tranche B-3 Term Loan Facility will be issued in exchange for all of the Existing Tranche B-3 Term Loans held by Participating Tranche B-3 Term Loan Lenders outstanding under the Existing Credit Agreement (other than the Existing Tranche B-3 Term Loans of Funding B-3 Term Loan Lenders that are exchanged for New Tranche B-2 Term Loans as set forth in Exhibit A), and the Borrower shall pay, in cash, accrued and unpaid interest on the Existing Tranche B-3 Term Loans so exchanged out of cash on hand on the Closing Date.
For the avoidance of doubt, after giving effect to the New Term Loan Facilities, there shall be no Existing Tranche B-2 Term Loans outstanding under the Amended Credit Agreement.

Closing Date
The date on which the New Credit Agreement providing for the New Term Loan Facilities, New Revolving Credit Facility and, if applicable, the Non-Extending Revolving Credit Facility becomes effective is referred to herein as the “Closing Date.”

Availability
New Tranche B-2 Term Loan Facility. The New Tranche B-2 Term Loan Facility shall be available in a single drawing on the Closing Date and may not be-reborrowed.
New Tranche B-3 Term Loan Facility. The New Tranche B-3 Term Loan Facility shall be available in a single drawing on the Closing Date and may not be-reborrowed.

Incremental Facilities	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Refinancing Facilities	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Interest Rates, Premiums and Fees	As set forth on Annex I hereto.
Default Rate	With respect to overdue principal, the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), the interest rate applicable to Base Rate loans (as defined in Annex I hereto) plus 2.00% per annum and in each case, shall be payable on demand.
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Term Loan Term Sheet

Final Maturity
New Tranche B-2 Term Loan Facility. June 30, 2028; subject to a springing maturity date that is 91 days earlier than the stated final maturity with respect to the Borrower’s 5.875% senior notes due July 15, 2027 (the “2027 Unsecured Notes”), only to the extent that more than $50,000,000 in aggregate principal amount thereof (including any refinancing that matures less than 91 days after the then latest maturity date of the New Tranche B-2 Term Loan Facility) remains outstanding on the applicable reference date (the “New Tranche B-2 Maturity Date”).
New Tranche B-3 Term Loan Facility. November 30, 2029; subject to a springing maturity date that is 91 days earlier than the stated final maturity with respect to the Borrower’s (i) 2027 Unsecured Notes and (ii) 3.875% senior secured notes due January 15, 2029 (the “2029 Secured Notes”), only to the extent that, in either case, more than $50,000,000 in aggregate principal amount of 2027 Unsecured Notes or 2029 Secured Notes, as applicable (including any refinancing that matures less than 91 days after the then latest maturity date of the New Tranche B-3 Term Loan Facility) remains outstanding on the applicable reference date (the “New Tranche B-3 Maturity Date”).

Amortization
New Tranche B-2 Term Loan Facility. The New Tranche B-2 Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount of 1.00% of the original principal amount of the New Tranche B-2 Term Loan Facility, with the remainder due on the New Tranche B-2 Maturity Date.
New Tranche B-3 Term Loan Facility. The New Tranche B-3 Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount of 1.00% of the original principal amount of the New Tranche B-3 Term Loan Facility, with the remainder due on the New Tranche B-3 Maturity Date.

Guarantees	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Security
Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications); provided that the Collateral shall exclude (i) equity interests in any Securitization Subsidiary and (ii) Receivables Assets and Securitization Assets sold or contributed to a Securitization Subsidiary in connection with any Qualified Securitization Financing or Receivables Facility, as the case may be; provided further that any accounts receivable or related assets that are not subject to any Qualified Securitization Financing or Receivables Facility shall remain “Collateral”.

“Receivables Assets” shall mean (a) any accounts receivable generated in the ordinary course of business owed to the Borrower or a Subsidiary (as defined in the Existing Credit Agreement, subject to the Agreed Modifications) and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Borrower to a commercial bank or an affiliate thereof in connection with a Receivables Facility.

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Term Loan Term Sheet

“Receivables Facility” shall mean an arrangement between the Borrower or a Subsidiary and a commercial bank or an Affiliate thereof pursuant to which (a) the Borrower or such Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank (or such Affiliate) accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof, (b) the obligations of the Borrower or such Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Borrower and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements. The aggregate amount of commitments outstanding at any one time under all Receivables Facilities and Securitization Facilities shall not exceed $450,000,000 in the aggregate and in no event shall any borrowing thereunder exceed the lesser of $450,000,000 and the borrowing base under such facility.

“Securitization Assets” shall mean any accounts receivable generated in the ordinary course of business and related assets customary for inclusion in receivables/securitization transactions, in each case subject to a Securitization Facility.

“Securitization Facility” shall mean any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Borrower or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) a person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells, or grants a security interest in, Securitization Assets to another Securitization Subsidiary or a person that is not a Restricted Subsidiary. The aggregate amount of commitments outstanding at any one time under all Receivables Facilities and Securitization Facilities shall not exceed $450,000,000 in the aggregate and in no event shall any borrowing thereunder exceed the lesser of $450,000,000 and the borrowing base under such facility.

“Securitization Repurchase Obligation” shall mean any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” shall mean any subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a securitization financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Qualified Securitization Financing” shall mean any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the board of directors or any authorized committee of such board of directors of the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries, (ii) all sales of the Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secured indebtedness under the credit agreements prior to engaging any securitization financing shall not be deemed a Qualified Securitization Financing.

Mandatory Prepayments	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
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Term Loan Term Sheet

Voluntary Prepayments
Substantially the same as under the Existing Credit Agreement; provided that the Borrower shall pay a “prepayment premium” in connection with any prepayment or repayment (including in connection with any refinancing, replacement, discharge, defeasance or similar transaction, or acceleration of the Term Loans on the exercise of remedies but, for the avoidance of doubt, excluding any mandatory prepayments) in an amount (expressed as a percentage of the outstanding principal amount of the New Tranche B-2 Term Loan Facility or New Tranche B-3 Term Loan Facility, as the case may be) as set forth opposite the relevant period from the Closing Date:
(i) with respect to all or any portion of the New Tranche B-2 Term Loan Facility:

	Year	Prepayment Premium
	Year 1:	2.00%
	Year 2:	1.00%
	Thereafter:	No premium
(ii) with respect to all or any portion of the New Tranche B-3 Term Loan Facility:
	Year	Prepayment Premium
	Year 1:	1.00%
	Thereafter:	No premium
Conditions Precedent to Effectiveness of the New Term Loan Facilities and Closing Date Borrowings	Subject only to the conditions in the TSA and the conditions set forth on Annex III.
Representations and Warranties	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Affirmative Covenants	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Negative Covenants	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Financial Covenant	For the avoidance of doubt, neither of the New Term Loan Facilities shall have the benefit of, or any rights with respect to, the Financial Covenant (as modified to reflect the Agreed Modifications).
Financial Definitions	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Events of Default	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Unrestricted Subsidiaries	None.
Voting	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Cost and Yield Protection	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Assignments and Participations	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Expenses and Indemnification	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Governing Law and Forum	New York.
Counsel to Consenting Holders	Davis Polk & Wardell LLP.
5
Term Loan Term Sheet

ANNEX I

Interest Rates
The interest rate for the New Tranche B-2 Term Loan Facility will be at the option of the Borrower, initially, Adjusted Term SOFR (as defined in the Existing Credit Agreement) plus 5.75% or Base Rate (as defined in the Existing Credit Agreement) plus 4.75%. The interest rate for the New Tranche B-3 Term Loan Facility will be at the option of the Borrower, initially, Adjusted Term SOFR plus 3.35% or Base Rate plus 2.35%.

The Borrower may elect interest periods of 1, 3 or 6 months for Term SOFR (as defined in the Existing Credit Agreement) borrowings.

Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be), in the case of Base Rate loans and interest shall be payable at the end of each interest period and, in any event, at least every three months. Adjusted Term SOFR floor shall be 1.00%. Base Rate floor shall be 2.00%

Commitment Premium	2.00% of the aggregate principal amount of the New Tranche B-2 Term Loans payable on a pro rata basis to all of the New Tranche B-2 Term Loan Lenders (the “Commitment Premium”).

ANNEX I
Term Loan Term Sheet

ANNEX II
AGREED MODIFICATIONS

THE E.W. SCRIPPS COMPANY
AGREED MODIFICATIONS1

Set forth below are covenants and certain other terms to be included in the definitive documentation relating to the New Credit Agreement. Capitalized terms used but not defined herein shall have the applicable meanings set forth in the Existing Credit Agreement or the TSA, as applicable.

	Reference	Existing Scripps Credit Agreement	New Credit Agreement
Indebtedness
1.	“Indebtedness” (§1.1)	Various
Indebtedness deemed to also include outstanding amounts under any receivables, factoring or similar facilities or securitizations whether or not the same would constitute indebtedness or a liability on the balance sheet of such Person according to GAAP.

2.	Incremental Debt (§2.24(c)) Ratio Debt (§7.1(k))
Freebie basket: $360 million

Ratio basket:
(i)    Pari passu indebtedness permitted provided that First Lien Net Leverage Ratio is less than or equal to 4.00 to 1.00 on a pro forma basis
(ii)    Junior secured indebtedness permitted provided that Senior Secured Net Leverage Ratio is less than or equal to 5.50 to 1.00
(iii) Unsecured Indebtedness permitted provided that Total Net Leverage Ratio is less than or equal to 6.00 to 1.00

Freebie basket: $50 million, subject to the following additional conditions:
•Cannot be used to repay Junior Debt
•Proceeds must be new money
Debt incurred pursuant to freebie basket or the ratio basket all subject to the following additional conditions:
•must be pari or junior in right of payment (and not senior).
•terms and conditions (including obligors, collateral, affirmative and negative covenants and events of default but excluding interest margin and other economic terms) must not be more favorable to the lenders providing such debt than those applicable to the B2 and B3 Term Loans.
•no earlier maturity date and no shorter WAL; junior debt must not have any amortization prior to the latest maturity date with respect to all Term Loans.

1 All ratio calculations to exclude the A/R Securitization Facility.
ANNEX II
Term Loan Term Sheet

•cannot be provided by Affiliates.
•pari passu secured debt (in any form) subject to pricing MFN, including with respect to call protection.
•must be subject to an agreed first lien intercreditor agreement.
•shall not be guaranteed by any non-Loan Party.
•shall not be secured by non-Collateral assets.
•shall not be incurred with the purpose to influence voting or effectuate an exit consent.
•voluntary or mandatory prepayment of pari secured debt must be pro rata or less than pro rata with the Term Loans in the case of pari passu secured debt. Junior debt shall not require mandatory prepayments prior to the payment in full of the obligations in respect of the Term Loans in cash.
•No Event of Default or Default.
Ratio basket:
(i) Pari passu indebtedness permitted provided that First Lien Gross Leverage Ratio is less than or equal to 2.00 to 1.00 on a pro forma basis
(ii) Junior secured indebtedness permitted provided that Senior Secured Net Leverage Ratio is less than or equal to 4.50 to 1.00
(iii) Unsecured Indebtedness permitted provided that Total Net Leverage Ratio is less than or equal to
5.00 to 1.00

Revolver Class Vote to amend or waive. [2]

3.	Capital Lease (§7.1(c))	Greater of $55 million or 15% of Consolidated EBITDA
$55 million
•existing $30 million cap leases with respect to the Denver facility to be grandfathered in pursuant to a schedule.
•cannot be made in bulk as part of a committed facility, and must be for bona fide business purposes.[3]

2 “Revolver Class Vote” or “RC class vote” shall mean the sum of more than 50% of the aggregate unused Extended Revolving Commitments at such time plus principal amount of any Extended Revolving Loans at such time.
3 Bona fide business purpose to be defined to exclude LME transactions.
ANNEX II
Term Loan Term Sheet

4.	Intercompany Indebtedness (§7.1(d))
Unlimited among restricted group as long as permitted by the corresponding investment covenants.
Indebtedness provided by Loan Party to non-Loan Party shall be subordinated in a manner reasonably acceptable to the Administrative Agent.

All debt of non-Loan Party to Loan Party shall be deemed an Investment and utilize capacity under §7.4(k).
All intercompany Indebtedness owing from a Loan Party to a non-Loan Party must be subordinated in right of payment and unsecured.
In addition, no Indebtedness incurred by any Subsidiary that is not a Loan Party, the proceeds of which are or are contemplated to be lent by such Subsidiary to any Loan Party may be Guaranteed by any Loan Party nor shall any Loan Party provide any other credit support in respect of such Indebtedness (the “Double-Dip Protection”). For the avoidance of doubt, Double-Dip Protection is to apply to all intercompany Indebtedness owing from the Borrower or a Loan Party to a non-Loan Party regardless of whether or not incurred under §7.1(d). Revolver Class Vote to amend or waive Double-Dip Protection (including those provisions covered by the prior sentence).

Subordination of intercompany debt will be pursuant to terms of an intercompany subordination agreement satisfactory to the AHG.

5.	Non-Loan Party Cap (Permitted Acquisition Debt (§7.1(f)) / Ratio Debt (§7.1(k))	Sub-cap on non-loan party of the greater of $55 million and 15% of Consolidated EBITDA (shared with non-loan party debt basket).	Eliminate Non-Loan Party ratio/acquisition debt concept. Revolver Class Vote required to restore any NLP capacity.
ANNEX II
Term Loan Term Sheet

6.	Incurred / Assumed Acquisition Debt (§7.1(f))
Uncapped Indebtedness incurred or assumed in connection with a Permitted Acquisition, as long as:
•if pari passu, subject to pro forma First Lien Net Leverage Ratio at 4.0x, and MFN Protection if incurred in contemplation of the transaction, subject to First Lien Intercreditor Agreement;
•if junior, subject to pro forma Senior Secured Net Leverage Ratio at 5.5x, subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;
•if unsecured, subject to pro forma Total Net Leverage Ratio at 6.0x;
•if incurred by a non-Loan Party, subject to Non-Loan Party Cap.
In each case, subject to:
•no Event of Default;
•no shorter Weighted Average Life to Maturity;
•do not mature prior to the date that occurs 91 days following the Latest Maturity Date of any class of Term Loans;
•no more restrictive or onerous terms;
•delivery of a Responsible Officer’s certificate 5 Business Days ahead of incurrence of such indebtedness;
•other than the Indebtedness incurred by non-Loan Party, shall not be guaranteed by any person other than the Guarantor;
•shall not be secured by non-Collateral.

Uncapped Indebtedness incurred in connection with a Permitted Acquisition subject to the same ratios as Ratio Debt and such acquisition being for a bona fide business purpose.

Incurred Indebtedness to be subject to restrictions set forth under “Incremental Debt” including the MFN Protections.

Assumed Indebtedness capped at $55 million and must be non-recourse to the Collateral and not incurred in contemplated of the transaction but is not subject to restrictions set forth under “Incremental Debt” or the MFN Protections.

Revolver Class Vote to amend or waive.

7.	Intercompany Guarantees (§7.1(g))	Guarantees by Loan Party of non-Loan Party Indebtedness shall be subject to the corresponding investment covenants.	All intercompany guarantees shall be deemed to be an Investment and utilize capacity under §7.4(k). Revolver Class Vote to amend or waive
ANNEX II
Term Loan Term Sheet

8.	General Debt (§7.1(l))	Greater of $45 million or 12.5% of Consolidated EBITDA.
$45 million, subject to the following conditions:
a.If incurred by a Loan Party, must be unsecured or if secured, secured by the Collateral and on a junior lien basis.
b.Must be incurred for a bona fide business purpose and not for any other purpose.
c.Cannot be provided by an Affiliate.
d.No Event of Default or Default.

Revolver Class Vote to amend or waive clauses (a)-(c).

9.	JV Debt Basket (§7.1(n))	Greater of $25 million and 7.5% of Consolidated EBITDA.	$15 million. a.Must be a joint venture formed for a bona fide business purpose with a non-affiliate. Revolver Class Vote to amend or waive this element. b.No Event of Default or Default.
10.	Non-Loan Party Debt Basket (§7.1(o))	Greater of $55 million and 15% of Consolidated EBITDA (shared with non-loan party sub-cap on acquisition ratio debt and general ratio debt)
$5 million
a.Must be incurred for a bona fide business purpose and not for any other purpose.
b.Cannot be provided by an Affiliate.
c.No Event of Default or Default.

Revolver Class Vote to amend or waive clauses (a) and (b).

11.	Contribution Debt, “Excluded Contributions” (§7.1(p), §1.1)	Not to exceed the 100% of the net cash proceeds from the issuance or sale of Qualified Equity Interest of the Borrower.	Eliminate concept and remove basket.
ANNEX II
Term Loan Term Sheet

12.	Refinancing Term Loans, Replacement Revolving Facilities, Refinancing Notes (§7.1(s), 2.24(e), 2.24(g))
Refinancing Term Loans: Borrower may establish one or more additional tranches of term loans under this Agreement to refinance in whole or in part any class of Term Loans, as long as:
•conditions Precedents in §3.2 are satisfied;
•no earlier maturity than the Term Loans being refinanced;
•no shorter Weighted Average Life to Maturity than the Term Loans being refinanced;
•principal amount not to exceed the outstanding amount of the Term Loans being refinanced plus fees, premiums, costs and expenses (including OID) and accrued interest);
•terms substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than those applicable to the Term Loans being refinanced;
•if pari passu, such refinancing indebtedness shall be subject to the First Lien Intercreditor Agreement; if junior, subject to a customary intercreditor agreement; and
•shall not be guaranteed by non-Loan Party.
Replacement Revolving Facilities and Refinancing Notes have similar conditions.

Refinancing debt to include the following modifications:
a.can only be incurred as debt pari passu or junior in payment priority.
b.cannot provide for greater than pro rata voluntary and mandatory prepayments.
c.cannot be incurred to influence voting thresholds and exit consents shall be prohibited.
d.shall not be secured by non-Collateral.
e.proceeds must be new money and applied pro rata to all Lenders.
f.subject to pricing MFN, including with respect to call protection.
Refinancing notes must be subject to the same conditions listed above.
Revolver Class Vote to amend or waive.

ANNEX II
Term Loan Term Sheet

13.	Receivables/Securitization Facility	N/A
The terms governing the New Term Loans shall permit a Qualified Securitization Financing and Receivables Facility in an aggregate amount at any time up to $450 million. The Existing Credit Agreement shall be modified to permit such facilities, including by modifying the definition of “Permitted Investments”, the definition of “Permitted Liens”, the Indebtedness covenant (§7.1), the Restricted Payments covenant (§7.5), the Sale of Assets covenant (§7.6) and the Transactions with Affiliates covenant (§7.7) to permit transactions in connection with a Qualified Securitization Financing or a Receivables Facility.

Commitments cannot exceed $450 million.

Borrowings cannot exceed the greater of $450 million and the borrowing base.

“Securitization Assets” cannot include real estate assets, mortgage receivables or related assets. Receivables and securitizations shall be limited solely to bona fide accounts receivables generated in the ordinary course of business and related assets customary for inclusion in receivables/securitization transactions.

Any such facility shall have a right of first offer for any refinancing/replacement of such facility in whole, not in part; permitted refinancings (or any amendments) will prohibit make-wholes or call premiums in excess of 102.  For the avoidance of doubt, this sentence is only binding upon the Borrower and not any lender under a Qualified Securitization Financing/Receivables Facility (and will not restrict such lender’s ability to assign).
Revolver Class Vote to amend or waive.

14.	Revolver
Revolving credit facility to be subject to buyout option in favor of Term Loan Lenders exercisable at any time that will require purchase at par in cash of all, and not less than all, funded revolving loans and assumption of all unfunded commitments, accrued and unpaid interest and accrued and unpaid fees (including letter of credit participation fees), plus cash collateralizing all outstanding letters of credit.

Liens
ANNEX II
Term Loan Term Sheet

15.	Leases and licenses (“Permitted Liens” (m))	Leases, subleases, licenses or sublicenses on the property covered thereby, in each case, in the ordinary course of business which do not (i) materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) secure any Indebtedness.	All carve-outs for licenses and sub-licenses must be for non-exclusive licenses and sub-licenses throughout the agreement.
16.	Non-Loan Party Liens (“Permitted Liens” (i)(i))	Liens securing debt incurred by non-Loan Party as long as permitted by debt covenants.
To be permitted so long as secured solely by assets of a non-Loan Party, but can only be utilized in connection with debt incurred pursuant to §7.1(o) and §7.1(n).
Revolver Class Vote to amend non-Loan Party assets limitations.

17.	Lien on Unrestricted Subsidiary (“Permitted Liens” (p))	Lien on assets or equity interests of Unrestricted Subsidiary that secures non-recourse debt of Unrestricted Subsidiary.	Remove basket.
18.	General Liens (§7.2(f))	Greater of $45 million or 12.5% of Consolidated EBITDA.	$45 million. If secured on Collateral, must be junior in priority. Revolver Class Vote to amend junior priority requirement.
Investments
19.	Investment permitted by Disposition covenant (§7.4(d))	Uncapped Investments constituting non-cash proceeds as long as permitted by §7.6.	Limited to transactions with an unaffiliated third party for bona fide business purposes. Revolver Class Vote to amend or waive.
20.	General Investments (§7.4(e))	Greater of $120 million or 33% of Consolidated EBITDA, subject to no Event of Default.
$40 million.
a.Must be for a bona fide business purpose.
b.Cannot be used for investments in non-Loan Parties other than for JVs for bona fide business purposes.
c.No Event of Default or Default.
Revolver Class Vote to amend or waive clauses (a) and (b) above.

21.	Ratio Investments Basket (§7.4(f))	Cannot exceed 4.00x Total Net Leverage Ratio, subject to no Default or EoD and delivery of compliance certificate.
3.25x Total Net Leverage Ratio
a.Must be for a bona fide business purpose.
b.Cannot be used for investments in non-Loan Parties other than for JVs for bona fide business purposes.
c.No Event of Default or Default.
d.Compliance certificate
Revolver Class Vote to amend or waive clauses (a) and (b) above.

ANNEX II
Term Loan Term Sheet

22.	Loans and Advances to Employees and D&Os (§7.4(g)(i))	$15 million	$5 million
23.	Available Amount Basket (§7.4(i))
Up to the Available Amount so long as the Available Amount Conditions are satisfied (no EoD and Total Net Leverage Ratio does not exceed 5.0x).

Available Amount can be used for Investment and Restricted Payments (which includes Restricted Debt Payments), in an amount equal to the sum of:
•$135 million plus
•the Cumulative Retained Excess Cash Flow Amount plus
•returns in cash on Investments made utilizing the Available Amount plus
•FMV of Investments in Unrestricted Subs that are redesignated Restricted Subs plus
•the amount of all Net Proceeds From Equity Issuance plus
•Retained Declines Proceeds plus
•$195 million minus
•any usage of the Available Amount baskets for Investments or RPs

Starter basket for RPs consisting of preferred dividends of $75 million, subject to a 4.25x TNLR.  RPs consisting of preferred dividends using Available Amount will be permitted starting in FY 2027 if (1) less than $50mm of 2027 SUNs remain outstanding and (2) ECF YTD pro forma for pref dividend is positive.

Starter basket for all other purposes of $0.
•If incurred for other RPs, subject to 3.0x TNLR.
•If incurred for Investments, subject to 3.75x TNLR.
Retained ECF in all cases resets to $0.

Revolver Class Vote to amend or waive.

24.	Investments in Restricted Subs that are Non-Loan Parties (§7.4(k))	Greater of $25 million and 7.5% of Consolidated EBITDA.	$5 million a.Must be for a bona fide business purpose. b.No Event of Default or Default. Revolver Class Vote to amend or waive clause (a).
25.	Investments in JVs (§7.4(m))	Greater of $25 million and 7.5% of Consolidated EBITDA
$25 million.
a.Must be for a bona fide business purpose.
b.Must be a bona fide joint venture formed for a bona fide business purpose with an unaffiliated third party.
c.No Event of Default or Default.
Revolver Class Vote to amend or waive clauses (a) and (b).

ANNEX II
Term Loan Term Sheet

26.	Investments in Unrestricted Subs (§7.4(n))	Greater of $25 million and 7.5% of Consolidated EBITDA	Remove basket. Revolver Class Vote to reinstate.
27.	Others (§7.4)	N/A
Investments to expressly include any capital contribution.

Investment capacity shall not be “replenished” above the original cost of such investment and in any event (i) no netting for returns if made in contemplation of such return or (ii) the return on the investment occurs substantially concurrently with the investment.
Revolver Class Vote to amend or waive.

Fundamental Changes and Permitted Acquisition
28.	Fundamental Changes (§7.3(a))	Restricted Subsidiary may merge with and into an Unrestricted Subsidiary. Restricted Subsidiary may liquidate or dissolve if determined in good faith is in in the best interest of the Borrower.
Remove.

In the event of a liquidation or dissolution of a Loan Party, the assets of such Loan Party must be transferred to another Loan Party.

Revolver Class Vote to amend requirement that Loan Party assets be transferred to another Loan Party.

29.	Permitted Acquisition (§7.3(b))
Uncapped if the following conditions are satisfied:
•Assets/business acquired shall be in similar, related, ancillary or complementary business or lines of business with the Restricted Group;
•Borrower is able to incur at least $1 of additional debt under the ratio debt carveout after giving effect to such acquisition;
•acquired Equity Interests shall be pledged;
•acquisition consummated on a non-hostile basis and approved by the target’s board;
•business and assets acquired shall be free and clear of all Liens;
•10 Business Days’ prior written notice to Administrative Agent if acquisition consideration exceeds $100 million;
•No Default or Event of Default.

Same, except:
a.Any acquisition of a Person or assets must become a Loan Party or be pledged as Collateral.
b.Total Net Leverage Ratio, pro forma, shall be no worse than such ratio prior to the consummation of the acquisition.
Revolver Class Vote to amend or waive clause (a).

Restricted Payments
ANNEX II
Term Loan Term Sheet

30.	Intercompany Restricted Payments (§7.5(a))	Uncapped payment of cash or dividends from Restricted Group to Loan Parties.	To expressly provide that no Restricted Payments by a Loan Party to a non-Loan Party is permitted. Revolver Class Vote to amend or waive express prohibition on RPs from Loan Party to non-Loan Party.
31.	General RP Basket (§7.5(b)(2)(i))	Greater of $95 million and 25% of Consolidated EBITDA	$10 million. Cannot be used to repay Junior Debt at any time. Cannot be used for payments in respect of preferred equity. Revolver Class Vote to amend or waive.
32.	General RP Ratio Basket (§7.5(b)(2)(ii))	Cannot exceed 3.25x Total Net Leverage Ratio, subject to no EoD and delivery of compliance certificate	Cannot exceed 2.50x Total Net Leverage Ratio, subject to no EoD and delivery of compliance certificate. Revolver Class Vote to amend or waive.
33.	Available Amount Basket (§7.5(d))	Up to the Available Amount so long as the Available Amount Conditions are satisfied (no EoD and Total Net Leverage Ratio does not exceed 5.0x)	See #22 above.
34.	Dividends on Borrower’s common stock (§7.5(e))	Cannot exceed $50 million in any fiscal year and unused amounts may be carried forward to subsequent fiscal years in an aggregate amount not to exceed 25% of the permitted cumulative amount	$5 million per fiscal year (with carry-forward permitted).
35.	Cumulative Retained Excess Cash Flow Amount	An amount determined on a cumulative basis equal to the aggregate sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods	See Excess Cash Flow sweep below.
36.	Refinance of the 2027 Unsecured Notes and 2031 Unsecured Notes	N/A
2027 Unsecured Notes and 2031 Unsecured Notes can be refinanced or repurchased by the proceeds from debt incurred pursuant to the Ratio Debt basket as described above through the maturity of the 2027 Unsecured Notes.
Revolver Class Vote to amend or waive.

37.	Restrictions on payment in respect of the 2027 Unsecured Notes	N/A
Principal payments in respect of the 2027 Unsecured Notes shall not be permitted to be made with proceeds from the A/R Securitization Facility or borrowings under the New Revolving Facility or non-extending revolving facility.

Revolver Class Vote to amend or waive.

Asset Sales
38.	Sale of obsolete or worn out property in ordinary course (§7.6(a))	Uncapped sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations	Limited to obsolete or worn out assets and other immaterial property.
ANNEX II
Term Loan Term Sheet

39.	Asset Sale / Event of Loss Sweep (§2.12(c), 2.12(d))
100% of Net Cash Proceeds of Disposition by Loan Parties (individual or aggregate) and Event of Loss, in each case, in excess of $25 million, subject to reinvestment provisions (1 year plus 180 days if contractual obligations to reinvest arose during the 1 year, in each case, subject to no Event of Default).
•Not limited to sale of Collateral.
•Proceeds from the following Dispositions are excluded from sweep:
•Disposition of obsolete or worn-out property in ordinary course of business at FMV.
•Sale or disposition of products, services, receivables, and Permitted Investment, or licensing or sub-licensing of IP or other property in ordinary course of business and not interferes with the business of the Borrower and Restricted Subsidiaries;
•Disposition with an FMV per year $50 million per fiscal year.

Mandatory prepayments from asset sale proceeds are applied pro rata across term loan tranches.

a.Mandatory prepayments from asset sale proceeds shall be applied 70% to prepay the New Tranche B-2 Term Loan Facility on a pro rata basis and 30% to prepay the New Tranche B-3 Term Loan Facility on a pro rata basis, until the New Term Loans are repaid in full.

b.$5 million per annum de minimis threshold.

c.(i) Reinvestment within 1 year up to $50 million per annum subject to no EoD, shared with reinvestment right in replacement facilities with proceeds of permitted sale leasebacks described in the Sale/Leaseback below. (ii) If assets sold are Collateral, such proceeds must be reinvested in Collateral; if assets are sold by Loan Party, proceeds must be reinvested in a Loan Party. Revolver Class Vote to amend or waive this clause (c)(ii).

d.Asset sale sweep and Event of Loss sweep apply to Disposition/loss by all Subsidiaries, not only Loan Parties.

e.Notwithstanding the foregoing, all net cash proceeds received from the sale of Bounce or real estate portfolio must be used to pay down the Term Loans (with no reinvestment rights).

40.	Disposition of products in ordinary course (§7.6(b))	Uncapped as long as in the ordinary course of business and consistent with past practice.	Limited to non-exclusive licensing or sub-licensing.
41.	Sale/Leaseback (§7.6(c), §7.9)
Subject to asset sale sweep, any Sale/Leaseback permitted by §7.9.

Uncapped Sale/Leaseback Transaction of fixed or capital assets, plus an additional $40 million, subject to asset sale sweep and no Event of Default.
Unlimited sale-leasebacks (subject to the J.Crew blocker for the avoidance of doubt) made for 100% cash consideration and not less than FMV and 120 day requirement for fixed/capital assets, so long as 100% of proceeds used to repay Term Loans, subject to the right to reinvest within 365 days in a replacement facility of up to $50M per annum shared with the reinvestment right in respect of other asset sales.
42.	Disposition of radio assets (§7.6(e))	Uncapped sale of radio assets or equity of a Restricted Subsidiary the asset of which are substantially all radio assets, subject to asset sale sweep and no Event of Default.	Remove basket.
ANNEX II
Term Loan Term Sheet

43.	Exchange of television broadcast station or radio station or of long-term station operating assets or cash or any digital business (§7.6(g))	Uncapped exchange for cash, Permitted Investments or Station operating assets or digital business operating assets, as along as (i) no Event of Default; (ii) for fair market value; (iii) maximum 35% cash consideration paid / received by Loan Parties; and (iv) delivery of 5 Business Day prior written notice to the Administrative Agent and other information required by Administrative Agent.	All cash proceeds subject to sweep. Must be for bona fide business purposes.
44.	General Asset Sale Basket (§7.6(h))	Asset sales permitted at FMV and at least 75% cash proceeds or Permitted Investments (with designated non-cash consideration deemed to be cash consideration up to greater of $100 million and 2% of Consolidated Total Assets, shared with basket for non-cash consideration from sale of TV broadcast stations), subject to no EoD
75% cash consideration.

Designated non-cash consideration: $5 million.

a.Must be for a bona fide business purposes.
b.Cannot be used to sell all or substantially all of the Borrower’s and its Subsidiaries’ assets (taken as a whole).

Revolver Class Vote to amend or waive clauses (a) and (b).

45.	Disposition of television broadcast station or long-term station operating assets or of any digital business (§ 7.6(i))
Uncapped, so long as (i) for fair market value, (ii) 75% proceeds consist of cash or Permitted Investment; (iii) no Event of Default, and (iv) written notice to the Administrative Agent 5 Business Day ahead of the disposition, with additional information that the Administrative Agent may require.

Designated non-cash consideration: $100 million or 2.0% of Consolidated Total Assets, shared with the general basket under §7.6(h).

Designated non-cash consideration to be $5 million.
a.Must be for a bona fide business purpose
b.Cannot be used to sell all or substantially all of the Borrower’s and its Subsidiaries’ assets (taken as a whole).
Revolver Class Vote to amend or waive clauses (a) and (b).

46.	FCC Auction sale (§7.6(j))	Uncapped Disposition of equipment, spectrum usage rights, broadcast licenses, or related assets in connection with any spectrum reallocation resulting from the FCC’s incentive auction of TB broadcast spectrum pursuant to 47 U.S.C. §1452(b)(4)(A).	Must be for fair market value and bona fide business purposes. Proceeds shall be subject to Asset Sale Sweep.
47.	Additional De Minimis Asset Sale Basket (§7.6(k))	Aggregate fair market value cannot exceed $50 million in any fiscal year	$10 million in any fiscal year. If used for sale of Bounce or sale of real estate assets, proceeds shall be subject to Asset Sale Sweep.
48.	Others	N/A	No disposition of Equity of Loan Party to non-Loan Party and any permitted disposition will be deemed to be an Investment and utilize capacity under §7.4(k). Revolver Class Vote to amend or waive.
Other basket related items
ANNEX II
Term Loan Term Sheet

49.	Available Amount
Means an amount equal to the sum of:
•$135 million plus
•the Cumulative Retained Excess Cash Flow Amount plus
•returns in cash on Investments made utilizing the Available Amount plus
•FMV of Investments in Unrestricted Subs that are redesignated Restricted Subs plus
•the amount of all Net Proceeds From Equity Issuance plus
•Retained Declines Proceeds plus
•$195 million minus
•any usage of the Available Amount baskets for Investments or RPs
See #22 above.
50.	Growers	Various baskets equal to the greater of a dollar amount and percentage of EBITDA or Consolidated Total Assets.	Eliminate EBITDA and Assets growers.
Financial Terms
51.	Consolidated EBITDA
Add-backs include:
•Uncapped fees, expenses, charges or losses related to any issuance of Equity Interests, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (whether or not successful), and modifications
•All extraordinary, unusual or non-recurring expenses, losses or items
•All non-recurring cash expenses for business optimization expenses and other restructuring charges
•Pro forma run rate cost savings, operating expense reductions and synergies – 25% Consolidated EBITDA cap 12 month look-forward period
•Comcast Retransmission Adjustment

To be the same as existing except:
(i)    all references to “synergies” clause (iii) shall be replaced with a reference to “cost synergies”;
(ii)    the reference to “24 months” in clause (iii)(y) shall be changed to “12 months”;
(iii)    pro forma cost-saving add-backs, Regulation S-X add-backs, non-recurring cash add-backs and extraordinary losses exclusion in CNI capped at 20% in the aggregate.; and
(iv)    clause (iv) shall be deleted.

Revolver Class Vote as it relates to the financial covenant.

52.	Consolidated Total Debt	Does not include a carveout for “all obligations under any Qualified Securitization Financing or Receivables Facility”.	To expressly carveout “all obligations under any Qualified Securitization Financing or Receivables Facility”. Revolver Class Vote as it relates to the financial covenant.
53.	Cash Netting	Uncapped	$50 million Revolver Class Vote as it relates to the financial covenant.
ANNEX II
Term Loan Term Sheet

54.	Excess Cash Flow
Consolidated EBITDA plus decrease in Working Capital minus various deductions including:
•Taxes paid in cash;
•Interest paid in cash;
•Principal debt repayments;
•Cash spent on acquisition, investments and dividends;
•Certain capital expenditures;
•Net increases in Working Capital;
•Cash spent on contractual obligations not completed yet but planned for the near term.
Exclude §7.4(k) as a deduct.
ANNEX II
Term Loan Term Sheet

55.	Excess Cash Flow sweep (§2.12(e) and the definition of “Required Percentage”)
With respect to an Excess Cash Flow Period, the Borrower shall apply 50% of Excess Cash Flow to the prepayment of Term Loans, with step-downs to 25% and 0% at a First Lien Net Leverage Ratio of less than or equal to 3.50 to 1.00 and 3.00 to 1.00, respectively.

The Cumulative Retained Excess Cash Flow Amount builds the Available Amount, which is subject to a leverage test and no Event of Default.

(i)With respect to the first $100 million of Excess Cash Flow, 100% of such Excess Cash Flow shall prepay the New Tranche B-2 Term Loans and the New Tranche B-3 Term Loans;
(ii)With respect to the next $100 million of Excess Cash Flow, 65% of such Excess Cash Flow shall prepay the New Tranche B-2 Term Loans and the New Tranche B-3 Term Loans;
(iii)With respect to any amount above $200 million of Excess Cash Flow, 50% shall prepay the New Tranche B-2 Term Loans and the New Tranche B-3 Term Loans;

in each case, on a pro rata basis between the New Tranche B-2 Term Loans and the New Tranche B-3 Term Loans; provided that for the fiscal year ending December 31, 2026 only, the first $50 million of Excess Cash Flow shall be paid to the New Tranche B-3 Term Loans.

The portion of Excess Cash Flow not required to prepay the New Term Loans (the “Cumulative Retained Excess Cash Flow Amount”) shall (i) build the Available Amount and (ii) separately build capacity to prepay or redeem the 2027 Unsecured Notes or other junior indebtedness (including any refinancings of the 2027 Unsecured Notes or other junior indebtedness) (the “Junior Debt ECF Basket”), in each case from the new closing date. For the avoidance of doubt, usage of the Junior Debt ECF Basket shall not be subject to a leverage test or default blocker. Any usage of such Cumulative Retained Excess Cash Flow Amount under the Available Amount shall reduce availability under the Junior Debt ECF Basket and any usage of such Cumulative Retained Excess Cash Flow amount under the Junior Debt ECF Basket shall reduce availability under the Available Amount. Declined Junior Debt ECF to be offered to Term Loans on pro rata basis before they can be used to build RP basket capacity for preferred dividends. ECF declined by Term Loan Lenders may be used to repay junior debt or make preferred dividends.

Definitions
56.	“Unrestricted Subsidiary”	Ability to create Unrestricted Subsidiaries.	Eliminate “Unrestricted Subsidiaries” concept globally. See row 64, clause 4(e) below
57.	“Material Subsidiary”	5.0% of the total assets or 5% of revenues or net income of the Borrower and its Subsidiaries.	2.5% of the total assets or 2.5% of revenues or net income individually or in the aggregate, of the Borrower and its Subsidiaries.
58.	“Immaterial Subsidiary”	N/A	Any direct or indirect Subsidiary of the Borrower that is not a Material Subsidiary.
59.	“Obligations”	Various	To include all prepayment premium and expressly refer to the indemnity under §10.3.
60.	“Material Indebtedness”	(b) Indebtedness (other than the Loans and Letters of Credit) of the Borrower or any of its Restricted Subsidiaries, individually or in an aggregate committed or outstanding amount exceeding $50,000,000.	$25 million.
Miscellaneous
ANNEX II
Term Loan Term Sheet

61.	Articles III, IV and V	Various	Articles III, IV and V subject to specialist comments to be mutually agreed in connection with definitive documentation to reflect customary provisions for credit agreements of this nature.
62.	Waivers and Amendment (§7.15)
No amendment or waiver with respect to Organizational Documents that would be materially adverse to the Lenders.

No amendment, modification or waiver with respect to the terms of any Junior Debt unless no Material Adverse Effect.
No modification, amendment or waiver to Junior Debt documents if materially adverse to Lenders. Modifications that are deemed to be materially adverse to the interests of the Lenders to include, without limitation: (i) the inclusion of a financial maintenance covenant, (ii) the imposition of additional mandatory prepayment obligations, (iii) amendments that shorten the scheduled final maturity or shorten the weighted average life to maturity of the applicable Indebtedness, (iv) restrictions on the ability of the Borrower or any Guarantor to make payments under the loan documents or (v) amendments to the level of cash interest payments.
63.	Event of Default (Article VIII)	Various Cross-default threshold of $50 million	The “Restricted Material Subsidiaries” in §8.1(h), §8.1(i) and §8.1(j) to be changed to “the Borrower or any Subsidiary other than Immaterial Subsidiaries”. Cross-default threshold of $25 million.
64.	“Chewy” Blocker (§9.9)	None. Guarantor shall be released if ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.
No Guarantor shall be released from its obligations under its Guaranty unless each of the following conditions are satisfied:
a.no Default or Event of Default shall have occurred and be continuing.
b.Guarantor ceases to be a Subsidiary.
c.the primary purpose of the transaction resulting in such release must be for a bona fide business purpose in a transaction on an arm’s length basis with an unaffiliated third party, and not to evade the obligations under the applicable Guaranty.
d.at the time of such release (after giving effect thereto), all outstanding debt of, and investments in, such Guarantor would then be permitted to be made under in accordance with the relevant provisions of the debt and investment covenants (without relying on capacity provided for in §7.4(d)).
e.such Subsidiary shall not be (or shall be simultaneously released as) a guarantor under other funded debt.

65.	Amendments (§10.2(b))	Various
1.Consent of each affected Term Lender is required for changes to §2.12(g).  Required Lender vote for changes to mandatory prepayment provisions (subject to the reinvestment right in Loan Parties as covered below).
2.Consent of all Lenders for changes to §2.21(c) or any other provision on pro rata treatment and application of proceeds.
3.Consent of all affected lenders for changes to §2.28(a) and §2.29 with respect to the requirement to offer to the applicable lenders.

ANNEX II
Term Loan Term Sheet

4. All Lender vote for the following amendments; provided that if the transaction is offered to all lenders on the same terms (including any consent fee, all backstop fees (except as provided below) and all other economics and structural and other protections to be included but excluding bona fide good faith market backstop fees) at the same time based on their pro rata share of outstanding loans and commitments (after giving effect to any pro rata reductions of commitments as part of the transactions), then 66.67% vote plus Revolver Class Vote;
a.Chewy Blocker
b.J. Crew Blocker
c.Double Dip Protection
d.changes to §10.4(b)(v)
e.permitting to exist or designate any subsidiary as an “unrestricted subsidiary” or changes to “Subsidiary” to permit the existence of an entity outside of the covenants
f.LME Covenant (including definition of “Liability Management Transaction” and application of the term “Liability Management Transaction” in Credit Documents)
g.Incora blocker
h.Pluralsight blocker (subject to review and agreement on the appropriate language)
5. Affected lender vote to:
a.postpone, or have the effect of postponing, any date scheduled for the payment of principal interest, premiums, fees or any other amount (including by making any payment payable in kind rather than in cash);
b.change, or have the effect of changing, the type or currency of any payment;
c.extend, or have the effect of extending or adding, any grace period relating to, any payment of principal of, or interest on, any Loans, or any fees or other amounts payable for more than 10 Business Days (provided; however, the 10 Business Day period shall not apply to payment of principal);

ANNEX II
Term Loan Term Sheet

Required Lenders cannot waive any EoD related to a transaction violates RC-specific class voting provisions, which transaction shall be void ab initio.

In addition, the right of any lender to bring suit for the enforcement of any payment of principal of, and premium (if any) or interest on, any loan on or after the maturity date applicable thereto shall not be impaired or affected without the consent of such lender.

6. §10.2(b)(x) will be changed to also apply to each Term Loan class separately and §10.2(b)(ix) for the Revolving Lenders should be changed in a similar manner to also apply to each Revolving Loan class separately.

7. Revolver Class Vote to (x) amend or waive any provision of any existing ICA or enter into a new ICA or (y) amend or waive any waterfall or remedial provisions in any Security Document that adversely and disproportionately affects the rights, remedies and/or pro rata treatment of the Revolver.

8. Amendments to §2.27 will include any other similar provision in any Loan Document.

9. All lender vote amend, modify or waive any definition to the extent applicable to any of the sacred rights provisions to the extent such amendment, modification or waiver would have the effect of any of the amendments, modifications or waivers that are limited by such clauses (except in connection with a transaction that satisfies the requirement to offer to all lenders, in which case the voting standards applicable thereto will apply (66.67% plus Revolver Class Vote).

10. Add express reference to “Required Revolving Lenders” (or similar term) to §10.2(b)(v).

11. Maintain existing revolver protections with respect to the financial covenant §10.2(b)(x)) (second sentence).

12. Revolver Class Vote shall be required to waive any condition to any Credit Extension of Revolving Loans (including the waiver of any Default or Event of Default the absence of which would be a condition to any Credit Extension of Revolving Loans).

13. Collateral/Guarantee Matters: All lender vote to amend the guarantor coverage test or release all or a material portion of the collateral or value of the guarantees; otherwise, any amendments that strip or release Collateral or amendments to the perfection requirements or Excluded Property or the requirement for DACAs require the consent of the Required Lenders plus the Revolver Class Vote.

Otherwise no changes from Existing Credit Agreement.

ANNEX II
Term Loan Term Sheet

66.	Anti-Serta Protection (§10.2(b)(vii))
(vii) permit or allow any sale or release of, or the subordination of the Administrative Agent’s Lien in, all or substantially all of the Collateral except in conjunction with sales, transfers or releases of Collateral permitted hereunder, including §9.9, without the written consent of each Lender

All lender consent vote for lien or payment subordination with respect to, or sale or release of, all or a material portion of the Collateral or the value of the guarantees; provided that if the transaction is offered to all lenders on the same terms (including any consent fee, all backstop fees and all other economics and structural and other protections to be included but excluding bona fide good faith market backstop fees) at the same time based on their pro rata share of the outstanding loans and commitments (after giving effect to any pro rata reductions of commitments as part of the transactions), then 66.67% vote plus Revolver Class Vote.

Required Lender vote (no class voting) in connection with a DIP financing offered to all lenders on the same terms and conditions (including backstop fees, premiums and expenses, and all other economics and structural and other protections).

67.	Enter Consents	N/A	Disallow incurrence and/or reduction of obligations/commitments with the purpose to influence voting unless consented to by all affected Lenders.
68.	Expenses; indemnification (§10.3)	Various	Indemnification to cover transactions under the TSA and the Revolver Commitment Letter and both included as part of the secured obligations.
69.	Schedules	Various	All schedules to be reasonably satisfactory to the AHG.
70.	Limited Conditionality Acquisitions (§1.5)	Various	Remove and eliminate “Limited Conditionality Acquisitions” concept globally.
71.	Taurus Acquisition related terms, Cordillera Acquisition related terms	Various	Remove and eliminate such concepts globally.
72.	LME provisions	N/A	Neither the Borrower nor any of its respective Subsidiaries shall directly or indirectly, (i) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any Equity Interests, (ii) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (iii) make or own any Investment in any other Person, (iv) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (v) convey, sell, lease or otherwise dispose of all or any part of its property or assets or to otherwise engage in any other activity, in each case, that is undertaken in connection with a Liability Management Transaction.[4]
4 “Liability Management Transactions” will be defined as any refinancing, retirement, exchange, extension, amendment, repurchase, replacement, or defeasance of any existing Indebtedness of the Borrower or any Subsidiary (including the Revolving Loans and the Term Loans) with any other Indebtedness, equity or quasi-equity (or the proceeds of any other Indebtedness, equity or quasi-equity) that is/are contractually, structurally or temporally senior (including as to lien priority with respect to any collateral, or by means of additional collateral or additional guarantors, obligors or other credit support) to any of the Revolving Loans and the Term Loans (including, for the avoidance of doubt, through any incurrence of Indebtedness, equity or quasi-equity by a Person that is not a Loan Party, whether or not such Person owns any assets or property).
ANNEX II
Term Loan Term Sheet

73.	J. Crew Blocker	N/A
(a) the Borrower shall not, nor shall it permit any Subsidiary to, transfer (whether as an Investment, Restricted Payment, Disposition or otherwise) in any respect, whether directly or indirectly or by one or more transactions (including pursuant to the release of any guaranty provided by any Loan Party or the transfer of equity of a Person that owns material Intellectual Property or otherwise transfer legal or beneficial ownership of, or an exclusive license to, any material intellectual property) any material intellectual property or any other material property or material asset to (x) any Subsidiary that is not a Subsidiary Loan Party, (y) any other Affiliate of the Borrower that is not a Loan Party or (z) any joint venture entity, (b) (i) no Subsidiary that is not a Subsidiary Loan Party, (ii) no other Affiliate of the Borrower that is not a Loan Party and (iii) no joint venture entity shall own or hold an exclusive license to any material intellectual property or any other material property or material asset at any time and (c) no Loan Party that owns or holds any material intellectual property or any other material property or material asset shall be permitted to become a non-Loan Party (it being understood that any dispositions, transfers or licenses or transactions made in contravention of this provision shall be void ab initio). To the extent that any ownership of any material intellectual property vests in a Subsidiary or any other Affiliate of the Borrower that is not a Loan Party or any joint venture entity, such Subsidiary, Affiliate or joint venture shall, as promptly as reasonably practicable, assign such ownership of such material intellectual property to a Loan Party or be designated as a Loan Party.

With respect to joint ventures, shall not be construed to prohibit any investment made in compliance with §7.4(e), (k) and (m).

FCC Licenses and spectrum to be expressly included under the definition of “material Intellectual Property”.

For the avoidance of doubt, this restriction shall not apply to the sale, transfer or disposition of accounts receivable and related accounts receivable collections, proceeds, records and other similar assets in connection with a permitted receivables facilities or qualified securitization facility.

ANNEX II
Term Loan Term Sheet

74.	Guarantor Coverage Test (§5.12, “Aggregate Subsidiary Threshold”)
At least 90% of total consolidated revenue and 90% of Consolidated Total Assets of the restricted group must provide credit support for the Obligations under the Credit Agreement. Excluded Foreign Subsidiaries
“Aggregate Subsidiary Threshold” shall mean an amount equal to ninety percent (90%) of the total consolidated revenue of the Borrower and its Restricted Subsidiaries for the most recent fiscal period as shown on the income statement of the Borrower most recently delivered pursuant to §5.1(a) or (b), as applicable, and ninety (90%) of the Consolidated Total Assets; provided, that, for purposes of determining the Aggregate Subsidiary Threshold as of the Closing Date, such determination shall be based on the pro forma balance sheet and related pro forma consolidated statement of income of the Borrower and its Restricted Subsidiaries provided to the Administrative Agent pursuant to §3.1(xiv).
95%
75.	Excluded Equity Interest (§1 of Security Agreement)	Equity Interests of any Foreign Subsidiary to the extent such Equity Interest exceeds 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled with vote.	OK to remove so long as no tax consequences for such Foreign Subsidiary.
76.	Account Control Agreement (§5.11 of Credit Agreement and §5(e) of Security Agreement)	Deliver Blocked Account Agreements within 5 Business Day upon opening any Deposit Accounts or Investment Accounts and Collateral Related Accounts.	DACAs required subject to customary carveouts and de minimis threshold (we would expect to have DACAs over existing accounts but we will need to conduct diligence on the company’s bank accounts to ensure that all material accounts are covered for the benefit of the lenders).
ANNEX II
Term Loan Term Sheet

77.	“Excluded Property” (Defined in Security Agreement)
"Excluded Property" means, collectively, (i) any permit, lease, license, contract, instrument, Equity Interest or other agreement held by any Grantor that prohibits, or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation by such Grantor of a Lien thereon and such consent has not been obtained, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (ii) any "intent to use" Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) any Deposit Account exclusively used for all or any of payroll, benefits, taxes, escrow, customs, insurance impress accounts or other fiduciary purposes, (iv) Equipment owned by any Grantor that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation of any other Lien on such Equipment and such consent has not been obtained, and (v) any FCC License; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above (unless such Proceeds, substitutions or replacements would constitute "Excluded Property" as defined above) provided, further, that if and when (1) the granting of such security interest is not so prohibited, or (2) upon the consent of any holder of a Lien of the type described in clause (i) or (iv) above, the Administrative Agent will be deemed to have, and at all times to have had, a Security Interest in such Excluded Property.

“Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument, Equity Interest or other agreement held by any Grantor that prohibits, or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation by such Grantor of a Lien thereon and such consent has not been obtained, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) any Deposit Account exclusively used for all or any of payroll, benefits, taxes, escrow, customs, insurance impress accounts or other fiduciary purposes, (iv) Equipment owned by any Grantor that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation  to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation of any other Lien on such Equipment and such consent has not been obtained, in each case after giving effect to the anti-assignment provisions in the UCC or other applicable law, and (v) any FCC License to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to applicable Communications Laws, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC License, the economic value of the FCC License, and the right to receive all proceeds derived from or in connection with the direct or indirect sale, assignment or transfer of the FCC License; provided that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above (unless such Proceeds, substitutions or replacements would constitute “Excluded Property” as defined above) provided, further, that if and when (1) the granting of such security interest is not so prohibited, or (2) upon the consent of any holder of a Lien of the type described in clause (i) or (iv) above, the Administrative Agent will be deemed to have, and at all times to have had, a Security Interest in such Excluded Property; provided, further, that, no asset or property shall constitute Excluded Property if such asset or property secures any Indebtedness that is secured on a pari passu basis with the Liens securing the Obligations or any Junior Debt (or any refinancings or successive refinancings in respect each of the foregoing).

ANNEX II
Term Loan Term Sheet

78.	“Subsidiary”
“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing (except as used in the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its respective Subsidiaries for purposes of this Agreement or any other Loan Document, and the financial statements and consolidation of accounts of the Borrower and its Restricted Subsidiaries shall not, for purposes of this Agreement, be consolidated with any Unrestricted Subsidiary.
If the Borrower or any of its respective Subsidiaries owns or controls any equity interest of any Person and such ownership or control does not satisfy the requirements set forth in clauses (i) or (ii) above, such Person shall be deemed to be a “Subsidiary” hereunder unless such ownership or control is for legitimate business purposes and not for the purpose of effectuating any Liability Management Transactions.
79.	Others	N/A	Subject to further discussion with securitization providers, lenders to have a first lien on the equity of a newly formed SPV that is the direct or indirect parent of the A/R SPV Borrower (but not the A/R SPV Borrower) and will be subject to a non-disturbance/standstill agreement in favor of the securitization providers.

ANNEX II
Term Loan Term Sheet

ANNEX III

CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE NEW TERM LOAN FACILITIES AND CLOSING DATE BORROWINGS

The effectiveness of the New Credit Agreement and the funding (or deemed funding) of the New Term Loans shall be subject to the satisfaction (or waiver by the Steerco) of the following conditions:
(a)Definitive documents for the New Term Loan Facilities shall have been executed, each in form and substance reasonably acceptable to the Administrative Agent and the Required Consenting Holders and subject to the Documentation Principles in all material respects, including New Credit Agreement, guarantee, security agreement, customary legal opinions, intercreditor agreement amendment or joinder.
(b)The other Transactions (as defined in the Transaction Support Agreement) shall have occurred substantially concurrently on the Closing Date.
(c)Substantially concurrently with the effectiveness of definitive documents for the New Term Loan Facilities, the Securitization Documents shall have become effective on the terms and conditions set forth in the Securitization Commitment Letters and the Transaction Support Agreement, and the Existing Tranche B-2 Term Loans shall have been repaid in accordance with Exhibit A of the Transaction Support Agreement.
(d)The Credit Agreement Amendment shall have become effective.
(e)Substantially concurrently with the effectiveness of definitive documents for the New Term Facilities, the New Revolving Credit Facility and, if applicable, the Non-Extending Revolving Facility shall have become effective under the New Credit Agreement on the terms and conditions set forth in the RCF Commitment Letter and the Transaction Support Agreement.
(f)No default or event of default under the New Credit Agreement shall exist or would result from the funding (or deemed funding) of the New Term Loans or from the application of the proceeds therefrom.
(g)The Transaction Support Agreement shall not have been terminated and shall be in full force and effect with no notice of termination, breach, default, event of default, or similar notice having been delivered by or to any signatory thereto (to the extent such breach, default, event of default, or similar notice has not been cured or waived in accordance with the terms of the Transaction Support Agreement).
(h)All representations and warranties set forth in the New Credit Agreement and related loan documents shall be true and correct in all material respects on and as of the closing date (except in the case of any representation and warranty that expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, however, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(i)Since December 31, 2024, no Material Adverse Effect shall have occurred.
(j)The Borrower and the other Loan Parties shall have received all approvals, consents, licenses and permits required in connection with the Transactions, which approvals, consents, licenses and permits remain in full force and effect.
(k)Lenders constituting the Requisite B-3 Majority shall have participated in the Transactions.
(l)All required costs, fees, and expenses owing under the New Term Loan Facilities shall have been paid, including, for the avoidance of doubt, all required fees and expenses of Davis Polk & Wardwell LLP, as counsel to the New Term Loan Lenders, Moelis & Company LLC, as financial advisor to the New Term Loan Lenders.
ANNEX III
Term Loan Term Sheet

Exhibit C
to Transaction Support Agreement
SUMMARY OF CONSENT SOLICITATIONS – EXISTING CREDIT AGREEMENT
The E.W. Scripps Company
March 10, 2025
CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE TRANSACTION SUPPORT AGREEMENT (THE “TSA”) OR THE TRANSACTION TERM SHEET, ATTACHED AS EXHIBIT A TO THE TSA.

The Credit Agreement Amendment, in respect of the Credit Agreement Exchange Offer & Amendment, will:
(1)eliminate substantially all of the conditions precedents and related provisions in the Existing Credit Agreement, including the following conditions precedents:
•Section 3.1 Conditions To Effectiveness;
•Section 3.2 Each Credit Event;
•Section 3.3 Delivery of Documents;
•Section 3.4 Effect of Amendment and Restatement.
(2)eliminate substantially all of the representations and warranties and related provisions in the Existing Credit Agreement, including the following representations and warranties:
•Section 4.1 (Existence, Power);
•Section 4.2 (Organizational Power; Authorization);
•Section 4.3 (Capital Stock and Related Matters);
•Section 4.4 (Governmental Approvals; No Conflicts);
•Section 4.5 (Financial Statements);
•Section 4.6 (Liabilities, Litigation and Environmental Matters);
•Section 4.7 (Compliance with Laws and Agreements);
•Section 4.8 (Material Contracts);
•Section 4.9 (Investment Company Act, Etc.);
•Section 4.10 (Taxes);
•Section 4.11 (Margin Regulations);
•Section 4.12 (ERISA);
•Section 4.13 (Ownership of Property; Intellectual Property);
•Section 4.14 (Disclosure);
•Section 4.15 (Labor Relations);
•Section 4.16 (Subsidiaries and Joint Ventures);
•Section 4.17 (Solvency);
•Section 4.18 (EEA Financial Institutions);
•Section 4.19 (Patriot Act);
•Section 4.20 (Anti-Corruption Laws and Sanctions);
•Section 4.21 (Security INterests);
•Section 4.22 (Use of Proceeds);
•Section 4.23 (Licenses; FCC);
•Section 4.24 (Beneficial Ownership Certification);

1
Summary of Consent Solicitations – Existing Credit Agreement

(3)    eliminate substantially all of the affirmative covenants and related provisions in the Existing Credit Agreement, including the covenants:
•    Section 6.2 (First Lien Net Leverage Ratio);
•    Section 6.3 (Pro Forma Adjustments);
•    Section 5.1 (Financial Statements and Other Information);
•    Section 5.2 (Notice of Material Events);
•    Section 5.3 (Existence; Conduct of Business);
•    Section 5.4 (Compliance with Laws, Etc.);
•    Section 5.5 (Payment of Obligations);
•    Section 5.6 (Books and Records);
•    Section 5.7 (Visitation, Inspection, Etc.);
•    Section 5.8 (Maintenance of Properties; Insurance);
•    Section 5.9 (Use of Proceeds and Letters of Credit);
•    Section 5.10 (Further Assurances);
•    Section 5.11 (The Blocked Accounts);
•    Section 5.12 (Formation of Subsidiaries);
•    Section 5.13 (Real Estate);
•    Section 5.14 (Post-Closing Obligations);
•    Section 5.15 (Corporate Credit Ratings);
•    Section 5.16 (Conference Calls);

(4)    eliminate substantially all of the negative covenants and related provisions in the Existing Credit Agreement, including the following covenants:
•    Section 7.1 (Indebtedness);
•    Section 7.2 (Liens; Negative Pledge);
•    Section 7.3 (Fundamental Changes; Permitted Acquisitions);
•    Section 7.4 (Investments, Loans, Etc.);
•    Section 7.5 (Restricted Payments);
•    Section 7.6 (Sale of Assets);
•    Section 7.7 (Transactions with Affiliates);
•    Section 7.8 (Restrictive Agreements);
•    Section 7.9 (Sale and Leaseback Transactions);
•    Section 7.10 (Business of the Borrower and its Restrictive Subsidiaries);
•    Section 7.12 (Accounting Changes);
•    Section 7.15 (Waivers and Amendments);
•    Section 7.16 (Bank Accounts);

(5)    eliminate the mandatory prepayments and related provisions in set forth in clauses (b), (c), (d) and (e) of Section 2.12 in the Existing Credit Agreement;

2
Summary of Consent Solicitations – Existing Credit Agreement

(6)    eliminate the Events of Default and related provisions in paragraphs (c), (d) (with respect to those covenants that are the subject of the Credit Agreement Amendment), (e) (with respect to those covenants that are the subject of the Credit Agreement Amendment), (f), (g), (h), (i) (other than in respect of the Borrower), (j), (k), (l), (m), (n), (o), (p) and (q) of Section 8.1 (Events of Default) of the Existing Credit Agreement;
(7)    make amendments to document that the Required Lenders (as defined in the Existing Credit Agreement) shall consent to the designation of the Existing Credit Agreement as “Additional First Lien Obligations” (as defined in the Existing Intercreditor Agreement) and shall consent to such amendments to the Existing Intercreditor Agreement the parties agree are required to expressly appoint JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the New Credit Agreement, as “Controlling Collateral Agent” under the Existing Intercreditor Agreement;
(8)    make amendments to document that any payments in respect of principal, accrued fees and interests of the New Tranche B-2 Term Loans, the New Tranche B-3 Term Loans, the New Revolving Credit Commitments and the commitments under the Non-Extended Revolving Credit Facility shall be prior to any payments in respect of principal, accrued fees and interest of the Existing Tranche B-3 Term Loans held by Non-Participating Tranche B-3 Term Loan Lenders (or provide that the Existing Collateral Agent shall enter into an intercreditor agreement with the agent under the New Credit Agreement to provide such priority);
(9)    amend and restate the definition of “Unrestricted Subsidiary” in its entirety as follows:
““Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower, whether now owned or hereafter acquired or created, that is designated by the Borrower as an Unrestricted Subsidiary, and (2) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”).”;
(10)    provide that, with respect to any Lender under the Existing Credit Agreement that is providing New Revolving Credit Commitments or Non-Extended Revolving Credit Commitments in an amount equal to the commitments under the Existing Revolving Credit Facility immediately prior to the transactions set forth in the TSA, any commitments under the Existing Revolving Credit Facility and any Existing Revolving Loans are terminated;
(11)    make amendments to permit the assignment and/or release of the Deposit Account Control Agreements (as defined in the certain Amended and Restated Pledge and Security Agreement, dated as of April 1, 2015, among the Company, Suntrust Bank as Administrative Agent, and the other parties thereto from time to time (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”) to the New Credit Agreement Agent;
(12)    provide that an entity to be agreed will be the administrative agent and collateral agent as successor to Wells Fargo Bank, National Association;
(13)    make any other amendment that the Company Group and the Required Consenting Holders that are Lenders under the Existing Credit Agreement deem necessary or desirable, in each case, to the extent that such amendment may be made with the consent of the Company and the Consenting Holders that are Lenders under the Existing Credit Agreement; and
(14)    the definitive documentation for the Credit Agreement Amendment shall be consistent with this Exhibit C in all material respects, with such modifications as contemplated by clause (9) above.

3
Summary of Consent Solicitations – Existing Credit Agreement

Execution Version
Exhibit D
to Transaction Support Agreement
FORM OF BACKSTOP COMMITMENT LETTER

        CONFIDENTIAL
March 10, 2025
E.W. Scripps Company
312 Walnut Street, Suite 2800
Cincinnati, Ohio 45202

Commitment and Participation Letter
Ladies and Gentlemen:
Reference is made to (i) that certain Third Amended and Restated Credit Agreement, dated as of April 28, 2017, by and among The E.W. Scripps Company (the “Company” or “you”), as the borrower, Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent, and the lenders from time to time party thereto (as amended, restated, supplemented, waived, renewed or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”); and (ii) that certain Transaction Support Agreement, dated as of the date hereof, by and among the Company and Consenting Holders (as defined therein) (as amended, restated, supplemented, waived, renewed or otherwise modified from time to time prior to the date hereof, the “Transaction Support Agreement”). Capitalized terms used but not defined herein are used with the meanings assigned to them in the Existing Credit Agreement or the Transaction Support Agreement, as applicable.
Each of (i) Barclays Bank PLC (in its capacity as fronting lender, the “Fronting Lender” or the “Funding Commitment Party”) and (ii) the institutions identified on Schedule 2 hereto (each, a “New Tranche B-2 Creditor” and, together with the Funding Commitment Party, the “Commitment and Credit Parties”) understands that, in accordance with the terms and conditions set forth in the Transaction Support Agreement, the Company intends to consummate the transactions (the “Transactions”) described on Exhibit A to the Transaction Support Agreement including, among other things, incurring New Tranche B-2 Term Loans in an aggregate amount not to exceed $547,156,441.32 to refinance the Existing Tranche B-2 Term Loans and a portion of the Existing Tranche B-3 Term Loans on the terms and conditions set forth in the New Term Loan Term Sheet attached to the Transaction Support Agreement as Exhibit B thereto.
1.    The Commitments.
The Fronting Lender has agreed to (i) fund up to 100% of the principal amount of the New Tranche B-2 Term Loans set forth on Schedule 1 hereto as adjusted pursuant to the terms set forth in this Commitment and Participation Letter (the commitment listed thereto, the “New Tranche B-2 Term Loan Commitment”) on, and subject to the occurrence of, the Closing Date; and (ii) execute this Commitment and Participation Letter as the Funding Commitment Party in its capacity as the fronting lender. Each New Tranche B-2 Creditor has offered to acquire by assignment, and the Funding Commitment Party may assign, the Funding Commitment Party’s rights and obligations under the New Credit Agreement to the New Tranche B-2 Creditors in an amount not to exceed the amount set forth beside such New Tranche B-2 Creditors’ name on Schedule 2, pursuant to terms and conditions customary for fronting arrangements and otherwise to be agreed among such New Tranche B-2 Creditor and the Funding Commitment Party. The parties hereto hereby acknowledge and agree that, (i) as set forth in the Transaction Term Sheet, the actual funding of New Tranche B-2 Term Loans pursuant to this Commitment and Participation Letter shall be the Backstop Funding Amount (as defined in the Transaction Term Sheet), which, based on the results of the Credit Agreement Exchange Offer and Amendment, may in the aggregate be less than the principal amount of the New Tranche B-2 Term Loans set forth on Schedule 1 and (ii) the actual allocation of the Backstop Funding Amount as among the New Tranche B-2 Creditors shall be made in the sole discretion of the Ad Hoc Group Advisors (but in consultation with you and the Funding Commitment Party) following the effective date of this Commitment and Participation Letter and prior to the Closing Date. For the avoidance of doubt, in no event shall (a) the aggregate amount of the New Tranche B-2 Term Loan Commitment exceed the amount set forth on Schedule 1 hereto as of the effective date of this Commitment and Participation Letter without the consent of the Funding Commitment Party and the applicable New Tranche B-2 Creditors and (b) in no event shall the aggregate amount to be assigned by the Funding Commitment Party to any New Tranche B-2 Creditors and its Related Funds (as defined below) be greater than the New Tranche B-2 Term Loan Commitment of such New Tranche B-2 Creditor and its Related Funds as set forth in Schedule
2.
In addition, Schedule 2 may be amended from time to time in the sole discretion of the Ad Hoc Group Advisors (but in consultation with you and the Funding Commitment Party) to reallocate any amounts among any New Tranche B-2 Creditors and
1
Form of Backstop Commitment Letter

any of its affiliates or related funds, funds under common management, managed accounts or other approved funds (such persons, “Related Funds”) so long as the aggregate amount to be assigned by the Funding Commitment Party to such New Tranche B-2 Creditors and their Related Funds does not change from the New Tranche B-2 Term Loan Commitment amount as set forth in Schedule 1 to this Commitment and Participation Letter (as adjusted pursuant to this Commitment and Participation Letter).
All allocations of the Backstop Funding Amount by the Ad Hoc Advisors shall be final absent manifest error. In addition, all or a portion of the Funding Commitment Party’s commitment may be satisfied by any of its Related Funds.
2.    Backstop Premium.
As consideration for the New Tranche B-2 Creditors’ offer to acquire the New Tranche B-2 Term Loans by assignment from the Funding Commitment Party and the agreement by such New Tranche B-2 Creditor to exchange (or refinance via cashless settlement) its Existing Tranche B-2 Term Loans for New Tranche B-2 Term Loans in accordance with the Transaction Support Agreement, you agree to pay (or cause to be paid) to the New Tranche B-2 Creditors (or their respective designees), a backstop premium (the “Backstop Premium”) in an aggregate amount equal to 3.30% of $336,213,312.50 (as set forth on Schedule 2 attached hereto), which Backstop Premium shall be fully earned on the date hereof and due and payable on the earlier of (x) the Closing Date and (y) termination of the Transaction Support Agreement by (i) the Company in accordance with Sections 6(e)(ii), 6(e)(iii), or 11(a) thereto or (ii) the Consenting Holders as a result of a material breach of the Transaction Support Agreement by the Company Group (the “Backstop Premium Payment Date”); provided solely with respect to New Tranche B-2 Creditors that are the Steerco (as defined in the Transaction Support Agreement), such Backstop Premium shall be an amount equal to 3.65% of the New Tranche B-2 Term Loan allocation as set forth on Schedule 2 as of the date hereof. The Backstop Premium shall be payable in cash and allocated among each New Tranche B-2 Creditor on the Backstop Premium Payment Date in accordance with Schedule 2.
You agree that, once paid, the Backstop Premium or any part thereof payable hereunder shall not be refundable or subject to recharacterization, setoff or disgorgement under any circumstances, and shall be paid free and clear of any withholding or deduction for applicable taxes unless you are required by law to deduct or withhold such taxes, in which case such payment will be grossed up by you; provided, however, that no such gross up payments shall be made on behalf of (i) any taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case imposed by reason of any present or former connection between a New Tranche B-2 Creditor (or any of its affiliates or designees) and the applicable taxing jurisdiction or any political subdivision or taxing authority thereof or therein other than a connection arising from the execution of this Commitment and Participation Letter or the receipt of payments or the enforcement of rights hereunder, or (ii) any taxes imposed as a result of a failure of a New Tranche B-2 Creditor (or any of its affiliates or designees) to provide any form, certificate, document or other information (to the extent such person is legally eligible to do so) reasonably requested by you to the extent providing such form, certificate, document or information would have reduced or eliminated such taxes. The Backstop Premium shall be in addition to reimbursement of our out-of-pocket expenses as agreed in this Commitment and Participation Letter. All amounts payable in cash under this Commitment and Participation Letter shall be made in United States dollars and, in any case, shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter. You agree that any New Tranche B-2 Creditor may, in its sole discretion, share or re-allocate all or a portion of any of the Backstop Premium or any other fees contained in the New Credit Agreement with any of its respective Related Funds. The provisions for the Backstop Premium, the expense reimbursement and the indemnification obligations herein are an integral part of the transactions contemplated by this Commitment and Participation Letter and without these provisions, the Commitment and Credit Parties would not have entered into this Commitment and Participation Letter and any such expense reimbursements and indemnification obligations shall survive the termination of this Commitment and Participation Letter and the consummation of the Transactions.
You and the New Tranche B-2 Creditors each agree that, for U.S. federal income tax purposes, the Backstop Premium shall be treated as “put option premium” (the “Intended Tax Treatment”). You and the New Tranche B-2 Creditors each shall prepare its respective U.S. federal income tax returns in a manner consistent with the Intended Tax Treatment, and none of such parties to this Commitment and Participation Letter shall take any position or action with respect to U.S. taxes (whether in audits, tax returns or otherwise) inconsistent with the Intended Tax Treatment, except as otherwise required by a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended from time to time. You and the New Tranche B-2 Creditors agree that, as of the date hereof, no deduction or withholding of tax is required by law with respect to the payment of the Backstop Premium under this Commitment and Participation Letter.
3.    Information.
You acknowledge that (i) you and/or your advisors on your behalf will make available to the Commitment and Credit Parties information and other confidential materials in connection with the Transaction and the Company or its affiliates, and (ii) certain New Tranche B-2 Creditors have entered into Confidentiality Agreements, each dated on or before February 21, 2025 (each, an “NDA”), with the Company. Each such New Tranche B-2 Creditor acknowledges and agrees that, to the extent such Information or other confidential materials constitutes “Confidential Information” as defined in its NDA, it shall treat all such Information and other materials, including as to disclosure of such Information and other confidential materials, in accordance
2
Form of Backstop Commitment Letter

with its NDA and shall be bound by all obligations and restrictions imposed on it thereby, and you acknowledge that each such New Tranche B-2 Creditor shall benefit from all rights and privileges granted to it, with respect to such “Confidential Material”. In addition, you agree that in the event that the commitments under this Commitment and Participation Letter terminate for any reason, within two (2) business days of such termination you will confirm to each Commitment and Credit Party in writing (which may be delivered to counsel) that no further negotiations with such Commitment and Credit Party are ongoing in relation to the transactions contemplated by this Commitment and Participation Letter and that, other than any information shared pursuant to an applicable NDA between the Company and a particular New Tranche B-2 Creditor related to such transactions, any information shared with the Commitment and Credit Parties in connection with such transactions does not constitute material non-public information.
4.     Fees and Expenses.
By executing this Commitment and Participation Letter, you agree to reimburse the Commitment and Credit Parties from time to time for all reasonable and documented out-of-pocket fees and expenses of Davis Polk & Wardwell LLP (“Davis Polk”), as counsel to the New Tranche B-2 Creditors, Moelis & Company LLC, as financial advisor to the New Tranche B-2 Creditors, and Dentons US LLP (“Dentons”), as counsel to the Fronting Lender and all reasonable and documented out-of-pocket fees and expenses of any other local or special counsel to the New Tranche B-2 Creditors (limited to one counsel for each additional jurisdiction or area of specialty for the New Tranche B-2 Creditors (taken as a whole)) incurred in connection with the Commitment and Participation Letter and the other transactions contemplated hereby (the “Fee and Expense Reimbursement”); provided, that the Fee and Expense Reimbursement shall be without duplication of any fees and expenses payable pursuant to any other agreement. You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from Davis Polk based on the fees Davis Polk may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.
5.     Indemnifications.
You agree to indemnify and hold harmless each Commitment and Credit Party and each of their affiliates, Related Funds and their respective officers, directors, employees, agents, accountants, attorneys, advisors and other representatives (each, a “Representative”) and any Representative of such Representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, liabilities and expenses (such expenses, in the case of counsel, to include the reasonable and documented fees, disbursements and other charges of Davis Polk as counsel to the New Tranche B-2 Creditors, Dentons as counsel to the Fronting Lender and one special or local counsel for each relevant jurisdiction or specialty for the New Tranche B-2 Creditors taken as a whole, and in the case of an actual or perceived conflict of interest, one additional New York counsel and local and special counsel for each group of similarly situated Indemnified Parties) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Commitment and Participation Letter and the other transactions contemplated hereby, IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from (i) such Indemnified Party’s bad faith, gross negligence or willful misconduct or (ii) such Indemnified Party’s material breach of its obligations under this Commitment and Participation Letter. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equityholders or creditors or an Indemnified Party or any other person, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent of direct, as opposed to (w) special, (x) indirect, (y) consequential or (z) punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s bad faith, gross negligence or willful misconduct. Notwithstanding any other provision of this Commitment and Participation Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.
All amounts paid by you, your subsidiaries or your affiliates to an Indemnified Party under this Section 5 shall, to the extent permitted by applicable law, be treated for all tax purposes as adjustments to the consideration paid for the Transactions pursuant to this Commitment and Participation Letter.
6.     Confidentiality.
The identity and commitment of each Commitment and Credit Party party to this Commitment and Participation Letter shall remain confidential and may not be disclosed by you in whole or in part to any person or entity without our prior written
3
Form of Backstop Commitment Letter

consent (except (a) to the Company’s officers, directors, agents, affiliates, representatives, attorneys, accountants, financial advisors, auditors and other advisors who have been informed by you of the confidential nature of the identity and commitment of each Commitment and Credit Party and who have agreed to treat such information confidentially, (b) if the Commitment Parties consent in writing (such consent not to be unreasonably withheld or delayed) to such proposed disclosure and (c) as otherwise required by law); provided that you may disclose the Commitment and Participation Letter in connection with any public or regulatory filing requirement relating to the Transactions. The Commitment and Credit Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow the Commitment and Credit Parties, as applicable, to identify you in accordance with the Act. This paragraph shall terminate on the first anniversary of the date hereof.
You acknowledge that any Commitment and Credit Party or its affiliates or Related Funds may be providing financing or other services to parties whose interests may conflict with yours. The Commitment and Credit Parties agree that they will not furnish confidential information obtained from you to any of their other customers and that they will treat such confidential information relating to you and your affiliates with the same degree of care as they treat their own confidential information. The Commitment and Credit Parties further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that the Commitment and Credit Parties are permitted to access, use and share (on a confidential and need-to-know basis) with any of their affiliates, Related Funds, agents, advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates that is or may come into the possession of any Commitment and Credit Party or any of its affiliates.

7.     Miscellaneous.

In connection with all aspects of transactions contemplated by this Commitment and Participation Letter, you, and each Commitment and Credit Party to each other Commitment and Credit Party, acknowledges and agrees, and acknowledges its affiliates’ understanding, that: (a) (i) the transactions and commitments described herein regarding the New Tranche B-2 Term Loans are arm’s-length commercial transactions between you and your affiliates and each New Tranche B-2 Creditor, (ii) each has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby; (b)(i) each Commitment and Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, arranger, intermediary, initial purchaser, underwriter, agent or fiduciary for any other Commitment and Credit Party, you, any of your affiliates, any affiliate of a Commitment and Credit Party or any other person or entity, and (ii) no Commitment and Credit Party has any obligation to any other Commitment and Credit Party, you or your affiliates, any affiliate of a Commitment and Credit Party or any other person with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (c) the Commitment and Credit Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from the other Commitment and Credit Parties, yours and those of your affiliates or the affiliates of other Commitment and Credit Parties, and the Commitment and Credit Parties have no obligation to disclose any of such interests to any other Commitment and Credit Party, you, your affiliates or the affiliates of any other Commitment and Credit Parties. Each Commitment and Credit Party acknowledges that it has, independently and without reliance upon any other Commitment and Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Commitment and Participation Letter and that it has not relied on the credit analysis and decision or due diligence investigation of any other Commitment and Credit Party. To the fullest extent permitted by law, you and each Commitment and Credit Party hereby waives and releases any claims that it may have against any Commitment and Credit Party or its affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment and Participation Letter.
This Commitment and Participation Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each Commitment and Credit Party and you hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment and Participation Letter, the transactions contemplated hereby and thereby or the actions of the Commitment and Credit Parties in the negotiation, performance or enforcement hereof. Each Commitment and Credit Party and you hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Federal court of the United States of America for the Southern District of New York located in Manhattan and any appellate court from any thereof (or in the event such federal court lacks subject matter jurisdiction, in any New York State court located in the Borough of Manhattan) in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment and Participation Letter and the transactions contemplated hereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Nothing in this Commitment and Participation Letter, the Credit Agreement Exchange Offer and Amendment or the New Credit Agreement shall affect any right that a Commitment and Credit Party or any affiliate thereof may otherwise have to bring any claim, action or proceeding relating to this Commitment and Participation Letter and/or the transactions contemplated hereby and thereby in any court of competent jurisdiction to the extent necessary or required as a matter of law to assert such claim, action or proceeding against any assets of the Company or any of its subsidiaries or enforce any judgment arising out of any such claim, action or proceeding. Each Commitment and Credit Party and you agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against
4
Form of Backstop Commitment Letter

you for any suit, action or proceeding relating to any such dispute. Each Commitment and Credit Party and you waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment. The commitments and undertakings of each Commitment and Credit Party may be terminated by us if you fail to fully perform your obligations under this Commitment and Participation Letter on a timely basis.

Section 2, Section 4, Section 5, Section 6 and the provisions of the immediately preceding two paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the New Tranche B-2 Term Loans shall be executed and delivered, and notwithstanding the termination of this Commitment and Participation Letter or any commitment or undertaking of any Commitment and Credit Party hereunder. This Commitment and Participation Letter shall automatically terminate no later than the earliest of (i) the termination of the Transaction Support Agreement or any material breach of the terms of the Transaction Support Agreement arising from the actions or inactions of the Company or any of its subsidiaries or affiliates and (ii) the Closing Date.
This Commitment and Participation Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment and Participation Letter by e-mail, telecopier or facsimile shall be effective as delivery of a manually executed counterpart thereof.
This Commitment and Participation Letter embodies the entire agreement and understanding among the Commitment and Credit Parties, you and your affiliates with respect to the Backstop Premium and supersedes all prior agreements and understandings relating to the specific matters hereof. However, please note that the terms and conditions of the commitments of the Funding Commitment Party and the undertakings of the Commitment and Credit Parties hereunder are not limited to those set forth herein or in the New Credit Agreement. Those matters that are not covered or made clear herein or in the New Credit Agreement are subject to mutual agreement of the parties. This Commitment and Participation Letter is not assignable by the Company without our prior written consent (and any purported assignment without such consent shall be null and void) and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.
This Commitment and Participation Letter and all commitments and undertakings of each Commitment and Credit Party hereunder will expire at 5:00 p.m. (New York time) on March 11, 2025 unless you execute this Commitment and Participation Letter and return it to us prior to that time (which may be by e-mail, telecopier or facsimile transmission), whereupon this Commitment and Participation Letter (which may be signed in one or more counterparts) shall become a binding agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5
Form of Backstop Commitment Letter

If the foregoing is in accordance with your understanding, please sign and return this letter agreement to us.
Very truly yours,

BARCLAYS BANK PLC,
as Funding Commitment Party

By:
    Name:
    Title:

[Signature Page – Commitment and Participation Letter]
6
Form of Backstop Commitment Letter

[New Tranche B-2 Creditor]

By:
    Name:
    Title:

7
Form of Backstop Commitment Letter

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

THE E.W. SCRIPPS COMPANY

By:
    Name:
    Title:

[Signature Page – Backstop Commitment Letter]
8
Form of Backstop Commitment Letter

Schedule 1

[omitted]

9
Form of Backstop Commitment Letter

Schedule 2

[omitted]

10
Form of Backstop Commitment Letter

Exhibit E
to Transaction Support Agreement
FORM OF RCF COMMITMENT LETTER

JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, NY 10179	BANK OF AMERICA, N.A. 401 N. Tryon St. Charlotte, NC 28255	TRUIST BANK 3333 Peachtree Road, N.E. Atlanta Financial Center, South Tower Atlanta, GA 30326
MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, New York 10036	CAPITAL ONE, NATIONAL ASSOCIATION 299 Park Avenue New York, NY 10167	WELLS FARGO BANK, NATIONAL ASSOCIATION 550 South Tryon St. Charlotte, NC 28202
FIFTH THIRD BANK, NATIONAL ASSOCIATION Fifth Third Center 38 Fountain Square Plaza Cincinnati, Ohio 45263	PNC CAPITAL MARKETS LLC PNC BANK, NATIONAL ASSOCIATION The Tower at PNC 300 Fifth Avenue Pittsburgh, PA 15222

CONFIDENTIAL

March 10, 2025
The E.W. Scripps Company
312 Walnut Street
Cincinnati, Ohio 45202
Attention: Jason Combs
     Chief Financial Officer

Commitment Letter
Ladies and Gentlemen:
        Reference is made to that certain Third Amended and Restated Credit Agreement dated as of April 28, 2017 among The E.W. Scripps Company, an Ohio corporation (the “Borrower” or “you”), the lenders from time to time party thereto, and Wells Fargo Bank, National Association as administrative agent (the “Exiting Administrative Agent”), as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of October 2, 2017, that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of April 3, 2018, that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of November 20, 2018, that certain Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of May 1, 2019, that certain Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of December 18, 2019, that certain Sixth Amendment to Third Amended and Restated Credit Agreement, dated as of January 7, 2021, that certain Seventh Amendment to Third Amended and Restated Credit Agreement, dated as of March 7, 2023 and that certain Eighth Amendment to Third Amended and Restated Credit Agreement, dated as of July 31, 2023 (the “Existing Credit Agreement”). The Existing Credit Agreement as amended by the Amendment (as defined below) is referred to herein as the “Amended Credit Agreement”).
You have advised JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of America, N.A. (or any of its affiliates designated to act in such capacity, “BANA”), Truist Bank (“Truist Bank”), Morgan Stanley Senior Funding, Inc. and/or an affiliate (“MSSF”), Capital One, National Association (“CONA”), Wells Fargo Bank, National Association (“WF Bank”), Fifth Third Bank, National Association (“53”), PNC Bank, National Association (“PNC Bank”) and PNC Capital Markets LLC (“PNC”, together with JPMorgan, BANA, Truist Bank, MSSF, CONA, WF Bank, 53 and PNC Bank the “Commitment Parties”, “we” or “us”) that you intend to (i) incur a new first lien senior secured revolving credit facility in the aggregate principal amount of $208,000,000 (the “New Revolving Facility” and the loans thereunder, the “New Revolving Loans”), which New Revolving Facility shall have the terms set forth in the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”) and is expected to be documented, together with certain term loan facilities, under separate documentation from the Existing Credit Agreement (the definitive documentation for the New Revolving Facility, the “New Facilities Documentation”) and (ii) in connection with, and immediately prior to the consummation of the New Revolving Facility, amend the Existing Credit Agreement
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Form of RCF Commitment Letter

as set forth on Exhibit C attached hereto (collectively, the “Amendment”). The transactions described herein collectively referred to as the “Transactions”.
Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Existing Credit Agreement. This letter agreement, together with the Term Sheet, Exhibits B and C hereto, and any other attachments and annexes hereto, shall be collectively referred to as this “Commitment Letter”). For purposes of this Commitment Letter, the “Closing Date” shall mean the date of the effectiveness of the New Revolving Facility and the Amendment.
1.Commitments.
In connection with the Transactions, (i) each of the Commitment Parties listed on Schedule I hereto is pleased to advise you of its, several but not joint, commitment to provide the applicable aggregate principal amount to the New Revolving Facility set forth on Schedule I hereto, upon the terms expressly set forth in this Commitment Letter (including, without limitation, the Term Sheet) and subject solely to the Exclusive Funding Conditions (as defined below) and (ii) each of the Commitment Parties listed on Schedule I hereto is pleased to advise you of its agreement to consent to the Amendment.
2.Titles and Roles. It is agreed that JPMorgan, BANA, Truist Bank and MSSF will act as joint bookrunners and joint lead arrangers and CONA, Wells Fargo, 53, PNC Bank and PNC will act as co-managers in respect of the New Revolving Facility; provided that the Borrower agrees that JPMorgan may perform its responsibilities hereunder through its affiliate, J.P. Morgan Securities LLC.
JPMorgan will have the “left” and “highest” placement in any and all marketing materials or other documentation used in connection with the New Revolving Facility and shall hold the leading role and responsibilities conventionally associated with such placement, including maintaining sole physical books for the New Revolving Facility.
3.Conditions.
Notwithstanding anything in this Commitment Letter, the New Facilities Documentation, the Amendment or any other letter agreement or other undertaking concerning the financing of the transactions contemplated hereby to the contrary, the commitments of the Commitment Parties to provide the New Revolving Facility are subject solely to the conditions expressly set forth in Exhibit B hereto (collectively, the “Exclusive Funding Conditions”). There are no conditions (implied or otherwise) to the commitments under the New Revolving Facility or the New Facilities Documentation, including, without limitation, compliance under the terms of this Commitment Letter, the New Facilities Documentation and the Amendment, other than the Exclusive Funding Conditions. For the avoidance of doubt, there are no conditions (implied or otherwise) to the commitment to consent to the Amendment.
4.Fees.
As consideration for the agreements of the Commitment Parties hereunder, you agree to pay, or cause to be paid (i) such fees set forth in any fee letter entered into between the Borrower and one or more of the Commitment Parties in connection with the Transactions and (ii) to JPMorgan, for the ratable benefit of each Lender under the New Revolving Facility on the Closing Date (including JPMorgan, if applicable, in its capacity as a Lender under the New Revolving Facility), a non-refundable upfront fee in an amount equal to 0.25% of the aggregate amount of commitments in respect of the New Revolving Facility of such Lender on the Closing Date (the “Upfront Fees”), which shall be payable on, and subject to the occurrence of, the Closing Date. For the avoidance of doubt, clause (ii) is the Upfront Fee referenced in the Engagement Letter dated as of March 10, 2025 (the “Engagement Letter”) between JPMorgan and the Company.
You agree that, once paid, the fees or any part thereof payable hereunder will not be refundable under any circumstances. All fees payable hereunder will be paid in U.S. dollars in immediately available funds and shall not, except as described below, be subject to reduction by way of setoff or counterclaim. All fees received by a Commitment Party hereunder may be shared among such Commitment Party and its affiliates as such Commitment Party may determine in its sole discretion. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings, or will be grossed up by you for such amounts.
5.Expenses; Indemnification; Settlement; Limitation of Liability. You hereby acknowledge and agree that the provisions of Section 10.3 of the Existing Credit Agreement are incorporated herein, mutatis mutandis; it being understood that, for purposes hereof, (a) the references therein to “Indemnitees” shall be construed to be the Commitment Parties and their Related Parties, (b) the references to “Loan Documents” shall be construed to include this Commitment Letter, the New Facilities Documentation, the Amendment and the Amended Credit Agreement and
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Form of RCF Commitment Letter

(c) the references therein to “Transactions” shall be construed to include the Transactions, the entering into of this Commitment Letter, the New Facilities Documentation, the Amendment and the Amended Credit Agreement, and the establishment of the New Revolving Facility and the incurrence of New Revolving Commitments.
6.Confidentiality.
    (a)    This Commitment Letter and the existence and contents hereof and thereof shall be confidential and may not be disclosed, directly or indirectly, by you in whole or in part to any person without our prior written consent, except for (a) the disclosure hereof or thereof on a confidential basis to your directors, officers, employees, accountants, attorneys and other professional advisors who have agreed to maintain the confidentiality hereof for the purpose of evaluating, negotiating or entering into the Transactions, (b) as otherwise required by law (in which case, you agree, to the extent permitted by law, to inform us promptly in advance thereof) or (c) disclosure to any party subject to a confidentiality or non-disclosure agreement with the you that binds such party to protect the confidentiality of this Commitment Letter; provided that you may disclose, after your acceptance hereof, this Commitment Letter in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. In connection with any disclosure by you to any third party as set forth above (except as set forth in clause (b) above), you shall notify such third party of the confidential nature of this Commitment Letter and agree to be responsible for any failure by any third party to whom you disclosed this Commitment Letter or any portion thereof to maintain the confidentiality of this Commitment Letter or any portion thereof.
Prior to the Closing Date, unless otherwise required by law, the Commitment Parties shall have the right to review any public announcement or public filing made by you or your representatives relating to the New Revolving Facility, the New Facilities Documentation and the Amendment to the extent that any such announcement or filing references the Commitment Parties or any of their respective affiliates, before any such announcement or filing is made and you agree to consider any comments made by the Commitment Parties in good faith to such public announcement or public filing.
    (b)    Commitment Parties and their affiliates will use any information received by them in connection with the Transactions (including any information obtained by them based on a review of the books and records relating to you or any of your subsidiaries or affiliates) in accordance with Section 10.11 of the Existing Credit Agreement, the provisions of which are hereby incorporated herein, mutatis mutandis; it being understood that, for purposes hereof, (a) references to the “Loan Documents” shall be construed to include this Commitment Letter, the New Facilities Documentation, the Amendment and the Amended Credit Agreement and (b) references to “Confidential Information” shall be construed to include the Information.
    (c)    For the avoidance of doubt, nothing in this confidentiality provision shall prohibit any person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”), in each case without any notification to any person, to the extent that any such prohibition on disclosure set forth in this confidentiality provision shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
7.PATRIOT Act Notification. The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of them is required to obtain, verify and record information that identifies you and any additional Guarantors, which information includes your and their respective names, addresses, tax identification numbers and other information (including, for the avoidance of doubt, a certification regarding beneficial ownership as required by 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”)) that will allow the Commitment Parties and the other prospective Lenders to identify you and such other parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of us and the prospective Lenders.
8.Other Services.
(a)    Nothing contained herein shall limit or preclude the Commitment Parties or any of their respective affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you or any of your affiliates, or any other party that may have interests different from or adverse to such parties.
(b)    You acknowledge that the Commitment Parties and their affiliates (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities and persons with which you or your affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or
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Form of RCF Commitment Letter

persons, and (iii) have no obligation in connection with the Transactions to use, or to furnish to you or your affiliates or subsidiaries, confidential information obtained from other entities or persons. In addition, you acknowledge that certain of the Commitment Parties currently acts as Lender under the Existing Credit Agreement, and your rights and obligations under any other agreement with any Commitment Party or any of its affiliates (including the Existing Credit Agreement, the Amended Credit Agreement and the New Facilities Documentation) that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Commitment Letter, and none of such rights and obligations under such other agreements shall be affected by such Commitment Party’s performance or lack of performance of services hereunder.
(c)    In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the New Revolving Facility, the New Facilities Documentation, the Amendment and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, each of the Commitment Parties is and has been acting solely as a principal and not as a financial advisor, agent or fiduciary, for you or any of your management, affiliates, equity holders, directors, officers, employees, creditors or any other party, (iii) no Commitment Party or any affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party or any of its affiliates has advised or is currently advising you or your affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in this Commitment Letter, (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests, and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against any Commitment Party or any of their respective affiliates with respect to any breach or alleged breach of agency, fiduciary duty or conflict of interest.
(d)    You further acknowledge that each Commitment Party and its affiliates is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we or our affiliates may provide investment banking and other financial services to, and/or we or our affiliates may acquire, hold or sell, for our own or our affiliates’ accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and your subsidiaries and other companies with which you or your subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by us or our affiliates, or any of our or our affiliates’ customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. You acknowledge that each Commitment Party or its lending affiliate is currently acting as a Lender under the Existing Credit Agreement and your and such Commitment Party’s and its affiliates rights and obligations under the Existing Credit Agreement that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Commitment Letter, and none of such rights and obligations under such other agreements shall be affected by any Commitment Party’s performance or lack of performance hereunder. You hereby agree that the Commitment Parties may render their respective services under this Commitment Letter notwithstanding any actual or potential conflict of interest presented by the foregoing and you hereby waive any conflict of interest claims relating to the relationship between any Commitment Party and you and your affiliates in connection with the engagement contemplated hereby on the one hand, and the exercise by any Commitment Party or any of its affiliates of any of their rights and duties under the Existing Credit Agreement, on the other hand.
9.Termination. If this Commitment Letter correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts of this Commitment Letter not later than 11:59 p.m., New York City time, on March 10, 2025. This offer will automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence. In the event that (i) the Closing Date does not occur on or before April 14, 2025 or (ii) the TSA (as defined in the Term Sheet) is terminated in accordance with its terms, then this Commitment Letter and the commitments hereunder shall automatically terminate unless we shall, in our discretion, agree to an extension. You may terminate this Commitment Letter and/or the Commitment Parties’ commitments hereunder in full at any time after the date hereof. Solely to the extent required by Section 4 of this Commitment Letter, all fees accrued and expenses incurred prior to such termination shall be payable notwithstanding such termination.
10.Survival. The sections of this Commitment Letter relating to “Expenses”, “Indemnification”, “Confidentiality”, “Other Services”, “Survival”, “Governing Law” and “Miscellaneous” and “Information” shall survive any termination or expiration of this Commitment Letter.
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Form of RCF Commitment Letter

11.Miscellaneous. Each of the parties hereto hereby acknowledges and agrees that Sections 10.5 and 10.6 of the Existing Credit Agreement are hereby incorporated herein, mutatis mutandis; it being understood that, for purposes hereof, references to the “Loan Documents” shall be construed to include this Commitment Letter, the New Facilities Documentation, the Amendment and the Amended Credit Agreement. This Commitment Letter embodies the entire agreement and understanding among the Commitment Parties and you and your affiliates with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter. This Commitment Letter shall not be assignable by you without the prior written consent of the Commitment Parties, and any purported assignment without such consent shall be void, provided that any Lender Party may perform the services described herein through any of their respective affiliates or branches. This Commitment Letter is not intended to benefit or create any rights in favor of any person other than the parties hereto, the prospective Lenders and, with respect to indemnification, each Indemnitee. This Commitment Letter may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in, or relating to, this letter agreement or any document to be signed in connection with this letter agreement, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Commitment Letter may only be amended, modified or superseded by an agreement in writing signed by each of you and the Commitment Parties, and shall remain in full force and effect and not be superseded by any other documentation unless such other documentation is signed by each of the parties hereto and expressly states that this Commitment Letter is superseded thereby.

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Form of RCF Commitment Letter

We are pleased to have been given the opportunity to assist you in connection with this proposed financing transaction.
Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[Commitment Letter - Signature Page]
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Form of RCF Commitment Letter

BANK OF AMERICA, N.A.

By:
Name:
Title:

[Commitment Letter - Signature Page]
2
Form of RCF Commitment Letter

TRUIST BANK

By:
Name:
Title:

[Commitment Letter - Signature Page]
3
Form of RCF Commitment Letter

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:
Title:

[Commitment Letter - Signature Page]
4
Form of RCF Commitment Letter

CAPITAL ONE, NATIONAL ASSOCIATION

By:
Name:
Title:

[Commitment Letter - Signature Page]
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Form of RCF Commitment Letter

PNC CAPITAL MARKETS LLC

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Commitment Letter - Signature Page]
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Form of RCF Commitment Letter

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Commitment Letter - Signature Page]
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Form of RCF Commitment Letter

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Commitment Letter - Signature Page]
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Form of RCF Commitment Letter

Accepted and agreed to as of the date first above written:

THE E.W. SCRIPPS COMPANY

By:
Name:
Title:
[Commitment Letter - Signature Page]
9
Form of RCF Commitment Letter

SCHEDULE 1

New Revolving Commitments

[omitted]

Schedule 1
Form of RCF Commitment Letter

EXHIBIT A
New Revolving Facility
Summary of Terms and Conditions
Set forth below is a summary of the principal terms and conditions for the New Revolving Facility. Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the letter to which this Exhibit A is attached.

Borrower:	The E.W. Scripps Company, an Ohio corporation (the “Borrower”).
Revolving Lenders:
JPMorgan Chase Bank, N.A., Bank of America, N.A. (or any of its affiliates designated to act in such capacity), Truist Bank, Morgan Stanley Bank, N.A., Capital One, National Association and PNC Bank, National Association (each a “Revolving Lender” and, collectively, the “Revolving Lenders”) and such other financial institutions and other entities arranged by the Lead Left Arranger in consultation with the Borrower.

Administrative Agent and Swingline Lender:	JPMorgan Chase Bank, N.A. (in such capacities, the “Administrative Agent” or the “Swingline Lender”, as the case may be).
Joint Lead Arrangers and Joint Bookrunners:	JPMorgan Chase Bank, N.A., Bank of America, N.A., Truist Securities, Inc. and Morgan Stanley Senior Funding, Inc. (the “Lead Arrangers”).
Co-Managers:	Capital One, National Association, Wells Fargo Bank, National Association, Fifth Third Bank, National Association and PNC Capital Markets LLC.
Documentation Principles:
The terms of the New Revolving Facility will be documented in a new credit agreement that will also govern the New Tranche B-2 Term Loans and New Tranche B-3 Term Loans, each as defined in the Transaction Support Agreement, dated as of the date hereof (the “TSA”), by and among the Borrower, the Guarantors and the Consenting Holders (as defined therein) party thereto and will be based on the Existing Credit Agreement as updated to (i) give effect to the terms set forth in this Term Sheet and (ii) reflect the agreed modifications set forth in Annex II (the “Agreed Modifications”).

Facility:
A senior secured revolving credit facility (the “New Revolving Facility”, the loans thereunder, the “New Revolving Loans” and the commitments thereunder, the “New Revolving Commitments”) in an aggregate principal amount equal to $208 million, including a $25 million sublimit for the issuance of standby letters of credit (each, a “Letter of Credit”) by each Revolving Lender on a pro rata basis based on its commitment under the New Revolving Facility as of the Closing Date, and a $10 million sublimit for swingline loans (each, a “Swingline Loan”). Each Revolving Lender will purchase an irrevocable and unconditional participation in each Letter of Credit and Swingline Loan.

Use of Proceeds:	On and after the Closing Date, the New Revolving Facility will be used to provide ongoing working capital and for other general corporate purposes of the Borrower and its subsidiaries.
Closing Date:	The date of the effectiveness of the New Revolving Facility is referred to herein as the “Closing Date.”
Availability:	The New Revolving Facility will be available on a revolving basis from and after the Closing Date until the Revolving Credit Maturity Date (as defined below).
Incremental Facilities:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Refinancing Facilities:	Substantially the same as under the Existing Credit Agreement.
Interest Rates and Fees:	As set forth on Annex I hereto.
Default Rate:	With respect to overdue principal, the applicable interest rate plus 2.00% per annum, and with respect to any other overdue amount (including overdue interest), the interest rate applicable to ABR loans (as defined in Annex I hereto) plus 2.00% per annum and in each case, shall be payable on demand.
Letters of Credit:	Substantially the same as under the Existing Credit Agreement.
Exhibit A
Form of RCF Commitment Letter

Final Maturity:
July 7, 2027; subject to a springing maturity date (the “Springing Date”) that is (i) to the extent that more than $50 million in aggregate principal amount (including any refinancing that matures less than 180 days after the then latest maturity date of the New Revolving Facility) of the Borrower’s 5.875% senior notes due July 15, 2027 (the “2027 Unsecured Notes”) remains outstanding on such date, the date that is 180 days earlier than the stated final maturity with respect to the 2027 Unsecured Notes and (ii) if $50 million or less in aggregate principal amount of 2027 Unsecured Notes (including any refinancing that matures less than 180 days after the then latest maturity date of the New Revolving Facility) remain outstanding on any date from 180 days earlier than the stated maturity of the 2027 Unsecured Notes to the earlier of (x) the repayment in full or refinancing in full with indebtedness maturing more than 180 days after the then-latest maturity date of the New Revolving Facility, in each case, of the 2027 Unsecured Notes and (y) the stated maturity date of the 2027 Unsecured Notes, the first date on which the Borrower is unable to demonstrate to the Administrative Agent that it has sufficient liquidity (excluding any portion of the A/R Securitization Facility (as defined in the TSA)) to repay or refinance such remaining portion of the 2027 Unsecured Notes (the earlier of the Springing Date and July 7, 2027, the “Revolving Credit Maturity Date”).

Guarantees:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Exhibit A
Form of RCF Commitment Letter

Security:
Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications); provided that the Collateral shall exclude (i) equity interests in any Securitization Subsidiary and (ii) Receivables Assets and Securitization Assets sold or contributed to a Securitization Subsidiary in connection with any Qualified Securitization Financing or Receivables Facility, as the case may be; provided further that any accounts receivable or related assets that are not subject to any Qualified Securitization Financing or Receivables Facility shall remain “Collateral”.
“Receivables Assets” shall mean (a) any accounts receivable generated in the ordinary course of business owed to the Borrower or a Subsidiary (as defined in the Existing Credit Agreement, subject to the Agreed Modifications) and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Borrower to a commercial bank or an affiliate thereof in connection with a Receivables Facility.
“Receivables Facility” shall mean an arrangement between the Borrower or a Subsidiary and a commercial bank or an Affiliate thereof pursuant to which (a) the Borrower or such Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank (or such Affiliate) accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof, (b) the obligations of the Borrower or such Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Borrower and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements. The aggregate amount of commitments outstanding at any one time under all Receivables Facilities and Securitization Facilities shall not exceed $450,000,000 in the aggregate and in no event shall any borrowing thereunder exceed the lesser of $450,000,000 and the borrowing base under such facility.
“Securitization Assets” shall mean any accounts receivable generated in the ordinary course of business and related assets customary for inclusion in receivables/securitization transactions, in each case subject to a Securitization Facility.
“Securitization Facility” shall mean any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Borrower or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) a person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells, or grants a security interest in, Securitization Assets to another Securitization Subsidiary or a person that is not a Restricted Subsidiary. The aggregate amount of commitments outstanding at any one time under all Receivables Facilities and Securitization Facilities shall not exceed $450,000,000 in the aggregate and in no event shall any borrowing thereunder exceed the lesser of $450,000,000 and the borrowing base under such facility.

Exhibit A
Form of RCF Commitment Letter

“Securitization Repurchase Obligation” shall mean any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” shall mean any subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a securitization financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Qualified Securitization Financing” shall mean any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the board of directors or any authorized committee of such board of directors of the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries, (ii) all sales of the Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secured indebtedness under the credit agreements prior to engaging in any securitization financing shall not be deemed a Qualified Securitization Financing.

Mandatory Prepayments:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Voluntary Prepayments:
Substantially the same as under the Existing Credit Agreement; provided that the Borrower shall pay a “prepayment premium” in connection with any prepayment or repayment (including in connection with any refinancing, replacement, discharge, defeasance or similar transaction, or acceleration of the Term Loans on the exercise of remedies but, for the avoidance of doubt, excluding any mandatory prepayments) with respect to all or any portion of the New Tranche B-2 Term Loan Facility or New Tranche B-3 Term Loan Facility that occurs on or before the date that is twelve months after the Closing Date, in an amount equal to 1.00% of the principal amount of the New Tranche B-2 Term Loan Facility or New Tranche B-3 Term Loan Facility, as the case may be.

Conditions Precedent to Effectiveness of the New Revolving Facility:	The availability of the effectiveness of the New Revolving Facility on the Closing Date, will be subject solely to the applicable conditions in Exhibit B to the Commitment Letter.
Conditions to All Borrowings:	The making of each extension of credit under the New Revolving Facility shall be substantially the same as the Existing Credit Agreement.
Representations and Warranties:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Affirmative Covenants:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Negative Covenants:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Exhibit A
Form of RCF Commitment Letter

Financial Covenant:
The New Facilities Documentation will contain only the following financial covenant with regard to the Borrower and its Restricted Subsidiaries on a consolidated basis, solely for the benefit of the Revolving Lenders and solely when required as provided in the next paragraph:
•Maintenance of a maximum First Lien Net Leverage Ratio of, initially, not more than 3.50 to 1.00, which ratio will step down to 3.25 to 1:00 for the fiscal quarter ending December 31, 2026 and thereafter (the “Financial Covenant”).
The Financial Covenant will be tested as of the last day of each fiscal quarter commencing as of the last day of the fiscal quarter in which the Closing Date occurs (if otherwise applicable on such date).

Financial Definitions:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Events of Default:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Unrestricted Subsidiaries:	None.
Voting:
Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications); provided that any waiver, amendment, consent or modification that by its terms affects the rights or duties of Revolving Lenders holding Loans or Commitments of a particular Class of Revolving Loans or Commitments (but not the Revolving Lenders holding Loans or Commitments of any other Class of Revolving Loans or Commitments) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Revolving Lenders that would be required to consent if such Class of Revolving Lenders were the only Class of Revolving Lenders.

Cost and Yield Protection:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Assignments and Participations:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Expenses and Indemnification:	Substantially the same as under the Existing Credit Agreement (as modified to reflect the Agreed Modifications).
Governing Law and Forum:	New York.
Counsel to Agent, Lead Arrangers and Revolving Lenders:	Cahill Gordon & Reindel LLP.

Exhibit A
Form of RCF Commitment Letter

ANNEX I

Interest Rates:	The interest rates for the New Revolving Facility will be at the option of the Borrower, Adjusted Term SOFR plus 5.50% or Base Rate plus 4.50%.
	The Borrower may elect interest periods of 1, 3 or 6 months for Term SOFR (as defined in the Existing Credit Agreement) borrowings.
	Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be), in the case of Base Rate loans and interest shall be payable at the end of each interest period and, in any event, at least every three months.
Letter of Credit Fees:	Substantially the same as the Existing Credit Agreement).
Commitment Fees:	Initially, 0.50% per annum. Beginning with the delivery of financial statements for the fiscal quarter in which the Closing Date occurs, the commitment fee shall be determined by reference to the following pricing grid:
	Pricing Level	Senior Secured Net Leverage Ratio	Commitment Fee
	1	≥ 2.70:1.00	0.50%
	2	< 2.70:1.00 but ≥ 2.20:1.00	0.40%
	3	< 2.20:1.00 but ≥ 1.20:1.00	0.35%
	4	< 1.20:1.00	0.30%
Annex I
Form of RCF Commitment Letter

                                            ANNEX II

ANNEX II
THE E.W. SCRIPPS COMPANY
AGREED MODIFICATIONS5

Set forth below are covenants and certain other terms to be included in the definitive documentation relating to the New Credit Agreement. Capitalized terms used but not defined herein shall have the applicable meanings set forth in the Existing Credit Agreement or the TSA, as applicable.

	Reference	Existing Scripps Credit Agreement	New Credit Agreement
Indebtedness
1.	“Indebtedness” (§1.1)	Various
Indebtedness deemed to also include outstanding amounts under any receivables, factoring or similar facilities or securitizations whether or not the same would constitute indebtedness or a liability on the balance sheet of such Person according to GAAP.

2.	Incremental Debt (§2.24(c)) Ratio Debt (§7.1(k))
Freebie basket: $360 million

Ratio basket:
(i)    Pari passu indebtedness permitted provided that First Lien Net Leverage Ratio is less than or equal to 4.00 to 1.00 on a pro forma basis
(ii)    Junior secured indebtedness permitted provided that Senior Secured Net Leverage Ratio is less than or equal to 5.50 to 1.00
(iii) Unsecured Indebtedness permitted provided that Total Net Leverage Ratio is less than or equal to 6.00 to 1.00

Freebie basket: $50 million, subject to the following additional conditions:
•Cannot be used to repay Junior Debt
•Proceeds must be new money
Debt incurred pursuant to freebie basket or the ratio basket all subject to the following additional conditions:
•must be pari or junior in right of payment (and not senior).
•terms and conditions (including obligors, collateral, affirmative and negative covenants and events of default but excluding interest margin and other economic terms) must not be more favorable to the lenders providing such debt than those applicable to the B2 and B3 Term Loans.
•no earlier maturity date and no shorter WAL; junior debt must not have any amortization prior to the latest maturity date with respect to all Term Loans.
•cannot be provided by Affiliates.
•pari passu secured debt (in any form) subject to pricing MFN, including with respect to call protection.
•must be subject to an agreed first lien intercreditor agreement.
•shall not be guaranteed by any non-Loan Party.
•shall not be secured by non-Collateral assets.

5 All ratio calculations to exclude the A/R Securitization Facility.
Annex II
Form of RCF Commitment Letter

	Reference	Existing Scripps Credit Agreement	New Credit Agreement

•voluntary or mandatory prepayment of pari secured debt must be pro rata or less than pro rata with the Term Loans in the case of pari passu secured debt. Junior debt shall not require mandatory prepayments prior to the payment in full of the obligations in respect of the Term Loans in cash.
•no Event of Default or Default.
Ratio basket:
(i) Pari passu indebtedness permitted provided that First Lien Gross Leverage Ratio is less than or equal to 2.00 to 1.00 on a pro forma basis
(ii) Junior secured indebtedness permitted provided that Senior Secured Net Leverage Ratio is less than or equal to 4.50 to 1.00
(iii) Unsecured Indebtedness permitted provided that Total Net Leverage Ratio is less than or equal to
5.00 to 1.00

Revolver Class Vote to amend or waive. [6]

3.	Capital Lease (§7.1(c))	Greater of $55 million or 15% of Consolidated EBITDA
$55 million
•existing $30 million cap leases with respect to the Denver facility to be grandfathered in pursuant to a schedule.
•cannot be made in bulk as part of a committed facility, and must be for bona fide business purposes.[7]

6 “Revolver Class Vote” or “RC class vote” shall mean the sum of more than 50% of the aggregate unused Extended Revolving Commitments at such time plus principal amount of any Extended Revolving Loans at such time.
7 Bona fide business purpose to be defined to exclude LME transactions.
Annex II
Form of RCF Commitment Letter

4.	Intercompany Indebtedness (§7.1(d))
Unlimited among restricted group as long as permitted by the corresponding investment covenants.
Indebtedness provided by Loan Party to non-Loan Party shall be subordinated in a manner reasonably acceptable to the Administrative Agent.

All debt of non-Loan Party to Loan Party shall be deemed an Investment and utilize capacity under §7.4(k).
All intercompany Indebtedness owing from a Loan Party to a non-Loan Party must be subordinated in right of payment and unsecured.
In addition, no Indebtedness incurred by any Subsidiary that is not a Loan Party, the proceeds of which are or are contemplated to be lent by such Subsidiary to any Loan Party may be Guaranteed by any Loan Party nor shall any Loan Party provide any other credit support in respect of such Indebtedness (the “Double-Dip Protection”). For the avoidance of doubt, Double-Dip Protection is to apply to all intercompany Indebtedness owing from the Borrower or a Loan Party to a non-Loan Party regardless of whether or not incurred under §7.1(d). Revolver Class Vote to amend or waive Double-Dip Protection (including those provisions covered by the prior sentence).

Subordination of intercompany debt will be pursuant to terms of an intercompany subordination agreement satisfactory to the AHG.

5.	Non-Loan Party Cap (Permitted Acquisition Debt (§7.1(f)) / Ratio Debt (§7.1(k))	Sub-cap on non-loan party of the greater of $55 million and 15% of Consolidated EBITDA (shared with non-loan party debt basket).	Eliminate Non-Loan Party ratio/acquisition debt concept. Revolver Class Vote required to restore any NLP capacity.
Annex II
Form of RCF Commitment Letter

6.	Incurred / Assumed Acquisition Debt (§7.1(f))
Uncapped Indebtedness incurred or assumed in connection with a Permitted Acquisition, as long as:
•if pari passu, subject to pro forma First Lien Net Leverage Ratio at 4.0x, and MFN Protection if incurred in contemplation of the transaction, subject to First Lien Intercreditor Agreement;
•if junior, subject to pro forma Senior Secured Net Leverage Ratio at 5.5x, subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;
•if unsecured, subject to pro forma Total Net Leverage Ratio at 6.0x;
•if incurred by a non-Loan Party, subject to Non-Loan Party Cap.

In each case, subject to:
•no Event of Default;
•no shorter Weighted Average Life to Maturity;
•do not mature prior to the date that occurs 91 days following the Latest Maturity Date of any class of Term Loans;
•no more restrictive or onerous terms;
•delivery of a Responsible Officer’s certificate 5 Business Days ahead of incurrence of such indebtedness;
•other than the Indebtedness incurred by non-Loan Party, shall not be guaranteed by any person other than the Guarantor;
•shall not be secured by non-Collateral.

Uncapped Indebtedness incurred in connection with a Permitted Acquisition subject to the same ratios as Ratio Debt and such acquisition being for a bona fide business purpose.

Incurred Indebtedness to be subject to restrictions set forth under “Incremental Debt” including the MFN Protections.

Assumed Indebtedness capped at $55 million and must be non-recourse to the Collateral and not incurred in contemplated of the transaction but is not subject to restrictions set forth under “Incremental Debt” or the MFN Protections.

Revolver Class Vote to amend or waive.

Annex II
Form of RCF Commitment Letter

7.	Intercompany Guarantees (§7.1(g))	Guarantees by Loan Party of non-Loan Party Indebtedness shall be subject to the corresponding investment covenants.	All intercompany guarantees shall be deemed to be an Investment and utilize capacity under §7.4(k). Revolver Class Vote to amend or waive
8.	General Debt (§7.1(l))	Greater of $45 million or 12.5% of Consolidated EBITDA.
$45 million, subject to the following conditions:
a.If incurred by a Loan Party, must be unsecured or if secured, secured by the Collateral and on a junior lien basis.
b.Must be incurred for a bona fide business purpose and not for any other purpose.
c.Cannot be provided by an Affiliate.
d.No Event of Default or Default.

Revolver Class Vote to amend or waive clauses (a)-(c).

9.	JV Debt Basket (§7.1(n))	Greater of $25 million and 7.5% of Consolidated EBITDA.	$15 million. a.Must be a joint venture formed for a bona fide business purpose with a non-affiliate. Revolver Class Vote to amend or waive this element. b.No Event of Default or Default.
10.	Non-Loan Party Debt Basket (§7.1(o))	Greater of $55 million and 15% of Consolidated EBITDA (shared with non-loan party sub-cap on acquisition ratio debt and general ratio debt)
$5 million
a.Must be incurred for a bona fide business purpose and not for any other purpose.
b.Cannot be provided by an Affiliate.
c.No Event of Default or Default.

Revolver Class Vote to amend or waive clauses (a) and (b).

11.	Contribution Debt, “Excluded Contributions” (§7.1(p), §1.1)	Not to exceed the 100% of the net cash proceeds from the issuance or sale of Qualified Equity Interest of the Borrower.	Eliminate concept and remove basket.
Annex II
Form of RCF Commitment Letter

12.	Refinancing Term Loans, Replacement Revolving Facilities, Refinancing Notes (§7.1(s), 2.24(e), 2.24(g))
Refinancing Term Loans: Borrower may establish one or more additional tranches of term loans under this Agreement to refinance in whole or in part any class of Term Loans, as long as:
•conditions Precedents in §3.2 are satisfied;
•no earlier maturity than the Term Loans being refinanced;
•no shorter Weighted Average Life to Maturity than the Term Loans being refinanced;
•principal amount not to exceed the outstanding amount of the Term Loans being refinanced plus fees, premiums, costs and expenses (including OID) and accrued interest);
•terms substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than those applicable to the Term Loans being refinanced;
•if pari passu, such refinancing indebtedness shall be subject to the First Lien Intercreditor Agreement; if junior, subject to a customary intercreditor agreement; and
•shall not be guaranteed by non-Loan Party.

Replacement Revolving Facilities and Refinancing Notes have similar conditions.

Refinancing debt to include the following modifications:
a.can only be incurred as debt pari passu or junior in payment priority.
b.cannot provide for greater than pro rata voluntary and mandatory prepayments.
c.cannot be incurred to influence voting thresholds and exit consents shall be prohibited.
d.shall not be secured by non-Collateral.
e.proceeds must be new money and applied pro rata to all Lenders.
f.subject to pricing MFN, including with respect to call protection.

Refinancing notes must be subject to the same conditions listed above.

Revolver Class Vote to amend or waive.

Annex II
Form of RCF Commitment Letter

13.	Receivables/Securitization Facility	N/A
The terms governing the New Term Loans shall permit a Qualified Securitization Financing and Receivables Facility in an aggregate amount at any time up to $450 million. The Existing Credit Agreement shall be modified to permit such facilities, including by modifying the definition of “Permitted Investments”, the definition of “Permitted Liens”, the Indebtedness covenant (§7.1), the Restricted Payments covenant (§7.5), the Sale of Assets covenant (§7.6) and the Transactions with Affiliates covenant (§7.7) to permit transactions in connection with a Qualified Securitization Financing or a Receivables Facility.

Commitments cannot exceed $450 million.

Borrowings cannot exceed the greater of $450 million and the borrowing base.

“Securitization Assets” cannot include real estate assets, mortgage receivables or related assets. Receivables and securitizations shall be limited solely to bona fide accounts receivables generated in the ordinary course of business and related assets customary for inclusion in receivables/securitization transactions.

Any such facility shall have a right of first offer for any refinancing/replacement of such facility in whole, not in part; permitted refinancings (or any amendments) will prohibit make-wholes or call premiums in excess of 102.  For the avoidance of doubt, this sentence is only binding upon the Borrower and not any lender under a Qualified Securitization Financing/Receivables Facility (and will not restrict such lender’s ability to assign).
Revolver Class Vote to amend or waive.

14.	Revolver
Revolving credit facility to be subject to buyout option in favor of Term Loan Lenders exercisable at any time that will require purchase at par in cash of all, and not less than all, funded revolving loans and assumption of all unfunded commitments, accrued and unpaid interest and accrued and unpaid fees (including letter of credit participation fees), plus cash collateralizing all outstanding letters of credit.

Liens
15.	Leases and licenses (“Permitted Liens” (m))	Leases, subleases, licenses or sublicenses on the property covered thereby, in each case, in the ordinary course of business which do not (i) materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) secure any Indebtedness.	All carve-outs for licenses and sub-licenses must be for non-exclusive licenses and sub-licenses throughout the agreement.
16.	Non-Loan Party Liens (“Permitted Liens” (i)(i))	Liens securing debt incurred by non-Loan Party as long as permitted by debt covenants.
To be permitted so long as secured solely by assets of a non-Loan Party, but can only be utilized in connection with debt incurred pursuant to §7.1(o) and §7.1(n).
Revolver Class Vote to amend non-Loan Party assets limitations.

17.	Lien on Unrestricted Subsidiary (“Permitted Liens” (p))	Lien on assets or equity interests of Unrestricted Subsidiary that secures non-recourse debt of Unrestricted Subsidiary.	Remove basket.
Annex II
Form of RCF Commitment Letter

18.	General Liens (§7.2(f))	Greater of $45 million or 12.5% of Consolidated EBITDA.	$45 million. If secured on Collateral, must be junior in priority. Revolver Class Vote to amend junior priority requirement.
Investments
19.	Investment permitted by Disposition covenant (§7.4(d))	Uncapped Investments constituting non-cash proceeds as long as permitted by §7.6.	Limited to transactions with an unaffiliated third party for bona fide business purposes. Revolver Class Vote to amend or waive.
20.	General Investments (§7.4(e))	Greater of $120 million or 33% of Consolidated EBITDA, subject to no Event of Default.
$40 million.
a.Must be for a bona fide business purpose.
b.Cannot be used for investments in non-Loan Parties other than for JVs for bona fide business purposes.
c.No Event of Default or Default.

Revolver Class Vote to amend or waive clauses (a) and (b) above.

21.	Ratio Investments Basket (§7.4(f))	Cannot exceed 4.00x Total Net Leverage Ratio, subject to no Default or EoD and delivery of compliance certificate.
3.25x Total Net Leverage Ratio
a.Must be for a bona fide business purpose.
b.Cannot be used for investments in non-Loan Parties other than for JVs for bona fide business purposes.
c.No Event of Default or Default.
d.Compliance certificate
Revolver Class Vote to amend or waive clauses (a) and (b) above.

22.	Loans and Advances to Employees and D&Os (§7.4(g)(i))	$15 million	$5 million
Annex II
Form of RCF Commitment Letter

23.	Available Amount Basket (§7.4(i))
Up to the Available Amount so long as the Available Amount Conditions are satisfied (no EoD and Total Net Leverage Ratio does not exceed 5.0x).

Available Amount can be used for Investment and Restricted Payments (which includes Restricted Debt Payments), in an amount equal to the sum of:
•$135 million plus
•the Cumulative Retained Excess Cash Flow Amount plus
•returns in cash on Investments made utilizing the Available Amount plus
•FMV of Investments in Unrestricted Subs that are redesignated Restricted Subs plus
•the amount of all Net Proceeds From Equity Issuance plus
•Retained Declines Proceeds plus
•$195 million minus
•any usage of the Available Amount baskets for Investments or RPs

Starter basket for RPs consisting of preferred dividends of $75 million, subject to a 4.25x TNLR.  RPs consisting of preferred dividends using Available Amount will be permitted starting in FY 2027 if (1) less than $50mm of 2027 SUNs remain outstanding and (2) ECF YTD pro forma for pref dividend is positive.

Starter basket for all other purposes of $0.
•If incurred for other RPs, subject to 3.0x TNLR.
•If incurred for Investments, subject to 3.75x TNLR.
Retained ECF in all cases resets to $0.

Revolver Class Vote to amend or waive.

24.	Investments in Restricted Subs that are Non-Loan Parties (§7.4(k))	Greater of $25 million and 7.5% of Consolidated EBITDA.	$5 million a.Must be for a bona fide business purpose. b.No Event of Default or Default. Revolver Class Vote to amend or waive clause (a).
25.	Investments in JVs (§7.4(m))	Greater of $25 million and 7.5% of Consolidated EBITDA
$25 million.
a.Must be for a bona fide business purpose.
b.Must be a bona fide joint venture formed for a bona fide business purpose with an unaffiliated third party.
c.No Event of Default or Default.
Revolver Class Vote to amend or waive clauses (a) and (b).

26.	Investments in Unrestricted Subs (§7.4(n))	Greater of $25 million and 7.5% of Consolidated EBITDA	Remove basket. Revolver Class Vote to reinstate.
27.	Others (§7.4)	N/A
Investments to expressly include any capital contribution.

Investment capacity shall not be “replenished” above the original cost of such investment and in any event (i) no netting for returns if made in contemplation of such return or (ii) the return on the investment occurs substantially concurrently with the investment.

Revolver Class Vote to amend or waive.

Annex II
Form of RCF Commitment Letter

Fundamental Changes and Permitted Acquisition
28.	Fundamental Changes (§7.3(a))	Restricted Subsidiary may merge with and into an Unrestricted Subsidiary. Restricted Subsidiary may liquidate or dissolve if determined in good faith is in in the best interest of the Borrower.
Remove.

In the event of a liquidation or dissolution of a Loan Party, the assets of such Loan Party must be transferred to another Loan Party.

Revolver Class Vote to amend requirement that Loan Party assets be transferred to another Loan Party.

29.	Permitted Acquisition (§7.3(b))
Uncapped if the following conditions are satisfied:
•Assets/business acquired shall be in similar, related, ancillary or complementary business or lines of business with the Restricted Group;
•Borrower is able to incur at least $1 of additional debt under the ratio debt carveout after giving effect to such acquisition;
•acquired Equity Interests shall be pledged;
•acquisition consummated on a non-hostile basis and approved by the target’s board;
•business and assets acquired shall be free and clear of all Liens;
•10 Business Days’ prior written notice to Administrative Agent if acquisition consideration exceeds $100 million;
•no Default or Event of Default.

Same, except:
a.Any acquisition of a Person or assets must become a Loan Party or be pledged as Collateral.
b.Total Net Leverage Ratio, pro forma, shall be no worse than such ratio prior to the consummation of the acquisition.
Revolver Class Vote to amend or waive clause (a).

Restricted Payments
30.	Intercompany Restricted Payments (§7.5(a))	Uncapped payment of cash or dividends from Restricted Group to Loan Parties.	To expressly provide that no Restricted Payments by a Loan Party to a non-Loan Party is permitted. Revolver Class Vote to amend or waive express prohibition on RPs from Loan Party to non-Loan Party.
31.	General RP Basket (§7.5(b)(2)(i))	Greater of $95 million and 25% of Consolidated EBITDA	$10 million. Cannot be used to repay Junior Debt at any time. Cannot be used for payments in respect of preferred equity. Revolver Class Vote to amend or waive.
Annex II
Form of RCF Commitment Letter

32.	General RP Ratio Basket (§7.5(b)(2)(ii))	Cannot exceed 3.25x Total Net Leverage Ratio, subject to no EoD and delivery of compliance certificate	Cannot exceed 2.50x Total Net Leverage Ratio, subject to no EoD and delivery of compliance certificate. Revolver Class Vote to amend or waive.
33.	Available Amount Basket (§7.5(d))	Up to the Available Amount so long as the Available Amount Conditions are satisfied (no EoD and Total Net Leverage Ratio does not exceed 5.0x)	See #22 above.
34.	Dividends on Borrower’s common stock (§7.5(e))	Cannot exceed $50 million in any fiscal year and unused amounts may be carried forward to subsequent fiscal years in an aggregate amount not to exceed 25% of the permitted cumulative amount	$5 million per fiscal year (with carry-forward permitted).
35.	Cumulative Retained Excess Cash Flow Amount	An amount determined on a cumulative basis equal to the aggregate sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods	See Excess Cash Flow sweep below.
36.	Refinance of the 2027 Unsecured Notes and 2031 Unsecured Notes	N/A
2027 Unsecured Notes and 2031 Unsecured Notes can be refinanced or repurchased by the proceeds from debt incurred pursuant to the Ratio Debt basket as described above through the maturity of the 2027 Unsecured Notes.
Revolver Class Vote to amend or waive.

37.	Restrictions on payment in respect of the 2027 Unsecured Notes	N/A
Principal payments in respect of the 2027 Unsecured Notes shall not be permitted to be made with proceeds from the A/R Securitization Facility or borrowings under the New Revolving Facility or non-extending revolving facility.

Revolver Class Vote to amend or waive.

Asset Sales
38.	Sale of obsolete or worn out property in ordinary course (§7.6(a))	Uncapped sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations	Limited to obsolete or worn out assets and other immaterial property.
Annex II
Form of RCF Commitment Letter

39.	Asset Sale / Event of Loss Sweep (§2.12(c), 2.12(d))
100% of Net Cash Proceeds of Disposition by Loan Parties (individual or aggregate) and Event of Loss, in each case, in excess of $25 million, subject to reinvestment provisions (1 year plus 180 days if contractual obligations to reinvest arose during the 1 year, in each case, subject to no Event of Default).
•Not limited to sale of Collateral.
•Proceeds from the following Dispositions are excluded from sweep:
•Disposition of obsolete or worn-out property in ordinary course of business at FMV.
•Sale or disposition of products, services, receivables, and Permitted Investment, or licensing or sub-licensing of IP or other property in ordinary course of business and not interferes with the business of the Borrower and Restricted Subsidiaries;
•Disposition with an FMV per year $50 million per fiscal year.

Mandatory prepayments from asset sale proceeds are applied pro rata across term loan tranches.

a.Mandatory prepayments from asset sale proceeds shall be applied 70% to prepay the New Tranche B-2 Term Loan Facility on a pro rata basis and 30% to prepay the New Tranche B-3 Term Loan Facility on a pro rata basis, until the New Term Loans are repaid in full.

b.$5 million per annum de minimis threshold.

c.(i) Reinvestment within 1 year up to $50 million per annum subject to no EoD, shared with reinvestment right in replacement facilities with proceeds of permitted sale leasebacks described in the Sale/Leaseback below. (ii) If assets sold are Collateral, such proceeds must be reinvested in Collateral; if assets are sold by Loan Party, proceeds must be reinvested in a Loan Party. Revolver Class Vote to amend or waive this clause (c)(ii).

d.Asset sale sweep and Event of Loss sweep apply to Disposition/loss by all Subsidiaries, not only Loan Parties.

e.Notwithstanding the foregoing, all net cash proceeds received from the sale of Bounce or real estate portfolio must be used to pay down the Term Loans (with no reinvestment rights).

40.	Disposition of products in ordinary course (§7.6(b))	Uncapped as long as in the ordinary course of business and consistent with past practice.	Limited to non-exclusive licensing or sub-licensing.
41.	Sale/Leaseback (§7.6(c), §7.9)
Subject to asset sale sweep, any Sale/Leaseback permitted by §7.9.

Uncapped Sale/Leaseback Transaction of fixed or capital assets, plus an additional $40 million, subject to asset sale sweep and no Event of Default.
Unlimited sale-leasebacks (subject to the J.Crew blocker for the avoidance of doubt) made for 100% cash consideration and not less than FMV and 120 day requirement for fixed/capital assets, so long as 100% of proceeds used to repay Term Loans, subject to the right to reinvest within 365 days in a replacement facility of up to $50M per annum shared with the reinvestment right in respect of other asset sales.
Annex II
Form of RCF Commitment Letter

42.	Disposition of radio assets (§7.6(e))	Uncapped sale of radio assets or equity of a Restricted Subsidiary the asset of which are substantially all radio assets, subject to asset sale sweep and no Event of Default.	Remove basket.
43.	Exchange of television broadcast station or radio station or of long-term station operating assets or cash or any digital business (§7.6(g))	Uncapped exchange for cash, Permitted Investments or Station operating assets or digital business operating assets, as along as (i) no Event of Default; (ii) for fair market value; (iii) maximum 35% cash consideration paid / received by Loan Parties; and (iv) delivery of 5 Business Day prior written notice to the Administrative Agent and other information required by Administrative Agent.	All cash proceeds subject to sweep. Must be for bona fide business purposes.
44.	General Asset Sale Basket (§7.6(h))	Asset sales permitted at FMV and at least 75% cash proceeds or Permitted Investments (with designated non-cash consideration deemed to be cash consideration up to greater of $100 million and 2% of Consolidated Total Assets, shared with basket for non-cash consideration from sale of TV broadcast stations), subject to no EoD
75% cash consideration.

Designated non-cash consideration: $5 million.

a.Must be for a bona fide business purposes.
b.Cannot be used to sell all or substantially all of the Borrower’s and its Subsidiaries’ assets (taken as a whole).

Revolver Class Vote to amend or waive clauses (a) and (b).

45.	Disposition of television broadcast station or long-term station operating assets or of any digital business (§ 7.6(i))
Uncapped, so long as (i) for fair market value, (ii) 75% proceeds consist of cash or Permitted Investment; (iii) no Event of Default, and (iv) written notice to the Administrative Agent 5 Business Day ahead of the disposition, with additional information that the Administrative Agent may require.

Designated non-cash consideration: $100 million or 2.0% of Consolidated Total Assets, shared with the general basket under §7.6(h).

Designated non-cash consideration to be $5 million.
a.Must be for a bona fide business purpose
b.Cannot be used to sell all or substantially all of the Borrower’s and its Subsidiaries’ assets (taken as a whole).
Revolver Class Vote to amend or waive clauses (a) and (b).

46.	FCC Auction sale (§7.6(j))	Uncapped Disposition of equipment, spectrum usage rights, broadcast licenses, or related assets in connection with any spectrum reallocation resulting from the FCC’s incentive auction of TB broadcast spectrum pursuant to 47 U.S.C. §1452(b)(4)(A).	Must be for fair market value and bona fide business purposes. Proceeds shall be subject to Asset Sale Sweep.
47.	Additional De Minimis Asset Sale Basket (§7.6(k))	Aggregate fair market value cannot exceed $50 million in any fiscal year	$10 million in any fiscal year. If used for sale of Bounce or sale of real estate assets, proceeds shall be subject to Asset Sale Sweep.
48.	Others	N/A	No disposition of Equity of Loan Party to non-Loan Party and any permitted disposition will be deemed to be an Investment and utilize capacity under §7.4(k). Revolver Class Vote to amend or waive.
Other basket related items
Annex II
Form of RCF Commitment Letter

49.	Available Amount
Means an amount equal to the sum of:
•$135 million plus
•the Cumulative Retained Excess Cash Flow Amount plus
•returns in cash on Investments made utilizing the Available Amount plus
•FMV of Investments in Unrestricted Subs that are redesignated Restricted Subs plus
•the amount of all Net Proceeds From Equity Issuance plus
•Retained Declines Proceeds plus
•$195 million minus
•any usage of the Available Amount baskets for Investments or RPs
See #22 above.
50.	Growers	Various baskets equal to the greater of a dollar amount and percentage of EBITDA or Consolidated Total Assets.	Eliminate EBITDA and Assets growers.
Financial Terms
51.	Consolidated EBITDA
Add-backs include:
•Uncapped fees, expenses, charges or losses related to any issuance of Equity Interests, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (whether or not successful), and modifications
•All extraordinary, unusual or non-recurring expenses, losses or items
•All non-recurring cash expenses for business optimization expenses and other restructuring charges
•Pro forma run rate cost savings, operating expense reductions and synergies – 25% Consolidated EBITDA cap 12 month look-forward period
•Comcast Retransmission Adjustment

To be the same as existing except:
(i)    all references to “synergies” clause (iii) shall be replaced with a reference to “cost synergies”;
(ii)    the reference to “24 months” in clause (iii)(y) shall be changed to “12 months”;
(iii)    pro forma cost-saving add-backs, Regulation S-X add-backs, non-recurring cash add-backs and extraordinary losses exclusion in CNI capped at 20% in the aggregate.; and
(iv)    clause (iv) shall be deleted.

Revolver Class Vote as it relates to the financial covenant.

52.	Consolidated Total Debt	Does not include a carveout for “all obligations under any Qualified Securitization Financing or Receivables Facility”.	To expressly carveout “all obligations under any Qualified Securitization Financing or Receivables Facility”. Revolver Class Vote as it relates to the financial covenant.
53.	Cash Netting	Uncapped	$50 million Revolver Class Vote as it relates to the financial covenant.
Annex II
Form of RCF Commitment Letter

54.	Excess Cash Flow
Consolidated EBITDA plus decrease in Working Capital minus various deductions including:
•Taxes paid in cash;
•Interest paid in cash;
•Principal debt repayments;
•Cash spent on acquisition, investments and dividends;
•Certain capital expenditures;
•Net increases in Working Capital;
•Cash spent on contractual obligations not completed yet but planned for the near term.
Exclude §7.4(k) as a deduct.
Annex II
Form of RCF Commitment Letter

55.	Excess Cash Flow sweep (§2.12(e) and the definition of “Required Percentage”)
With respect to an Excess Cash Flow Period, the Borrower shall apply 50% of Excess Cash Flow to the prepayment of Term Loans, with step-downs to 25% and 0% at a First Lien Net Leverage Ratio of less than or equal to 3.50 to 1.00 and 3.00 to 1.00, respectively.

The Cumulative Retained Excess Cash Flow Amount builds the Available Amount, which is subject to a leverage test and no Event of Default.

(i)With respect to the first $100 million of Excess Cash Flow, 100% of such Excess Cash Flow shall prepay the New Tranche B-2 Term Loans and the New Tranche B-3 Term Loans;
(ii)With respect to the next $100 million of Excess Cash Flow, 65% of such Excess Cash Flow shall prepay the New Tranche B-2 Term Loans and the New Tranche B-3 Term Loans;
(iii)With respect to any amount above $200 million of Excess Cash Flow, 50% shall prepay the New Tranche B-2 Term Loans and the New Tranche B-3 Term Loans;

in each case, on a pro rata basis between the New Tranche B-2 Term Loans and the New Tranche B-3 Term Loans; provided that for the fiscal year ending December 31, 2026 only, the first $50 million of Excess Cash Flow shall be paid to the New Tranche B-3 Term Loans.

The portion of Excess Cash Flow not required to prepay the New Term Loans (the “Cumulative Retained Excess Cash Flow Amount”) shall (i) build the Available Amount and (ii) separately build capacity to prepay or redeem the 2027 Unsecured Notes or other junior indebtedness (including any refinancings of the 2027 Unsecured Notes or other junior indebtedness) (the “Junior Debt ECF Basket”), in each case from the new closing date. For the avoidance of doubt, usage of the Junior Debt ECF Basket shall not be subject to a leverage test or default blocker. Any usage of such Cumulative Retained Excess Cash Flow Amount under the Available Amount shall reduce availability under the Junior Debt ECF Basket and any usage of such Cumulative Retained Excess Cash Flow amount under the Junior Debt ECF Basket shall reduce availability under the Available Amount. Declined Junior Debt ECF to be offered to Term Loans on pro rata basis before they can be used to build RP basket capacity for preferred dividends. ECF declined by Term Loan Lenders may be used to repay junior debt or make preferred dividends.

Definitions
56.	“Unrestricted Subsidiary”	Ability to create Unrestricted Subsidiaries.	Eliminate “Unrestricted Subsidiaries” concept globally. See row 64, clause 4(e) below.
57.	“Material Subsidiary”	5.0% of the total assets or 5% of revenues or net income of the Borrower and its Subsidiaries.	2.5% of the total assets or 2.5% of revenues or net income individually or in the aggregate, of the Borrower and its Subsidiaries.
58.	“Immaterial Subsidiary”	N/A	Any direct or indirect Subsidiary of the Borrower that is not a Material Subsidiary.
59.	“Obligations”	Various	To include all prepayment premium and expressly refer to the indemnity under §10.3.
Annex II
Form of RCF Commitment Letter

60.	“Material Indebtedness”	(b) Indebtedness (other than the Loans and Letters of Credit) of the Borrower or any of its Restricted Subsidiaries, individually or in an aggregate committed or outstanding amount exceeding $50,000,000.	$25 million.
Miscellaneous
61.	Articles III, IV and V	Various	Articles III, IV and V subject to specialist comments to be mutually agreed in connection with definitive documentation to reflect customary provisions for credit agreements of this nature.
62.	Waivers and Amendment (§7.15)
No amendment or waiver with respect to Organizational Documents that would be materially adverse to the Lenders.

No amendment, modification or waiver with respect to the terms of any Junior Debt unless no Material Adverse Effect.
No modification, amendment or waiver to Junior Debt documents if materially adverse to Lenders. Modifications that are deemed to be materially adverse to the interests of the Lenders to include, without limitation: (i) the inclusion of a financial maintenance covenant, (ii) the imposition of additional mandatory prepayment obligations, (iii) amendments that shorten the scheduled final maturity or shorten the weighted average life to maturity of the applicable Indebtedness, (iv) restrictions on the ability of the Borrower or any Guarantor to make payments under the loan documents or (v) amendments to the level of cash interest payments.
63.	Event of Default (Article VIII)	Various Cross-default threshold of $50 million	The “Restricted Material Subsidiaries” in §8.1(h), §8.1(i) and §8.1(j) to be changed to “the Borrower or any Subsidiary other than Immaterial Subsidiaries”. Cross-default threshold of $25 million.
64.	“Chewy” Blocker (§9.9)	None. Guarantor shall be released if ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents.
No Guarantor shall be released from its obligations under its Guaranty unless each of the following conditions are satisfied:
a.no Default or Event of Default shall have occurred and be continuing.
b.Guarantor ceases to be a Subsidiary.
c.the primary purpose of the transaction resulting in such release must be for a bona fide business purpose in a transaction on an arm’s length basis with an unaffiliated third party, and not to evade the obligations under the applicable Guaranty.
d.at the time of such release (after giving effect thereto), all outstanding debt of, and investments in, such Guarantor would then be permitted to be made under in accordance with the relevant provisions of the debt and investment covenants (without relying on capacity provided for in §7.4(d)).
e.such Subsidiary shall not be (or shall be simultaneously released as) a guarantor under other funded debt.

Annex II
Form of RCF Commitment Letter

65.	Amendments (§10.2(b))	Various
1. Consent of each affected Term Lender is required for changes to §2.12(g).  Required Lender vote for changes to mandatory prepayment provisions (subject to the reinvestment right in Loan Parties as covered below).
2. Consent of all Lenders for changes to §2.21(c) or any other provision on pro rata treatment and application of proceeds.
3. Consent of all affected lenders for changes to §2.28(a) and §2.29 with respect to the requirement to offer to the applicable lenders.
4. All Lender vote for the following amendments; provided that if the transaction is offered to all lenders on the same terms (including any consent fee, all backstop fees (except as provided below) and all other economics and structural and other protections to be included but excluding bona fide good faith market backstop fees) at the same time based on their pro rata share of outstanding loans and commitments (after giving effect to any pro rata reductions of commitments as part of the transactions), then 66.67% vote plus Revolver Class Vote;
a.Chewy Blocker
b.J. Crew Blocker
c.Double Dip Protection
d.changes to §10.4(b)(v)
e.permitting to exist or designate any subsidiary as an “unrestricted subsidiary” or changes to “Subsidiary” to permit the existence of an entity outside of the covenants
f.LME Covenant (including definition of “Liability Management Transaction” and application of the term “Liability Management Transaction” in Credit Documents)
g.Incora blocker
h.Pluralsight blocker (subject to review and agreement on the appropriate language)

Annex II
Form of RCF Commitment Letter

5. Affected lender vote to:

       a.    postpone, or have the effect of postponing, any date scheduled for the payment of principal interest, premiums, fees or any other amount (including by making any payment payable in kind rather than in cash);
      b.    change, or have the effect of changing, the type or currency of any payment;
          c.    extend, or have the effect of extending or adding, any grace period relating to, any payment of principal of, or interest on, any Loans, or any fees or other amounts payable for more than 10 Business Days (provided; however, the 10 Business Day period shall not apply to payment of principal);

Required Lenders cannot waive any EoD related to a transaction violates RC-specific class voting provisions, which transaction shall be void ab initio.

In addition, the right of any lender to bring suit for the enforcement of any payment of principal of, and premium (if any) or interest on, any loan on or after the maturity date applicable thereto shall not be impaired or affected without the consent of such lender.

6. §10.2(b)(x) will be changed to also apply to each Term Loan class separately and §10.2(b)(ix) for the Revolving Lenders should be changed in a similar manner to also apply to each Revolving Loan class separately.

7. Revolver Class Vote to (x) amend or waive any provision of any existing ICA or enter into a new ICA or (y) amend or waive any waterfall or remedial provisions in any Security Document that adversely and disproportionately affects the rights, remedies and/or pro rata treatment of the Revolver.

8. Amendments to §2.27 will include any other similar provision in any Loan Document.

9. All lender vote amend, modify or waive any definition to the extent applicable to any of the sacred rights provisions to the extent such amendment, modification or waiver would have the effect of any of the amendments, modifications or waivers that are limited by such clauses (except in connection with a transaction that satisfies the requirement to offer to all lenders, in which case the voting standards applicable thereto will apply (66.67% plus Revolver Class Vote).

Annex II
Form of RCF Commitment Letter

10. Add express reference to “Required Revolving Lenders” (or similar term) to §10.2(b)(v).

11. Maintain existing revolver protections with respect to the financial covenant §10.2(b)(x)) (second sentence).

12. Revolver Class Vote shall be required to waive any condition to any Credit Extension of Revolving Loans (including the waiver of any Default or Event of Default the absence of which would be a condition to any Credit Extension of Revolving Loans).

13. Collateral/Guarantee Matters: All lender vote to amend the guarantor coverage test or release all or a material portion of the collateral or value of the guarantees; otherwise, any amendments that strip or release Collateral or amendments to the perfection requirements or Excluded Property or the requirement for DACAs require the consent of the Required Lenders plus the Revolver Class Vote.

Otherwise no changes from Existing Credit Agreement.

66.	Anti-Serta Protection (§10.2(b)(vii))
(vii) permit or allow any sale or release of, or the subordination of the Administrative Agent’s Lien in, all or substantially all of the Collateral except in conjunction with sales, transfers or releases of Collateral permitted hereunder, including §9.9, without the written consent of each Lender

All lender consent vote for lien or payment subordination with respect to, or sale or release of, all or a material portion of the Collateral or the value of the guarantees; provided that if the transaction is offered to all lenders on the same terms (including any consent fee, all backstop fees and all other economics and structural and other protections to be included but excluding bona fide good faith market backstop fees) at the same time based on their pro rata share of the outstanding loans and commitments (after giving effect to any pro rata reductions of commitments as part of the transactions), then 66.67% vote plus Revolver Class Vote.

Required Lender vote (no class voting) in connection with a DIP financing offered to all lenders on the same terms and conditions (including backstop fees, premiums and expenses, and all other economics and structural and other protections).

67.	Enter Consents	N/A	Disallow incurrence and/or reduction of obligations/commitments with the purpose to influence voting unless consented to by all affected Lenders.
68.	Expenses; indemnification (§10.3)	Various	Indemnification to cover transactions under the TSA and the Revolver Commitment Letter and both included as part of the secured obligations.
69.	Schedules	Various	All schedules to be reasonably satisfactory to the AHG.
70.	Limited Conditionality Acquisitions (§1.5)	Various	Remove and eliminate “Limited Conditionality Acquisitions” concept globally.
71.	Taurus Acquisition related terms, Cordillera Acquisition related terms	Various	Remove and eliminate such concepts globally.
Annex II
Form of RCF Commitment Letter

72.	LME provisions	N/A	Neither the Borrower nor any of its respective Subsidiaries shall directly or indirectly, (i) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any Equity Interests, (ii) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (iii) make or own any Investment in any other Person, (iv) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (v) convey, sell, lease or otherwise dispose of all or any part of its property or assets or to otherwise engage in any other activity, in each case, that is undertaken in connection with a Liability Management Transaction.[8]
8 “Liability Management Transactions” will be defined as any refinancing, retirement, exchange, extension, amendment, repurchase, replacement, or defeasance of any existing Indebtedness of the Borrower or any Subsidiary (including the Revolving Loans and the Term Loans) with any other Indebtedness, equity or quasi-equity (or the proceeds of any other Indebtedness, equity or quasi-equity) that is/are contractually, structurally or temporally senior (including as to lien priority with respect to any collateral, or by means of additional collateral or additional guarantors, obligors or other credit support) to any of the Revolving Loans and the Term Loans (including, for the avoidance of doubt, through any incurrence of Indebtedness, equity or quasi-equity by a Person that is not a Loan Party, whether or not such Person owns any assets or property).
Annex II
Form of RCF Commitment Letter

73.	J. Crew Blocker	N/A
(a) the Borrower shall not, nor shall it permit any Subsidiary to, transfer (whether as an Investment, Restricted Payment, Disposition or otherwise) in any respect, whether directly or indirectly or by one or more transactions (including pursuant to the release of any guaranty provided by any Loan Party or the transfer of equity of a Person that owns material Intellectual Property or otherwise transfer legal or beneficial ownership of, or an exclusive license to, any material intellectual property) any material intellectual property or any other material property or material asset to (x) any Subsidiary that is not a Subsidiary Loan Party, (y) any other Affiliate of the Borrower that is not a Loan Party or (z) any joint venture entity, (b) (i) no Subsidiary that is not a Subsidiary Loan Party, (ii) no other Affiliate of the Borrower that is not a Loan Party and (iii) no joint venture entity shall own or hold an exclusive license to any material intellectual property or any other material property or material asset at any time and (c) no Loan Party that owns or holds any material intellectual property or any other material property or material asset shall be permitted to become a non-Loan Party (it being understood that any dispositions, transfers or licenses or transactions made in contravention of this provision shall be void ab initio). To the extent that any ownership of any material intellectual property vests in a Subsidiary or any other Affiliate of the Borrower that is not a Loan Party or any joint venture entity, such Subsidiary, Affiliate or joint venture shall, as promptly as reasonably practicable, assign such ownership of such material intellectual property to a Loan Party or be designated as a Loan Party.

With respect to joint ventures, shall not be construed to prohibit any investment made in compliance with §7.4(e), (k) and (m).

FCC Licenses and spectrum to be expressly included under the definition of “material Intellectual Property”.

For the avoidance of doubt, this restriction shall not apply to the sale, transfer or disposition of accounts receivable and related accounts receivable collections, proceeds, records and other similar assets in connection with a permitted receivables facilities or qualified securitization facility.

Annex II
Form of RCF Commitment Letter

74.	Guarantor Coverage Test (§5.12, “Aggregate Subsidiary Threshold”)
At least 90% of total consolidated revenue and 90% of Consolidated Total Assets of the restricted group must provide credit support for the Obligations under the Credit Agreement. Excluded Foreign Subsidiaries
“Aggregate Subsidiary Threshold” shall mean an amount equal to ninety percent (90%) of the total consolidated revenue of the Borrower and its Restricted Subsidiaries for the most recent fiscal period as shown on the income statement of the Borrower most recently delivered pursuant to §5.1(a) or (b), as applicable, and ninety (90%) of the Consolidated Total Assets; provided, that, for purposes of determining the Aggregate Subsidiary Threshold as of the Closing Date, such determination shall be based on the pro forma balance sheet and related pro forma consolidated statement of income of the Borrower and its Restricted Subsidiaries provided to the Administrative Agent pursuant to §3.1(xiv).
95%
75.	Excluded Equity Interest (§1 of Security Agreement)	Equity Interests of any Foreign Subsidiary to the extent such Equity Interest exceeds 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled with vote.	OK to remove so long as no tax consequences for such Foreign Subsidiary.
76.	Account Control Agreement (§5.11 of Credit Agreement and §5(e) of Security Agreement)	Deliver Blocked Account Agreements within 5 Business Day upon opening any Deposit Accounts or Investment Accounts and Collateral Related Accounts.	DACAs required subject to customary carveouts and de minimis threshold (we would expect to have DACAs over existing accounts but we will need to conduct diligence on the company’s bank accounts to ensure that all material accounts are covered for the benefit of the lenders).
Annex II
Form of RCF Commitment Letter

77.	“Excluded Property” (Defined in Security Agreement)
"Excluded Property" means, collectively, (i) any permit, lease, license, contract, instrument, Equity Interest or other agreement held by any Grantor that prohibits, or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation by such Grantor of a Lien thereon and such consent has not been obtained, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (ii) any "intent to use" Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) any Deposit Account exclusively used for all or any of payroll, benefits, taxes, escrow, customs, insurance impress accounts or other fiduciary purposes, (iv) Equipment owned by any Grantor that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation of any other Lien on such Equipment and such consent has not been obtained, and (v) any FCC License; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above (unless such Proceeds, substitutions or replacements would constitute "Excluded Property" as defined above) provided, further, that if and when (1) the granting of such security interest is not so prohibited, or (2) upon the consent of any holder of a Lien of the type described in clause (i) or (iv) above, the Administrative Agent will be deemed to have, and at all times to have had, a Security Interest in such Excluded Property.

“Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument, Equity Interest or other agreement held by any Grantor that prohibits, or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation by such Grantor of a Lien thereon and such consent has not been obtained, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) any Deposit Account exclusively used for all or any of payroll, benefits, taxes, escrow, customs, insurance impress accounts or other fiduciary purposes, (iv) Equipment owned by any Grantor that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation  to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation of any other Lien on such Equipment and such consent has not been obtained, in each case after giving effect to the anti-assignment provisions in the UCC or other applicable law, and (v) any FCC License to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to applicable Communications Laws, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC License, the economic value of the FCC License, and the right to receive all proceeds derived from or in connection with the direct or indirect sale, assignment or transfer of the FCC License; provided that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above (unless such Proceeds, substitutions or replacements would constitute “Excluded Property” as defined above) provided, further, that if and when (1) the granting of such security interest is not so prohibited, or (2) upon the consent of any holder of a Lien of the type described in clause (i) or (iv) above, the Administrative Agent will be deemed to have, and at all times to have had, a Security Interest in such Excluded Property; provided, further, that, no asset or property shall constitute Excluded Property if such asset or property secures any Indebtedness that is secured on a pari passu basis with the Liens securing the Obligations or any Junior Debt (or any refinancings or successive refinancings in respect each of the foregoing).

Annex II
Form of RCF Commitment Letter

78.	“Subsidiary”
“Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing (except as used in the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its respective Subsidiaries for purposes of this Agreement or any other Loan Document, and the financial statements and consolidation of accounts of the Borrower and its Restricted Subsidiaries shall not, for purposes of this Agreement, be consolidated with any Unrestricted Subsidiary.
If the Borrower or any of its respective Subsidiaries owns or controls any equity interest of any Person and such ownership or control does not satisfy the requirements set forth in clauses (i) or (ii) above, such Person shall be deemed to be a “Subsidiary” hereunder unless such ownership or control is for legitimate business purposes and not for the purpose of effectuating any Liability Management Transactions.
79.	Others	N/A
Subject to further discussion with securitization providers, lenders to have a first lien on the equity of a newly formed SPV that is the direct or indirect parent of the A/R SPV Borrower (but not the A/R SPV Borrower) and will be subject to a non-disturbance/standstill agreement in favor of the securitization providers.

Annex II
Form of RCF Commitment Letter

EXHIBIT B
Exclusive Funding Conditions

The funding and availability of the New Revolving Facility on the Closing Date shall be subject solely to the satisfaction (or waiver by the Commitment Parties) of each of the following conditions applicable to such New Revolving Facility.

1.With respect to the New Revolving Facility, (i) the execution and delivery by the Borrower and the other Guarantors of the New Facilities Documentation to which such person is a party, which shall, in each case, be in all material respects in accordance with the terms of the Commitment Letter and the Term Sheet and which shall reflect New Tranche B-2 Term Loans and New Tranche B-3 Term Loans on the terms and conditions, and in the aggregate principal amount, set forth in the TSA as of the date hereof, and otherwise be reasonably acceptable in form and substance to the Commitment Parties (ii) delivery to the Administrative Agent of customary officer’s closing certificates, legal opinions, customary solvency certificate, organizational documents, customary evidence of authorization and good standing certificates in the jurisdiction of organization (if applicable), in each case with respect to each Loan Party (to the extent applicable) and (iii) guarantee and security documentation that is substantially the same as guarantee and security documentation entered into in connection with the Existing Credit Agreement.
2.The Amendment shall become effective on the terms set forth in Exhibit C hereto, including, without limitation, the repayment in full of all Tranche B-2 Term Loans outstanding thereunder and the termination of all existing Revolving Commitments under the Existing Credit Agreement provided by each Revolving Credit Lender that shall provide (i) a New Revolving Commitment under the New Facilities Documentation or (ii) a revolving commitment under the New Facilities Documentation in an amount equal to its Revolving Commitment under the Existing Credit Agreement on the Closing Date, which shall have the same pricing, maturity and financial covenant as the Revolving Facility under the Existing Credit Agreement, but shall not provide a New Revolving Commitment.
3. The Amendment shall have become effective.
4.All representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date), in each case before and after giving effect to the Closing Date.
5.No default or event of default under the New Facilities Documentation shall exist or would result from the establishment of the New Revolving Facility and the incurrence of New Revolving Commitments.
6.Since December 31, 2024, no Material Adverse Effect shall have occurred.
7.The Borrower and the other Loan Parties shall have received all approvals, consents, licenses and permits required in connection with the Transactions, which approvals, consents, licenses and permits remain in full force and effect.
8.The Administrative Agent shall have received, (i) at least three business days prior to the Closing Date (if requested in writing of the Borrower at least seven business days prior to the Closing Date), all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including without limitation, the Patriot Act) and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and is not excluded from the definition of “legal entity customer” under the Beneficial Ownership Regulation, at least three business days prior to the Closing Date, any Beneficial Ownership Certification.
9.All fees required to be paid on the Closing Date pursuant to this Commitment Letter, the Engagement Letter, any Fee Letter and all reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees and charges of a single counsel to the Lead Arranger and Revolving Lenders) incurred in connection with the New Facilities Documentation for which invoices have been presented at least one business day prior to the Closing Date shall, upon the consummation of the Transactions, have been, or will be substantially simultaneously, paid in full.
Exhibit B
Form of RCF Commitment Letter

EXHIBIT C
SUMMARY OF CONSENT SOLICITATIONS – EXISTING CREDIT AGREEMENT
CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE TRANSACTION SUPPORT AGREEMENT (THE “TSA”) OR THE TRANSACTION TERM SHEET, ATTACHED AS EXHIBIT A TO THE TSA.

The Credit Agreement Amendment, in respect of the Credit Agreement Exchange Offer & Amendment, will:
(1)    eliminate substantially all of the conditions precedents and related provisions in the Existing Credit Agreement, including the following conditions precedents:
•    Section 3.1 Conditions To Effectiveness;
•    Section 3.2 Each Credit Event;
•    Section 3.3 Delivery of Documents;
•    Section 3.4 Effect of Amendment and Restatement.

(2)    eliminate substantially all of the representations and warranties and related provisions in the Existing Credit Agreement, including the following representations and warranties:
•    Section 4.1 (Existence, Power);
•    Section 4.2 (Organizational Power; Authorization);
•    Section 4.3 (Capital Stock and Related Matters);
•    Section 4.4 (Governmental Approvals; No Conflicts);
•    Section 4.5 (Financial Statements);
•    Section 4.6 (Liabilities, Litigation and Environmental Matters);
•    Section 4.7 (Compliance with Laws and Agreements);
•    Section 4.8 (Material Contracts);
•    Section 4.9 (Investment Company Act, Etc.);
•    Section 4.10 (Taxes);
•    Section 4.11 (Margin Regulations);
•    Section 4.12 (ERISA);
•    Section 4.13 (Ownership of Property; Intellectual Property);
•    Section 4.14 (Disclosure);
•    Section 4.15 (Labor Relations);
•    Section 4.16 (Subsidiaries and Joint Ventures);
•    Section 4.17 (Solvency);
•    Section 4.18 (EEA Financial Institutions);
•    Section 4.19 (Patriot Act);
•    Section 4.20 (Anti-Corruption Laws and Sanctions);
•    Section 4.21 (Security INterests);
•    Section 4.22 (Use of Proceeds);
•    Section 4.23 (Licenses; FCC);
•    Section 4.24 (Beneficial Ownership Certification);

•

Exhibit B
Form of RCF Commitment Letter

(3)    eliminate substantially all of the affirmative covenants and related provisions in the Existing Credit Agreement, including the covenants:
•    Section 6.2 (First Lien Net Leverage Ratio);
•    Section 6.3 (Pro Forma Adjustments);
•    Section 5.1 (Financial Statements and Other Information);
•    Section 5.2 (Notice of Material Events);
•    Section 5.3 (Existence; Conduct of Business);
•    Section 5.4 (Compliance with Laws, Etc.);
•    Section 5.5 (Payment of Obligations);
•    Section 5.6 (Books and Records);
•    Section 5.7 (Visitation, Inspection, Etc.);
•    Section 5.8 (Maintenance of Properties; Insurance);
•    Section 5.9 (Use of Proceeds and Letters of Credit);
•    Section 5.10 (Further Assurances);
•    Section 5.11 (The Blocked Accounts);
•    Section 5.12 (Formation of Subsidiaries);
•    Section 5.13 (Real Estate);
•    Section 5.14 (Post-Closing Obligations);
•    Section 5.15 (Corporate Credit Ratings);
•    Section 5.16 (Conference Calls);

(4)    eliminate substantially all of the negative covenants and related provisions in the Existing Credit Agreement, including the following covenants:
•    Section 7.1 (Indebtedness);
•    Section 7.2 (Liens; Negative Pledge);
•    Section 7.3 (Fundamental Changes; Permitted Acquisitions);
•    Section 7.4 (Investments, Loans, Etc.);
•    Section 7.5 (Restricted Payments);
•    Section 7.6 (Sale of Assets);
•    Section 7.7 (Transactions with Affiliates);
•    Section 7.8 (Restrictive Agreements);
•    Section 7.9 (Sale and Leaseback Transactions);
•    Section 7.10 (Business of the Borrower and its Restrictive Subsidiaries);
•    Section 7.12 (Accounting Changes);
•    Section 7.15 (Waivers and Amendments);
•    Section 7.16 (Bank Accounts);

(5)    eliminate the mandatory prepayments and related provisions in set forth in clauses (b), (c), (d) and (e) of Section 2.12 in the Existing Credit Agreement;
(6)    eliminate the Events of Default and related provisions in paragraphs (c), (d) (with respect to those covenants that are the subject of the Credit Agreement Amendment), (e) (with respect to those covenants that are the subject of the Credit Agreement Amendment), (f), (g), (h), (i) (other than in respect of the Borrower), (j), (k), (l), (m), (n), (o), (p) and (q) of Section 8.1 (Events of Default) of the Existing Credit Agreement;
(7)    make amendments to document that the Required Lenders (as defined in the Existing Credit Agreement) shall consent to the designation of the Existing Credit Agreement as “Additional First Lien Obligations” (as defined in the Existing Intercreditor Agreement) and shall consent to such amendments to the Existing Intercreditor Agreement the parties agree are required to expressly appoint JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the New Credit Agreement, as “Controlling Collateral Agent” under the Existing Intercreditor Agreement;
(8)    make amendments to document that any payments in respect of principal, accrued fees and interests of the New Tranche B-2 Term Loans, the New Tranche B-3 Term Loans, the New Revolving Credit Commitments and the commitments under the Non-Extended Revolving Credit Facility shall be prior to any payments in respect of principal, accrued fees and interest of the Existing Tranche B-3 Term Loans held by Non-Participating Tranche B-3 Term Loan Lenders (or provide that the Existing Collateral Agent shall enter into an intercreditor agreement with the agent under the New Credit Agreement to provide such priority);

Exhibit B
Form of RCF Commitment Letter

(9)    amend and restate the definition of “Unrestricted Subsidiary” in its entirety as follows:
““Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower, whether now owned or hereafter acquired or created, that is designated by the Borrower as an Unrestricted Subsidiary, and (2) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”).”;
(10)    provide that, with respect to any Lender under the Existing Credit Agreement that is providing New Revolving Credit Commitments or Non-Extended Revolving Credit Commitments in an amount equal to the commitments under the Existing Revolving Credit Facility immediately prior to the transactions set forth in the TSA, any commitments under the Existing Revolving Credit Facility and any Existing Revolving Loans are terminated;
(11)    make amendments to permit the assignment and/or release of the Deposit Account Control Agreements (as defined in the certain Amended and Restated Pledge and Security Agreement, dated as of April 1, 2015, among the Company, Suntrust Bank as Administrative Agent, and the other parties thereto from time to time (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”) to the New Credit Agreement Agent;
(12)    provide that an entity to be agreed will be the administrative agent and collateral agent as successor to Wells Fargo Bank, National Association;
(13)    make any other amendment that the Company Group and the Required Consenting Holders that are Lenders under the Existing Credit Agreement deem necessary or desirable, in each case, to the extent that such amendment may be made with the consent of the Company and the Consenting Holders that are Lenders under the Existing Credit Agreement; and
(14)    the definitive documentation for the Credit Agreement Amendment shall be consistent with this Exhibit C in all material respects, with such modifications as contemplated by clause (9) above.

Exhibit B
Form of RCF Commitment Letter

Exhibit F-1
to Transaction Support Agreement
FORM OF SECURITIZATION COMMITMENT LETTER
[omitted]

1
Form of Securitization Commitment Letter

Exhibit F-2
to Transaction Support Agreement
FORM OF SECURITIZATION COMMITMENT LETTER
[omitted]

1
Form of Securitization Commitment Letter

Exhibit G
to Transaction Support Agreement
FORM OF TRANSFEREE JOINDER
The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Transaction Support Agreement (the “Agreement”), dated as of March 10, 2025, entered into by and among The E.W. Scripps Company (“Company”), certain other affiliates of the Company (collectively, with the Company, the “Company Group”), and certain holders of the Existing Term Loans (as defined in the Agreement), and, agrees to be bound to the terms and conditions thereof (including with respect to the Existing Term Loans acquired from the Transferor), and shall be deemed a “Consenting Holder” under the terms of the Agreement. All Existing Term Loans held by the Transferee (now or hereafter) shall be subject in all respects to the Agreement.
Date Executed: ___________, 2025
[Transferee’s Name]

By:
Name:
Title:

Existing Term Loans acquired from [Name(s) of Transferor]:

Holdings: $__________________ of Existing Tranche B-2 Term Loans
Holdings: $__________________ of Existing Tranche B-3 Term Loans
B-2 Exchange Commitments being assumed: $__________________

Address: [___________]

Exhibit H
to Transaction Support Agreement
FORM OF NEW CONSENTING HOLDER JOINDER
The undersigned hereby acknowledges that it has read and understands the Transaction Support Agreement (the “Agreement”), dated as of March 10, 2025, entered into by and among The E.W. Scripps Company (“Company”), certain other affiliates of the Company (collectively, with the Company, the “Company Group”), and certain holders of Existing Term Loans (as defined in the Agreement), and agrees to be bound to the terms and conditions thereof and shall be deemed a “Consenting Holder” under the terms of the Agreement. All Existing Term Loans held by the undersigned (now or hereafter) shall be subject in all respects to the Agreement.
Date Executed: ___________, 2025
[Consenting Holder’s Name]

By:
Name:
Title:

Holdings: $__________________ of Existing Tranche B-2 Term Loans
Holdings: $__________________ of Existing Tranche B-3 Term Loans

$__________________ of Existing Tranche B-2 Term Loans exchanged for New Tranche B-2 Term Loans

Address: [___________]